UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE
(RULE
14a-101)
SCHEDULE 14A
INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

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☐	Soliciting Material under §240.14a-12
DuPont de Nemours, Inc.
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NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:

At the 2025 Annual Meeting of Stockholders (the “Annual Meeting”), stockholders will vote on the following matters either by proxy or by voting online during the Annual Meeting:

Date: Thursday, May 22, 2025 Time: 1:00 P.M. Eastern Daylight Time Location*: Online at www.virtualshareholdermeeting.com/ DD2025

Agenda:

1.  Election of the 13 director nominees named in the Proxy Statement.

2.  Advisory resolution to approve executive compensation.

3.  Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2025.

4.  Transaction of any other business as may properly come before the Annual Meeting.

How to Vote

Your vote is important. Whether or not you plan on attending the Annual Meeting virtually, please vote your shares as soon as possible by internet, telephone or mail.

BY INTERNET www.proxyvote.com	BY PHONE 1-800-690-6903 or the number provided on your voting instructions	BY MAIL Use the postage-paid envelope provided

The Board of Directors (the “Board” or “Board of Directors”) of DuPont de Nemours, Inc. (the “Company” or “DuPont”) has set the close of business on March 31, 2025 as the record date for determining stockholders who are entitled to receive notice of the Annual Meeting and to vote.

As permitted by U.S. Securities and Exchange Commission (the “SEC”) rules, proxy materials were made available via the internet. Notice regarding availability of proxy materials and instructions on how to access those materials were mailed to certain stockholders of record on or about April 3, 2025 (the “Notice”). The instructions included how to vote online and how to request a paper copy of the proxy materials. This method of notice and access gives the Company a lower-cost way to furnish stockholders with their proxy materials.

Please see pages 7-8 of the Proxy Statement for information on attending the Annual Meeting virtually.

Thank you for your continued support and your interest in DuPont.

Peter W. Hennessey

Vice President, Associate General Counsel and Corporate Secretary

April 3, 2025

*

The Annual Meeting will be online and a completely virtual meeting of stockholders. The enclosed materials include instructions on how to participate in the Annual Meeting, including by voting and asking questions both before and during the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD ON MAY 22, 2025

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

2025 Proxy Statement

Cautionary Statement Regarding Forward Looking Statements

Certain statements within this Proxy Statement may constitute “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” and similar expressions and variations or negatives of these words. Forward-looking statements address matters that are, to varying degrees, uncertain and subject to risks, uncertainties and assumptions, many of which that are beyond DuPont’s control, that could cause actual results to differ materially from those expressed in any forward-looking statements. Forward-looking statements are not guarantees of future results. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made, and should consider the uncertainties and risks discussed in our 2024 Annual Report on Form 10-K and subsequent filings with the SEC. DuPont assumes no obligation to publicly provide revisions or updates to any forward-looking statements whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

Other Information

References to our website or other links to our publications or other information are provided for the convenience of our stockholders. None of the information or data included on our websites or accessible at these links is incorporated into, and will not be deemed part of, this Proxy Statement or any other filings with the SEC.

ii	2025 Proxy Statement

2025 Proxy Statement	iii

Proxy Statement

Summary

Annual Meeting of

Stockholders

Date and Time

May 22, 2025

1:00 P.M. Eastern Daylight Time

Place

Online at

www.virtualshareholdermeeting.com/DD2025

Record Date

March 31, 2025

This summary highlights information contained elsewhere in this Proxy Statement. It does not contain all information that you should consider, and you should read the entire Proxy Statement carefully before voting.

Meeting Agenda and Voting Recommendations

Agenda Item		Board Recommendation	Page

1	Election of Directors	For Each Nominee	21

2	Advisory Resolution to Approve Executive Compensation	For	76

3	Ratification of the Appointment of the Independent Registered Public Accounting Firm	For	77

2025 Proxy Statement	1

Proxy Statement Summary

About DuPont

We are a global innovation leader with technology-based materials and solutions that help transform industries and everyday life. Our employees apply diverse science and expertise to help customers advance their best ideas and deliver essential innovations in key markets including electronics, transportation, construction, water, healthcare and worker safety.

We were formed in 2015 as DowDuPont Inc. for the purpose of effecting an all-stock merger of equals transaction between The Dow Chemical Company (“TDCC”) and E. I. du Pont de Nemours and Company (“EID”). Effective August 31, 2017, pursuant to the merger of equals transaction contemplated by the Agreement and Plan of Merger, dated as of December 11, 2015, as amended on March 31, 2017, TDCC and EID each merged with subsidiaries of DowDuPont Inc. and, as a result, TDCC and EID became subsidiaries of DowDuPont (the “DWDP Merger”). Prior to the DWDP Merger, DowDuPont did not conduct any business activities other than those required for its formation and matters contemplated by the merger agreement for the DWDP Merger. On April 1, 2019, we completed the separation of the materials science business through the spin-off of Dow Inc. (“Dow”), including Dow’s subsidiary TDCC. On June 1, 2019, we completed the separation of the agriculture business through the spin-off of Corteva, Inc. (“Corteva”), including Corteva’s subsidiary EID.

The evolution of our portfolio of businesses continued with the closing of the divestiture of our Nutrition & Biosciences (“N&B”) business to International Flavors & Fragrances Inc. (“IFF”) on February 1, 2021 and the acquisition of Laird Performance Materials on July 1, 2021. On February 18, 2022, we announced the entry into an agreement with Celanese Corporation to divest the majority of our historic Mobility & Materials segment, excluding certain Advanced Solutions and Performance Resins businesses (the “M&M Divestiture”). We also announced on February 18, 2022, that our Board had approved the divestiture of the Delrin® acetal homopolymer business (“Delrin®” and such divestiture, the “Delrin® Divestiture”), subject to entry into a definitive agreement and satisfaction of closing conditions. The Delrin® Divestiture, together with the M&M Divestiture, are referred to as the “M&M Divestitures.” On November 1, 2022, we completed the M&M Divestiture and on November 1, 2023 we completed the Delrin® Divestiture with the sale of an 80.1% ownership interest in Delrin® to an affiliate of TJC LP. We acquired a 19.9 percent non-controlling interest and a $350 million note receivable in connection with the Delrin® Divestiture. On August 1, 2023, we also completed the acquisition of Spectrum Plastics Group (“Spectrum”), a recognized leader in specialty medical devices and components markets. In addition, we completed the acquisition of Donatelle Plastics, LLC (“Donatelle Plastics”), a medical device company specializing in the design, development and manufacture of medical components and devices, on July 28, 2024.

On May 22, 2024, we announced a plan to separate each of our Electronics and Water businesses in a tax-free manner to our stockholders (the “Previously Intended Business Separations”). On January 15, 2025, we announced we are targeting November 1, 2025 for the completion of the intended separation of the Electronics business (the “Intended Electronics Separation”). We also announced that we would retain the Water business. The Intended Electronics Separation will not require a shareholder vote and is subject to satisfaction of customary conditions, including final approval by our Board of Directors, receipt of a tax opinion from counsel, the filing and effectiveness of a Form 10 registration statement with the SEC, applicable regulatory approvals and satisfactory completion of financing. On March 26, 2025, we announced the proposed Board of Directors for the Electronics company following its separation from DuPont. Terrence R. Curtin, Kristina M. Johnson and Steven M. Sterin, each of whom are directors of DuPont standing for re-election at the Annual Meeting, are currently expected to become directors of the planned Electronics company upon completion of the Intended Electronics Separation. We currently expect that each of Ms. Johnson and Messrs. Curtin and Sterin will resign from the DuPont Board of Directors in connection with the Intended Electronics Separation.

To assist you in reviewing the proposals to be acted upon at the Annual Meeting, we call your attention to the following information about the Company’s 2024 financial performance, our key corporate governance policies and practices, and key executive compensation actions and decisions. The following description is only a summary. For more complete information about these topics, please review the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and this Proxy Statement.

2024 Financial
Performance Highlights

$12.4B

Full year 2024 Net Sales

$778M

Full year 2024 GAAP income
from continuing operations

$3.14B

Full year 2024 Operating
EBITDA*

$1.77

Full year 2024 GAAP EPS from
continuing operations

$4.07

Full year 2024 Adjusted EPS*

*  See Appendix A for further information, including a reconciliation of non-GAAP measures to the most directly comparable U.S. GAAP financial measures.

2

Proxy Statement Summary

Director Nominees

You are being asked to vote on the election of 13 directors. All directors are elected annually. Detailed information about each director’s background, skills and expertise can be found in Agenda Item 1 — Election of Directors.

(As of the date of this Proxy Statement) Name Age Current Position	Independent	Audit Committee	Nomination and Governance Committee	People and Compensation Committee	Environment, Health, Safety & Sustainability Committee	Other Current Public Boards

Amy G. Brady

Age 58 Chief Information Officer & Executive Vice President, KeyCorp	●	●			●

Edward D. Breen

Age 69 Executive Chairman, DuPont de Nemours, Inc.						1

Ruby R. Chandy

Age 63 Former President, Industrial Division, Pall Corporation	●	●			CH	2

Terrence R. Curtin(a)

Age 56 Chief Executive Officer, TE Connectivity	●	●	●			1

Alexander M. Cutler

Age 73 Retired Chair and Chief Executive Officer, Eaton	●		CH	●		1

Eleuthère I. du Pont

Age 58 President, Longwood Foundation	●	●	●			1

Kristina M. Johnson(a)

Age 67 Former President, The Ohio State University	●			●	●	2

Luther C. Kissam IV

Age 60 Senior Advisor, Bernhard Capital Partners Management, LP	●	●	●			2

Lori D. Koch

Age 50 Chief Executive Officer, DuPont de Nemours, Inc.

James A. Lico

Age 59 Chief Executive Officer and President, Fortive Corporation	●			●	●	1

Frederick M. Lowery

Age 54 Executive Vice President and President, Laboratory Products and BioProduction, Thermo Fisher Scientific Inc.	●			CH	●

Kurt B. McMaken

Age 55 Chief Financial Officer, The Brink’s Company	●	●	●

Steven M. Sterin(a)

Age 53 Senior Advisor, McKinsey & Company	●	CH			●	1

CH = Chair

(a)	Expected to resign from the DuPont Board of Directors in connection with the Intended Electronics Separation.

2025 Proxy Statement	3

Proxy Statement Summary

Corporate Governance Best Practices

As part of DuPont’s commitment to high ethical standards, the Board follows sound governance practices. These practices, which are summarized below, are described in more detail beginning on page 9 of this Proxy Statement.

Board Independence	Director Elections	Board Practices	Stock Ownership Requirements	Stockholder Rights

11 of 13 director nominees are independent Independent Board Committees	Annual Board elections Directors are elected by a majority of votes cast Directors not elected by a majority of votes cast are subject to the Company’s resignation policy	Non-employee directors meet in executive session without management at each regularly scheduled Board meeting Annual Board and Committee self- evaluations Annual director evaluations Retirement policy	Directors are required to hold Company granted shares until retirement Executives and directors prohibited from hedging or pledging Company stock	Stockholder right to call special meetings No super- majority stockholder voting requirements Eligible stockholders are able to nominate directors through proxy access

Executive Compensation

Our executive compensation philosophy and practices reflect a commitment to paying for performance — both short-term and long- term. We use a balanced portfolio of measures to drive short and long-term objectives aligned with the Company strategy and stockholder interests. The People and Compensation Committee annually reviews our executive compensation programs and makes decisions or changes as appropriate. In making decisions, the People and Compensation Committee considers all relevant factors, including stockholder interests, financial goals, business performance, strategic priorities and market practices, as well as inputs from key stakeholders.

4

Proxy Statement Summary

Executive Compensation Governance Practices

Compensation of the executive officers of the Company, including that of the named executive officers, is overseen by the People and Compensation Committee (or, in the case of each of the Executive Chairman and the Chief Executive Officer, by the People and Compensation Committee and the independent members of the Board). The Board and the People and Compensation Committee were assisted in performance of their oversight duties by an independent compensation consultant.

The following summarizes key governance elements related to the executive compensation programs in which our executive officers participate:

Key Executive Compensation Practices

What We Do	What We Don’t Do

Maintain a pay mix that is heavily performance-based	Provide single-trigger change in control agreements or excise tax gross ups
Actively engage with stockholders	Grant options below market value, extend original option terms, reprice, reload or exchange underwater options without stockholder approval
Align executive compensation outcomes with company and individual performance
Annually assess peer group composition and competitive compensation practices	Permit hedging or pledging of the Company’s securities
Include a liberal share counting provision in our equity plan
Seek annual stockholder advisory approval of executive compensation
Maintain strong stock ownership requirements of six times base salary for the CEO and three times base salary for the other executive officers	Guaranteed annual salary increases or bonuses
Provide minimum payouts under the Long-Term Incentive Plan
Conduct an annual executive talent review and discussion on succession planning	Provide uncapped short and long-term incentive payouts
Provide excessive perks
Maintain a robust compensation clawback policy covering both cash and equity

Review executive compensation statements (“tally sheets”)

Conduct annual compensation risk assessments

2025 Proxy Statement	5

Voting, Question and

Attendance Procedures

In this Proxy Statement, you will find information on the Board, the candidates for election to the Board, and two other items to be voted upon at the Annual Meeting and any adjournment or postponement of the Annual Meeting. The background information in this Proxy Statement has been supplied to you at the request of the Board to help you decide how to vote and to provide information on the Company’s corporate governance and compensation practices. This Proxy Statement is first being distributed to stockholders on or about April 3, 2025.

Vote Your Shares in Advance

You may vote your shares by internet, telephone or signing and returning the enclosed proxy or other voting instruction form. Your shares will be voted only if the proxy or voting instruction form is properly executed and received by the independent Inspector of Election prior to the Annual Meeting. Except as provided below with respect to shares held in employee savings plans, if no specific instructions are given by you when you execute your voting instruction form, as explained on the form, your shares will be voted as recommended by the Board.

You may revoke your proxy or voting instructions at any time before their use at the Annual Meeting by sending a written revocation, by submitting another proxy or voting form on a later date, or by voting virtually at the Annual Meeting. No matter which voting method you choose, however, you should not vote any single account more than once unless you wish to change your vote. Be sure to submit votes for each separate account in which you hold DuPont common stock.

Confidential Voting

The Company maintains vote confidentiality. Proxies and ballots of all stockholders are kept confidential from the Company’s management and Board unless disclosure is required by law and in other limited circumstances. The policy further provides that employees may confidentially vote their shares of Company stock held by employee savings plans and requires the appointment of an independent tabulator and Inspector of Election for the Annual Meeting.

Dividend Reinvestment Plan Shares and Employee Savings Plan Shares

If you are enrolled in the direct stock purchase and dividend reinvestment plan administered by Computershare Trust Company, N.A. (the “Computershare DRIP”), the DuPont common stock owned on the record date by you directly in registered form, plus all shares of common stock held for you in the Computershare DRIP, will appear together on a single proxy voting form. If no instructions are provided by you on an executed proxy voting form, your Computershare DRIP shares will be voted as recommended by the Board.

Participants in various employee savings plans will receive a voting instruction form. Your executed form will provide voting instructions to the respective plan trustee. If no instructions are provided, the plan trustees and/or administrators for the relevant employee savings plan will vote the shares according to the provisions of the relevant employee savings plan. To allow sufficient time for voting, your voting instructions must be received by 11:59 P.M. Eastern Daylight Time on May 19, 2025. You may not vote your shares held in an employee savings plan virtually at the Annual Meeting.

6

Voting, Question and Attendance Procedures

DuPont Shares Outstanding and Quorum

At the close of business on the record date, March 31, 2025, there were 418,498,498 shares of DuPont common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote. The holders of a majority of the issued and outstanding shares of common stock entitled to vote that are present in person or represented by proxy constitute a quorum for the transaction of business at the Annual Meeting.

For Agenda Item 1: Election of Directors, each nominee must receive more FOR votes than AGAINST votes in order to be elected. For Agenda Item 2: Advisory Resolution to Approve Executive Compensation and Agenda Item 3: Ratification of the Appointment of the Independent Registered Public Accounting Firm, each such item must receive more FOR votes than AGAINST votes in order to be approved. Abstentions and broker non-votes will be included in determining the presence of a quorum at the Annual Meeting but will not be counted or have an effect on the outcome of any matter.

Broker non-votes occur when a person holding shares through a bank or broker, meaning that their shares are held in a nominee name or beneficially through such bank or broker, does not provide instructions as to how to vote their shares and the bank or broker is not permitted to exercise voting discretion. Under New York Stock Exchange (“NYSE”) rules, your bank or broker may vote shares held in beneficial name only on Agenda Item 3: Ratification of the Appointment of the Independent Registered Public Accounting Firm, without instruction from you, but may not vote on any other matter to be voted on at the Annual Meeting.

Proxy Solicitation on Behalf of the Board

The Board is soliciting proxies to provide an opportunity for all stockholders to vote, whether or not the stockholders are able to attend the Annual Meeting or an adjournment or postponement thereof. Directors, officers and employees may solicit proxies on behalf of the Board in person, by mail, by telephone or by electronic communication. The proxy representatives of the Board will not be specially compensated for their services in this regard.

DuPont has retained Innisfree M&A Incorporated to aid in the solicitation of stockholders (primarily brokers, banks and other institutional investors) for an estimated fee of $25,000, plus reasonable expenses. Arrangements have been made with brokerage houses, nominees and other custodians and fiduciaries to send materials to their principals, and their reasonable expenses will be reimbursed by DuPont on request. The cost of solicitation will be borne by DuPont.

Participating in the Annual Meeting

The Annual Meeting will be online and a completely virtual meeting of stockholders. We cordially invite all stockholders to participate in the Annual Meeting. To participate in the Annual Meeting, you will need the 16-digit control number included on your notice of Internet availability of the proxy materials, on your proxy card, or on the voting instructions that accompanied your proxy materials. Please have your 16-digit control number readily available and log on to the Annual Meeting by visiting www.virtualshareholdermeeting.com/DD2025 and entering your 16-digit control number. You may begin to log into the meeting platform beginning at 12:45 p.m. EDT on May 22, 2025. The meeting will begin promptly at 1:00 p.m. EDT on May 22, 2025. A list of stockholders of record entitled to vote will be open to any stockholder for any purpose relevant to the Annual Meeting for ten days before the Annual Meeting, during normal business hours, at the Office of the Corporate Secretary, 974 Centre Road, CRP Building 730, Wilmington, DE 19805.

The virtual meeting platform will be optimized on Chrome, Firefox, MS Edge and Safari. The platform is also fully supported across devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong Wi-Fi connection wherever they intend to participate in the meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the meeting.

We are committed to ensuring our stockholders have the same rights and opportunities to participate in the Annual Meeting as if it had been held in a physical location. If you wish to submit a question before the meeting, you may log into www.proxyvote.com and enter your 16-digit control number. Once past the login screen, click on “Submit Questions,” type in your question, and click

2025 Proxy Statement	7

Voting, Question and Attendance Procedures

“Submit.” Alternatively, if you want to submit your question during the meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/DD2025, type your question into the “Ask a Question” field, and click “Submit.”

Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints. Questions and answers may be grouped by topic, and substantially similar questions may be grouped and answered once. Questions regarding personal matters, including those related to employment or product or service issues, are not pertinent to meeting matters and therefore will not be answered. Questions and answers to any pertinent questions not addressed during the meeting due to timing constraints will be published on the investor relations page of our website following the meeting.

If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting login page. Technical support will be available starting at 12:45 p.m. EDT on May 22, 2025 and through the conclusion of the meeting.

Whether or not you expect to attend the Annual Meeting virtually, please vote your shares in one of the ways described in this Proxy Statement as promptly as possible.

Other Matters

The Board does not intend to present any business at the Annual Meeting that is not described in this Proxy Statement. The enclosed proxy or other voting instruction form confers upon the designated persons the discretion to vote the shares represented in accordance with their best judgment. Such discretionary authority extends to any other properly presented matter. The Board is not aware of any other matter that may properly be presented for action at the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD ON MAY 22, 2025

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

Stockholders may request their proxy materials be delivered to them electronically in 2026 by visiting

https://enroll.icsdelivery.com/dd.

8

Corporate Governance

Strong corporate governance is an integral part of DuPont’s core values. Within this section, you will find information about the Board and its governance structure and processes.

DuPont Board Corporate Governance Guidelines

The Corporate Governance Guidelines form an important framework for the Board’s corporate governance practices and assist the Board in carrying out its responsibilities. The Board reviews these guidelines periodically to consider the need for amendments or enhancements. Among other things, these guidelines delineate the Board’s responsibilities, leadership structure, independence, qualifications, election, annual self-evaluation, and access to management and advisors.

We invite you to visit the Company’s website at https://www.investors.dupont.com/investors/dupont-investors/corporate-governance to review the following governance documents:

•	Third Amended and Restated Certificate of Incorporation

•	Amended and Restated Bylaws (the “Bylaws”)

•	Corporate Governance Guidelines

•	Board Committee Charters and Membership

•	Employee Code of Conduct

•	Director Code of Conduct

•	Code of Financial Ethics

Director Independence

The Board has assessed the independence of each director who is currently on the Board or who served on the Board during the last fiscal year in accordance with the standards of independence of the NYSE rules and as described in the Corporate Governance Guidelines. Based upon these standards, the Board has determined that all of the directors who are currently on the Board or who served on the Board during the last fiscal year other than Mr. Breen and Ms. Koch are independent. The current independent directors constitute a “substantial majority” of the Board, consistent with our Corporate Governance Guidelines. In addition, the Board has determined that each of the nominees for director other than Mr. Breen and Ms. Koch is independent. The Nomination and Governance Committee, as well as the Board, annually reviews relationships that directors may have with the Company and members of management to make a determination as to whether there are any material relationships that would preclude a director from being independent.

All members of the Audit Committee, People and Compensation Committee, Nomination and Governance Committee, and Environment, Health, Safety and Sustainability Committee (each, a “Committee” and collectively, the “Committees”) are independent directors under the Corporate Governance Guidelines and applicable regulatory and NYSE listing standards.

2025 Proxy Statement	9

Corporate Governance

Board Leadership Structure

The Board is responsible for broad corporate policy and overall performance of the Company through oversight of management and stewardship of the Company. Among other duties, the Board appoints the Company’s officers, assigns to them responsibility for management of the Company’s operations, and reviews their performance.

Our governing documents provide the Board with the flexibility to determine the optimal leadership structure for the Company, including, when appropriate, separating the positions of Chair of the Board and Chief Executive Officer (“CEO”). We believe that it is important for the Board to determine, on a case-by-case basis, the most effective leadership structure for us. We believe that the Company and its stockholders benefit from this flexibility, and that the directors are best positioned to lead this evaluation given their knowledge of our leadership team, strategic goals, opportunities, and challenges.

The Board has determined that, at the present time, it is in the best interest of stockholders and the Board to have Mr. Breen serve as the Executive Chairman of the Board. This is due, in part, to Mr. Breen’s tenure as the Company’s CEO prior to his transition to full-time Executive Chairman of the Board, including his role in orchestrating the strategic transformation of our Company. Mr. Breen is a proven leader with significant prior experience as a CEO and board member at Tyco International, plc and General Instrument Corporation and currently as lead independent director at Comcast Corporation. The Company has greatly benefitted from his strong leadership.

Our Corporate Governance Guidelines provide that if the Chair is not an independent director, as is the case with Mr. Breen, another director will be appointed by the independent directors to serve as independent Lead Director. Our independent directors have appointed Mr. Cutler to the role of Lead Director. Mr. Cutler has extensive leadership and corporate governance experience having previously served as the Chairman and CEO of Eaton Corporation, as well as a member of the Executive Committee of the Business Roundtable. In addition, Mr. Cutler currently serves as the independent Lead Director at KeyCorp. As Lead Director, Mr. Cutler’s responsibilities include:

•	presiding at all meetings of the Board at which the Executive Chairman is not present, including executive sessions of the Board’s independent directors;

•	serving as liaison between any non-independent directors (including the Executive Chairman), on the one hand, and the independent directors, on the other hand;

•	reviewing and approving information sent to the Board;

•	participating in the development of meeting agendas and schedules and consulting with the Executive Chairman regarding the same;

•	if requested by major stockholders, ensuring that he is available for consultation and direct communication;

•	serving as focal point for stockholder communications and requests for consultation that are, in each case, addressed to independent members of the Board;

•	reviewing and approving meeting schedules to assure that there is sufficient time for discussion of all agenda items;

•	calling meetings of the full Board as the Lead Director deems appropriate; and

•

seeking to promote a strong Board culture, including the participation of all directors in an environment of open dialogue, constructive feedback and effective communication across the Board’s Committees and among the Executive Chairman, the Board as a whole, the Board’s Committees and with regard to senior management.

10

Corporate Governance

Committees

Committees perform many important functions. The responsibilities of each Committee are stated in their respective Committee charters which are available at https://www.investors.dupont.com/investors/dupont-investors/corporate-governance. The Board, upon the recommendation of the Nomination and Governance Committee, elects members to each Committee and has the authority to change Committee chairs, memberships and the responsibilities of any Committee as set forth in the Bylaws.

The Board currently has four Committees: (i) Audit Committee; (ii) Nomination and Governance Committee; (iii) People and Compensation Committee; and (iv) Environment, Health, Safety and Sustainability Committee. All members of each of the four standing Committees of the Board are independent under the Company’s Corporate Governance Guidelines and applicable regulatory and NYSE listing standards.

A brief description of the responsibilities of the Committees are as follows:

Committees

Audit Committee Held eight meetings during 2024.

•   Nominates, engages and replaces, as appropriate, the Company’s independent registered public accounting firm, subject to stockholder ratification, to audit the Company’s Consolidated Financial Statements.

•   Reviews and approves the Audit Committee Pre-Approval Policy of audit and non-audit services provided by the Company’s independent registered public accounting firm (the “Pre-Approval Policy”).

•   Provides oversight on the external reporting process and the adequacy of the Company’s internal controls.

•   Reviews effectiveness of the Company’s systems, procedures and programs designed to promote and monitor compliance with applicable laws and regulations and receives prompt reports on compliance matters that could adversely impact the Company’s external reporting process or adequacy of internal controls.

•   Reviews and approves the scope of the audit activities of the independent registered public accounting firm and the Company’s internal auditors and appraises audit efforts of both.

•   Reviews services provided by the Company’s independent registered public accounting firm and other disclosed relationships as they bear on the independence of the Company’s independent registered public accounting firm.

•   Establishes procedures for the receipt, retention and resolution of complaints regarding accounting, internal controls or auditing matters.

A Summary of the Pre-Approval Policy is included as part of Agenda Item 3: Ratification of the Appointment of the Independent Registered Public Accounting Firm in this Proxy Statement.

Nomination and Governance Committee Held five meetings during 2024.

•   Develops and recommends to the Board a set of corporate governance guidelines for the Company.

•   Establishes the process for identifying and evaluating director nominees, determines the qualifications, qualities, skills and other expertise required to be a director, and recommends to the Board nominees for election to the Board.

•   Monitors the functioning of Board Committees.

•   Oversees the Board’s new director orientation program.

•   Oversees the annual assessment of the Board, its Committees and individual directors.

•   Oversees the Company’s corporate governance practices, including reviewing and recommending to the Board for approval any changes to the Company’s Code of Conduct and Code of Financial Ethics, Certificate of Incorporation, Bylaws and Committee charters.

•   Oversees the Company’s compliance programs, including the Code of Conduct and Code of Financial Ethics.

2025 Proxy Statement	11

Corporate Governance

People and Compensation Committee Held six meetings during 2024.

•   Assesses current and future senior leadership talent for Company officers.

•   Assists the Board in the CEO succession planning process.

•   Oversees the Company’s human capital management.

•   Reviews and approves the goals and objectives relevant to the CEO’s compensation, oversees the performance evaluation of the CEO based on such goals and objectives and, together with the other independent members of the Board, determines and approves the CEO’s compensation based on this evaluation.

•   Reviews and approves all compensation and employment arrangements, including severance agreements, of the Company’s executive officers and named executive officers other than the CEO.

•   Reviews the Company’s incentive compensation arrangements to determine whether they encourage excessive risk-taking and evaluates compensation policies and practices that could mitigate any such risk.

•   Reviews and considers the voting results of any say-on-pay or related stockholder proposals.

•   Recommends non-employee directors’ compensation to the Board for approval.

Environment, Health, Safety & Sustainability Committee Held five meetings during 2024.

•   Assesses the effectiveness of, and advises the Board on, the Company’s environment, health, safety and sustainability (“EHS&S”) policies and programs and matters impacting the Company’s public reputation and the Company’s safety and health core value.

•   Oversees environment, health and safety performance and regulatory compliance, including the Company’s safety programs, processes for risk identification and mitigation, and the processes and systems used to ensure compliance.

•   Oversees and advises the Board on the Company’s sustainability strategy, including the Company’s sustainability goals and actions, public policy management, advocacy priorities, community impact contributions, climate action, corporate reputation management, and other emerging issues.

•   Reviews the Company’s Sustainability Report, sustainability policy positions, strategy regarding political engagement and corporate social responsibility initiatives.

12

Corporate Governance

Committee Membership

The following chart shows Committee membership as of the date of this Proxy Statement. All directors listed in the table below other than Mr. Breen and Ms. Koch are independent.

Committees

Director	Audit	Nomination and Governance	People and Compensation	EHS&S

Amy G. Brady	●			●

Edward D. Breen

Ruby R. Chandy	●			CH

Terrence R. Curtin(a)	●	●

Alexander M. Cutler		CH	●

Eleuthère I. du Pont	●	●

Kristina M. Johnson(a)			●	●

Luther C. Kissam IV	●	●

Lori D. Koch

James. A Lico			●	●

Frederick M. Lowery			CH	●

Kurt B. McMaken	●	●

Deanna M. Mulligan(b)		●	●

Steven M. Sterin(a)	CH			●

CH = Chair

(a)	Expected to resign from the DuPont Board of Directors in connection with the Intended Electronics Separation.
(b)

In March 2025, Ms. Mulligan notified us of her decision not to stand for re-election at the Annual Meeting. Ms. Mulligan will continue to serve as a director until the expiration of her term at the Annual Meeting.

Board’s Role in the Oversight of Risk Management

The Board is responsible for overseeing the overall risk management process for the Company. Risk management is considered a strategic activity within the Company under the responsibility of executive management while the Committees and the Board as a whole participate in the oversight of the process. Specifically, the Board as a whole has responsibility for overseeing the strategic planning process and reviewing and monitoring management’s execution of the corporate and business plan. The Board is also responsible for overseeing risks associated with operational resiliency, cybersecurity, artificial intelligence, geopolitical matters, innovation and mergers and acquisitions. Each Committee is responsible for oversight of specific risk areas relevant to their respective charters.

The Board, acting through its committee structure, is responsible for overseeing that management implements and follows this risk management process and for coordinating the outcome of reviews by Committees in their respective risk areas.

Committee	Area(s) of Risk Management Oversight Responsibility

Audit Committee	Management and effectiveness of accounting, auditing, external reporting, financial compliance and internal controls

Nomination and Governance Committee	Director independence, potential conflicts of interest, ethics and compliance, including anti-corruption and fraud, as well as intellectual property and trade secrets

People and Compensation Committee	The Company’s executive compensation practices, human capital management and leadership succession planning

Environment, Health, Safety and Sustainability Committee	Emerging regulatory developments related to safety, health and environment and public policy management matters, as well as chemical stewardship, climate, process safety and production quality

2025 Proxy Statement	13

Corporate Governance

Although each Committee is responsible for overseeing the management of certain risks as described above, the full Board is regularly informed by the Committees about these risks. This enables the Board and the Committees to coordinate risk oversight and the relationships among the various risks faced by the Company.

Sustainability Oversight

The Board of Directors is responsible for overseeing the Company’s strategic direction, including the integration of sustainability-related risks and opportunities into the Company’s strategy. Certain sustainability-related oversight responsibilities are aligned with the most appropriate Committee as reflected in the table below. In addition, the chairs of each of the four standing Board Committees meet on an ad hoc basis to discuss sustainability-related risks impacting the Company’s strategy and to gain alignment on Board risk oversight in this area.

Board of Directors

•   Responsible for overall strategy, including integration of sustainability-related risks and opportunities into overall strategy

•   Board has delegated oversight of sustainability-related risks to various committees as appropriate

Environment, Health, Safety & Sustainability Committee	People & Compensation Committee	Nomination & Governance Committee	Audit Committee
• Oversight of enterprise sustainability strategy, goals and actions • Oversight and review of Sustainability Report • Vet current and emerging sustainability issues	• Human capital management oversight • Review the use of sustainability-related goals in compensation programs	• Board composition • Ensure the Board has the right mix of skills and experience to effectively oversee sustainability issues	• Oversight of controls and procedures related to reporting of sustainability data

Succession Planning

The Board believes that one of its primary responsibilities is to oversee the development and retention of senior talent and to ensure that an appropriate succession plan is in place for the Chief Executive Officer and other members of senior management.

Over the last several years the Board established and executed a rigorous succession planning process to identify, evaluate and select a lead candidate for the role of CEO. As part of this process, the Board developed a competency framework for the CEO role which reflected the capabilities and skills required to lead DuPont. The Board assessed internal and external candidates against this framework. The process culminated on June 1, 2024, when DuPont’s Executive Vice President and Chief Financial Officer, Lori D. Koch, became our CEO, succeeding Edward D. Breen, who transitioned to the role of Executive Chairman of the Board. Ms. Koch was also appointed to the Board at its next regularly scheduled meeting on June 27, 2024. After considering multiple candidates and evaluating her performance and readiness for the role as described below, the Board determined that Ms. Koch was best suited to assume the CEO role and lead the Company. In making this determination, the Board considered a variety of factors, including Ms. Koch’s institutional knowledge and performance as the Company’s Chief Financial Officer where she served as a key strategic partner to Mr. Breen. To support the CEO transition and Board continuity, the Board determined that it was in the best interests of DuPont and its stockholders to have Mr. Breen retain the role of Executive Chairman in order to benefit from Mr. Breen’s leadership and expertise.

In addition to succession planning for the CEO role, the People and Compensation Committee, together with the Chief Executive Officer and the Chief Human Resources Officer, regularly reviews senior management talent, including readiness to take on additional leadership roles and developmental opportunities needed to prepare senior leaders for greater responsibilities.

14

Corporate Governance

Stockholder Engagement

Throughout the year, we continued extensive outreach to stockholders. Through this outreach, the management team updated investors on a range of topics including our overall business strategy, current business conditions, corporate citizenship and sustainability, corporate governance practices and executive compensation, as well as gained an understanding of the perspectives and concerns of each investor.

The Board and management team carefully consider the feedback from stockholder engagement meetings, as well as stockholder support, when reviewing the business, corporate governance and executive compensation profiles of the Company and public disclosures made by the Company.

Communications with the Board and Directors

Stockholders and other parties interested in communicating directly with the Board, the Executive Chairman, the independent Lead Director or other independent directors, may do so by writing in care of the Office of the Corporate Secretary, 974 Centre Road, CRP Building 730, Wilmington, DE 19805. Pursuant to our Corporate Governance Guidelines, our Lead Director is available for consultation and direct communication if requested by major stockholders.

The Board has adopted a policy for handling correspondence received by the Company and addressed to the Board, the Executive Chairman, the Lead Director or other outside directors. Communications will be distributed to any or all directors as appropriate depending upon the individual communication. However, the directors have requested that communications that do not directly relate to their duties and responsibilities as directors of the Company be excluded from distribution. Such excluded items include mass mailings; surveys; customer correspondence, including product suggestions and inquiries; resumes and other forms of job inquiries; and business solicitations or advertisements. Additionally, communications that appear to be unduly hostile, intimidating, threatening, illegal or similarly inappropriate will also be screened for omission by the Office of the Corporate Secretary. Any omitted or deleted communication will be made available to any director upon such director’s request. Concerns relating to accounting, internal controls, auditing or ethical matters are brought to the attention of the internal audit function and handled in accordance with procedures established by the Audit Committee or the Nomination and Governance Committee, as applicable, with respect to such matters.

Board, Committees and Annual Meeting Attendance

During 2024, DuPont held 12 Board meetings and 24 Committee meetings. All of the incumbent directors attended more than 75% of the sum of the total number of Board meetings and the total number of meetings of the Committees on which the director served during the past year. All directors are encouraged to attend the Annual Meetings of Stockholders, and in 2024, all of the directors nominated for election attended the Annual Meeting of Stockholders.

Executive Sessions of Directors

The non-employee directors meet in executive session in connection with each regularly scheduled meeting of the Board, and at other times as they may determine appropriate. During 2024, there were nine executive sessions of the Board chaired by the Lead Director for the Board. The Committees typically meet in executive session at every meeting.

Director Qualifications

Skills and Experience. The Nomination and Governance Committee has adopted guidelines to be used in evaluating candidates for Board membership in order to ensure a highly qualified Board. Directors are selected for their integrity and character; sound, independent judgment; breadth of experience, insight and knowledge; and business acumen. Leadership skills, scientific or technology expertise, familiarity with issues affecting global businesses in a wide range of industries, prior government service, diversity of skills and experience, time availability in light of other commitments, dedication and conflicts of interest are among the relevant criteria, which will vary depending on the needs of the Board.

2025 Proxy Statement	15

Corporate Governance

Limitations on Outside Board Service. Our Corporate Governance Guidelines limit the number of other public company boards on which a director may serve. No director who is an executive officer of a public company may serve as a director of the Company if he or she serves on more than a total of three public company boards, including the Board and the board of the company with which the director is employed. If a director is not an executive officer of a public company, he or she may serve on a maximum of four public company boards, including the Board. Directors are required to advise the Executive Chairman in advance of serving on another company’s board.

16

Corporate Governance

Director Nominee Skills Matrix and Other Matters

As part of the nominee selection process for the Annual Meeting, the Nomination and Governance Committee reviewed the skills and experience of the Board, including the knowledge, skills and expertise and the demographic information set forth below. The Nomination and Governance Committee also reviewed the time commitments of each director and the results of the annual Board and individual director evaluations. Based upon the review of the Nomination and Governance Committee, it believes that the overall mix of the backgrounds of the nominees for election at the Annual Meeting provides for a highly qualified Board.

KNOWLEDGE, SKILLS & EXPERTISE

CEO of Public Company		●		●	●			●	●	●

Public Company Board Experience		●	●	●	●	●	●	●	●	●			●

Compensation/Human Capital Management	●	●	●	●	●	●	●	●	●	●	●		●

Sustainability		●	●	●	●		●	●	●	●	●		●

Finance and Accounting	●	●	●	●	●	●	●	●	●	●	●	●	●

Global Business	●	●	●	●	●			●	●	●	●	●	●

IT / Cybersecurity	●	●	●	●	●	●			●	●	●	●	●

Lobbying / Public Affairs		●			●		●		●		●

Mergers & Acquisitions	●	●	●	●	●		●	●	●	●	●	●	●

Science & Technology	●	●	●	●	●	●	●		●	●	●

Manufacturing and Operations		●	●	●	●	●	●	●	●	●	●	●	●

DEMOGRAPHICS

Race / Ethnicity / Underrepresented Groups

African American or Black											●

Asian			●

White	●	●		●	●	●	●	●	●	●		●	●

LGBTQ+							●

Gender

Male		●		●	●	●		●		●	●	●	●

Female	●		●				●		●

Age	58	69	63	56	73	58	67	60	50	59	54	55	53

Year Joined Board	2019	2017	2019	2019	2017	2019	2022	2019	2024	2024	2019	2025	2019

2025 Proxy Statement	17

Corporate Governance

Annual Performance Evaluation Process

The Board recognizes that a robust and constructive performance evaluation process is an essential component of Board effectiveness. As such, the Board conducts an annual performance evaluation that is intended to determine whether the Board, its Committees, and individual Board members are functioning effectively, and to provide Board members with an opportunity to reflect upon and improve processes and effectiveness. The evaluation process also informs the annual director nomination process. The Nomination and Governance Committee oversees this annual process, which is led by the Lead Director. As part of this process, the Board and each Committee reviews a questionnaire and responses to the questionnaire inform a discussion lead by the Lead Director, in the case of the Board, and the Committee chair, in the case of each Committee, during executive session. In addition, the Lead Director engages with each Board member to obtain their assessment of the effectiveness and performance of the Board, its committees, and other Board members. A summary of the results of this process is presented to the Nomination and Governance Committee identifying any themes or issues that have emerged. The results are then reported to the full Board, which considers the results and ways in which Board processes and effectiveness may be enhanced. In addition, the Lead Director communicates the results of individual performance evaluations directly to each director.

Identifying Director Candidates

Among the Nomination and Governance Committee’s most important functions is the selection of directors who are recommended to the Board as candidates for election. The Nomination and Governance Committee has adopted a process for identifying new director candidates. Recommendations may be received by the Nomination and Governance Committee from various sources, including current or former directors, a search firm retained by the Nomination and Governance Committee to assist in identifying and evaluating potential candidates, stockholders, Company executives, and by self-nomination. The Nomination and Governance Committee is open to accepting stockholders’ suggestions of candidates to consider as potential Board members as part of the Nomination and Governance Committee’s periodic review of the size and composition of the Board and its Committees. Such recommendations should be sent to the Nomination and Governance Committee through the Office of the Corporate Secretary. The Nomination and Governance Committee uses the same process to evaluate director nominees recommended by stockholders as it does to evaluate nominees identified by other sources.

Director Candidate Nominations through Proxy Access

The Bylaws set forth procedural and content requirements for director candidate nominations through proxy access. As more specifically provided in the Bylaws, a stockholder or group of up to twenty stockholders owning 3% or more of the Company’s outstanding shares of common stock continuously for at least three years, may nominate and include in the Company’s proxy materials director nominees constituting up to the greater of two individuals or 20% of the Board, provided that the stockholder(s) and the nominee(s) satisfy the requirements detailed in the Bylaws. Nominations should be sent to the Office of the Corporate Secretary in accordance with the procedural and content requirements set forth in the Bylaws, the full text of which is available at https://www.investors.dupont.com/investors/dupont-investors/corporate-governance.

Board Term and Director Retirement Policy

The Certificate of Incorporation provides that all directors stand for election at each Annual Meeting of Stockholders.

The Corporate Governance Guidelines provide that directors should not be nominated for election to the Board after reaching age 75, unless it is determined that it is in the best interests of the Company to extend the retirement date.

18

Corporate Governance

Code of Conduct

The Board has adopted a Code of Conduct for all directors of the Company and a Code of Financial Ethics applicable to the principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. In addition, the Company has a code of conduct applicable to all employees. The full text of Director Code of Conduct, Code of Financial Ethics and the Employee Code of Conduct are available at https://www.investors.dupont.com/investors/dupont-investors/corporate-governance. In addition, DuPont discloses on its website any waiver of or amendment to the Director Code of Conduct and the Code of Financial Ethics requiring disclosure under applicable rules.

Related Person Transactions

The Board has adopted written policies and procedures relating to the approval or ratification of each “Related Person Transaction.” Under the policies and procedures, the Nomination and Governance Committee (or any other committee comprised of independent directors designated by the Board) reviews the relevant facts of all proposed Related Person Transactions and either approves, disapproves or ratifies the entry into a particular Related Person Transaction, by taking into account, among other factors it deems appropriate:

(i)	the commercial reasonableness of the transaction;

(ii)	the materiality of the Related Person’s direct or indirect interest in the transaction;

(iii)	whether the transaction may involve a conflict of interest, or the appearance of one;

(iv)	whether the transaction was in the ordinary course of business; and

(v)	the impact of the transaction on the Related Person’s independence under the Corporate Governance Guidelines and applicable regulatory and listing standards.

No director may participate in any discussion or approval of a Related Person Transaction for which he/she or any of his/her immediate family members is the Related Person. Related Person Transactions are approved or ratified only if they are determined to be in the best interests of DuPont and its stockholders.

If a Related Person Transaction that has not been previously approved or previously ratified is discovered, the Related Person Transaction will be presented to the Nomination and Governance Committee for ratification. If the Nomination and Governance Committee does not ratify the Related Person Transaction, then the Company either ensures all appropriate disclosures regarding the transaction are made or, if appropriate, takes all reasonable actions to attempt to terminate the Company’s participation in the transaction.

Under DuPont’s policies and procedures, a “Related Person Transaction” is generally any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships in which:

(i)	DuPont was, is or will be a participant;

(ii)	the aggregate amount involved exceeds $120,000 in any fiscal year; and

(iii)	any Related Person had, has or will have a direct or indirect material interest.

A “Related Person” is generally any person who is, or at any time since the beginning of DuPont’s last fiscal year was:

(i)	a director or an executive officer of DuPont or a nominee to become a director of DuPont;

(ii)	any person who is known to be the beneficial owner of more than 5% of any class of DuPont’s outstanding common stock; or

(iii)	any immediate family member of any of the persons mentioned above.

2025 Proxy Statement	19

Corporate Governance

Certain Relationships and Related Transactions
DuPont and its subsidiaries purchase products and services from and/or sell products and services to companies of which certain of the directors or executive officers of DuPont, or immediate family members of directors or executive officers, are employees. The Nomination and Governance Committee and the Board have reviewed such transactions and relationships and do not consider the amounts involved material to the respective related parties. Such purchases from and sales to each company involve less than either $1,000,000 or 2% of the consolidated gross revenues of each of the purchaser and the seller, and all such transactions are in the ordinary course of business. Some such transactions are continuing, and it is anticipated that similar transactions will occur from time to time.
Insider Trading Policy
The Company’s
Insider Trading
Policy governs the purchase, sale and other acquisitions and dispositions of the Company’s securities by the Company and all of its directors, officers and employees. This policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the NYSE listing standards. A copy of the Insider Trading Policy is filed as Exhibit 19 to the Company’s Annual Report on Form
10-K
for the year ended December 31, 2024, filed with the SEC on February 14, 2025.
Involvement in Certain Legal Proceedings
There are no material proceedings to which any director, officer or affiliate of the Company, any owner of record or beneficially of more than five percent of any class of voting securities of the Company, or any associate of any such director, officer, affiliate of the Company, or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who own more than 10% of a registered class of the Company’s equity securities (“Reporting Persons”) to file with the SEC reports on Forms 3, 4 and 5 concerning their ownership of and transactions in the common stock and other equity securities of the Company, generally within two business days of a reportable transaction. As a practical matter, the Company seeks to assist its directors and executives by monitoring transactions and completing and filing reports on their behalf.
Based solely upon a review of SEC filings, the Company believes that all Reporting Persons complied with these reporting requirements during 2024, except that (i) one report covering one transaction was filed late by Mr. Kemp, President, Electronics & Industrial, due to an inadvertent administrative error and (ii) one report covering one transaction was filed late by Mr. Weaver, President, Water & Protection, due to an inadvertent administrative error.

20

Agenda Item 1:

Election of Directors

Board Composition

The Board currently consists of fourteen members, with Mr. Breen serving as Executive Chairman and Mr. Cutler serving as Lead Director. In March 2025, Deanna M. Mulligan notified the Board of her decision not to stand for re-election at the Annual Meeting. Ms. Mulligan intends to serve on the Board through the date of the Annual Meeting. The authorized number of directors is currently fourteen, and in connection with the election of directors at the Annual Meeting, the authorized number of directors will be reduced to thirteen.

In connection with the Intended Electronics Separation, on March 26, 2025, we announced the proposed Board of Directors for the Electronics company following its separation from DuPont. Terrence R. Curtin, Kristina M. Johnson and Steven M. Sterin, each of whom are directors of DuPont standing for re-election at the Annual Meeting, are currently expected to become directors of the planned Electronics company upon completion of the Intended Electronics Separation. We currently expect that each of Ms. Johnson and Messrs. Curtin and Sterin will resign from the DuPont Board of Directors in connection with the Intended Electronics Separation.

Recommendations and
Nominations for Director

In accordance with the recommendation of the Nomination and Governance Committee, the Board has nominated the individuals listed in the following table for election as directors, to serve for a term that expires at the next annual meeting for the election of directors and until their successors are elected and qualified.

The Company’s Bylaws prescribe the voting standard for election of directors as a majority of the votes cast in an uncontested election, such as this one, where the number of nominees does not exceed the number of directors to be elected. Under the Corporate Governance Guidelines, if a nominee who already serves as a director is not elected, that nominee shall offer to tender his or her resignation to the Board. The Nomination and Governance Committee will then recommend to the Board whether to accept or reject the resignation, or whether other action should be taken. Within ninety days of the certification of election results, the Board will publicly disclose its decision regarding whether to accept or reject the resignation. As explained on the accompanying proxy card or voting instructions, it is the intention of the persons named as proxies to vote executed proxies FOR the candidates nominated by the Board unless contrary voting instructions are provided. If something unanticipated should occur prior to the Annual Meeting making it impossible for one or more of the candidates to serve as a director, votes will be cast in the best judgment of the persons authorized as proxies.

The NYSE rules do not permit brokers with discretionary authority to vote on the election of directors. Therefore, if you hold your shares beneficially and do not provide voting instructions to your bank or broker, your bank or broker will refrain from voting on your behalf and your shares will not be voted in the election of directors. We urge you to promptly provide voting instructions to your broker to ensure that your shares are voted on this matter. Please follow the instructions set forth in the voting information provided by your bank or broker.

The Board recommends a vote FOR
the election of ALL of these nominees as directors.

2025 Proxy Statement	21

Agenda Item 1: Election of Directors

(As of the date of this Proxy Statement) Name Age Current Position	Independent	Audit Committee	Nomination and Governance Committee	People and Compensation Committee	Environment, Health, Safety & Sustainability Committee	Other Current Public Boards

Amy G. Brady

Age 58 Chief Information Officer & Executive Vice President, KeyCorp	●	●			●

Edward D. Breen

Age 69 Executive Chairman, DuPont de Nemours, Inc.						1

Ruby R. Chandy

Age 63 Former President, Industrial Division, Pall Corporation	●	●			CH	2

Terrence R. Curtin(a)

Age 56 Chief Executive Officer, TE Connectivity	●	●	●			1

Alexander M. Cutler

Age 73 Retired Chair and Chief Executive Officer, Eaton	●		CH	●		1

Eleuthère I. du Pont

Age 58 President, Longwood Foundation	●	●	●			1

Kristina M. Johnson(a)

Age 67 Former President, The Ohio State University	●			●	●	2

Luther C. Kissam IV

Age 60 Senior Advisor, Bernhard Capital Partners Management LP	●	●	●			2

Lori D. Koch

Age 50 Chief Executive Officer, DuPont de Nemours, Inc.

James A. Lico

Age 59 Chief Executive Officer and President, Fortive Corporation	●			●	●	1

Frederick M. Lowery

Age 54 Executive Vice President and President, Laboratory Products and BioProduction, Thermo Fisher Scientific Inc.	●			CH	●

Kurt B. McMaken

Age 55 Chief Financial Officer, The Brink’s Company	●	●	●

Steven M. Sterin(a)

Age 53 Senior Advisor, McKinsey & Company	●	CH			●	1

CH = Chair

(a)	Expected to resign from the DuPont Board of Directors in connection with the Intended Electronics Separation.

22

Agenda Item 1: Election of Directors

Director Nominees

Information in the biographies summarizes key qualifications as they apply to the individual directors to support the conclusion that these individuals are highly qualified to serve on the Board. The information is current as of the date of this Proxy Statement. Each nominee has consented to serve if elected.

Age: 58 Director Since: 2019 Committees: Audit; Environment, Health, Safety & Sustainability Other Public Boards: None

Amy G. Brady

Executive Vice President and Chief Information Officer, KeyCorp

Ms. Brady has served as Chief Information Officer (CIO), Executive Vice President at KeyCorp, a bank-based financial services company since 2012. In this role, Ms. Brady leads the company’s shared services for technology, operations, data, client and account servicing, security services (including cybersecurity), and procurement. Prior to joining KeyCorp in 2012, Ms. Brady spent 25 years with Bank of America, including as CIO, Enterprise Technology and Operations, where she was responsible for technology and operations delivery for critical enterprise functions including Finance, Risk, Human Resources, Marketing, Legal and Audit. Ms. Brady joined the DuPont Board of Directors in October 2019.

Skills and Expertise:

Ms. Brady’s technology, operations and cybersecurity expertise is a strong asset to the Board. Ms. Brady also has extensive management experience.

Age: 69 Director Since: 2017 Committees: None Other Public Boards: 1

Edward D. Breen

Executive Chairman, DuPont de Nemours, Inc.

Mr. Breen has served as the Executive Chairman of the Board of Directors of DuPont since June 1, 2019 and served as Chief Executive Officer from February 17, 2020 to May 31, 2024. Mr. Breen served as the Chief Executive Officer of DowDuPont from September 1, 2017 to May 31, 2019. Mr. Breen was named Interim Chairman of the EID Board and Chief Executive Officer on October 16, 2015, and assumed those roles permanently on November 9, 2015. He served as Chairman, from July 2002 to March 2016, and Chief Executive Officer, from July 2002 to September 2012, of Tyco International, plc, a leading global provider of security products and services, fire detection and suppression products and services and life safety products. Prior to joining Tyco, Mr. Breen held senior management positions at Motorola, including as President, and General Instrument Corporation, including as Chairman, President and Chief Executive Officer. Mr. Breen serves as a director of Comcast Corporation (since 2014 and 2005 to 2011). Mr. Breen is a member of the Advisory Board of New Mountain Capital LLC, a private equity firm. Mr. Breen previously served as a director of Corteva from June 2019 to April 2020 and of IFF from February 2021 to May 2023. Mr. Breen served as a director of EID from February 2015 to September 2017, a director of DowDuPont from September 2017 to June 2019, and a director of DuPont since June 2019.

Skills and Expertise:

Mr. Breen’s experience leading numerous global companies makes him well suited to lead DuPont and to help enhance the Board’s ability to consider, evaluate and maintain oversight over business strategies and risk management efforts.

2025 Proxy Statement	23

Agenda Item 1: Election of Directors

Age: 63 Director Since: 2019 Committees: Audit; Environment, Health, Safety & Sustainability (Chair) Other Public Boards: 2

Ruby R. Chandy

Former President of the Industrial Division, Pall Corporation

Ms. Chandy was the President of the Industrial Division of Pall Corporation, a leading supplier of filtration, separation, and purification technologies, from April 2012 to November 2015. Prior to her time at Pall, Ms. Chandy held leadership positions with several major, global companies including The Dow Chemical Company, Rohm and Haas Corporation, Thermo Fisher Scientific Inc. and Boston Scientific Corporation. Ms. Chandy currently serves on the boards of Flowserve Corporation and Thermo Fisher Scientific Inc. Ms. Chandy previously served on the Board of AMETEK, Inc. from 2013 to 2022. Ms. Chandy joined the Specialty Products Advisory Committee in April 2018 and served as an ex-officio member of the DowDuPont Board from April 2018 to June 2019. Ms. Chandy joined the DuPont Board of Directors in June 2019.

Skills and Expertise:

Ms. Chandy has experience in industrial, medical, life science, specialty materials and microelectronics companies. She is a proven executive with experience in international growth and innovation. Her financial, management, environmental and global expertise brings value to the Board.

Age: 56 Director Since: 2019 Committees: Audit; Nomination and Governance Other Public Boards: 1

Terrence R. Curtin

Chief Executive Officer and Board Member, TE Connectivity

Mr. Curtin assumed the role of CEO at TE Connectivity, a global technology leader in connectivity and sensor solutions, in March 2017. Prior to the CEO role, Mr. Curtin served as TE’s President, where he was responsible for all of the company’s businesses and mergers and acquisitions activities. Mr. Curtin previously led TE’s Industrial Solutions business segment and also served as TE’s Chief Financial Officer. Prior to his time with TE Connectivity, Mr. Curtin spent eleven years at Arthur Andersen LLP in positions of increasing responsibility. Mr. Curtin has served on the board of directors of TE Connectivity since March 2016. He is also a member of the board of directors of the US-China Business Council. Mr. Curtin joined the DuPont Board of Directors in June 2019.

Skills and Expertise:

Mr. Curtin’s experience as the Chief Executive Officer of a global technology company provides him with expertise as a global-minded leader with strong corporate governance skills, M&A experience and technology. He also brings a depth of experience in finance and accounting.

24

Agenda Item 1: Election of Directors

Age: 73 Director Since: 2017 Committees: Nomination and Governance (Chair); People and Compensation Other Public Boards: 1

Alexander M. Cutler

Former Chairman and Chief Executive Officer, Eaton Corporation plc

Mr. Cutler served as the Chairman and Chief Executive Officer of Eaton, a global, diversified industrial manufacturer, from 2000 to 2016. Mr. Cutler formerly served as Eaton’s President and Chief Operating Officer, Executive Vice President and Chief Operating Officer-Controls and Executive Vice President-Operations. Mr. Cutler has served on the board of KeyCorp since 2000. Mr. Cutler served as a director of EID from 2008 until September 2017, he served as a director of DowDuPont from September 2017 to June 2019 and as a director of DuPont since June 2019.

Skills and Expertise:

Mr. Cutler has a wealth of global business management, finance, investor relations, marketing and supply chain and logistics experience as former Chairman and Chief Executive Officer of Eaton. As Lead Director and Chair of the Nomination and Governance Committee, he provides the Board with important insights in the areas of corporate governance and government relations based on his past position as Chair of The Business Roundtable Corporate Governance Committee as well as his various board positions.

Age: 58 Director Since: 2019 Committees: Audit; Nomination and Governance Other Public Boards: 1

Eleuthère I. du Pont

President, Longwood Foundation

Mr. du Pont has served as President of the Longwood Foundation, a private foundation principally supporting charitable organizations, since 2008. He previously served as Senior Vice President, Operations and Chief Financial Officer of drugstore.com from 2007 to 2008. Prior to that time, Mr. du Pont served as President and Chief Financial Officer of Wawa, Inc. Mr. du Pont has served on the board of WSFS Financial Corporation since 2013. Mr. du Pont served on the EID board of directors from 2006 until September 2017. In September 2017, Mr. du Pont joined the Specialty Products Advisory Committee and served as an ex-officio member of the DowDuPont Board until June 2019. Mr. du Pont joined the DuPont Board of Directors in June 2019.

Skills and Expertise:

From his experiences as President, Chief Financial Officer and corporate director, Mr. du Pont brings to the Board expertise on corporate governance, accounting, finance, human resources, information technology, investment management, investor relations and procurement. He also brings a unique perspective from his roles leading safety, supply chain and operations.

2025 Proxy Statement	25

Agenda Item 1: Election of Directors

Age: 67 Director Since: 2022 Committees: Environment, Health, Safety & Sustainability; People and Compensation Other Public Boards: 2

Kristina M. Johnson

Former President, The Ohio State University

Dr. Johnson served as the President of The Ohio State University from September 2020 until
May 2023. Previously Dr. Johnson served as the chancellor of the State University of New York from
September 2017 to August 2020. From January 2014 to September 2017, Dr. Johnson served as the
Chief Executive Officer of Cube Hydro Partners, LLC, a clean energy company, and a joint venture between Enduring Hydro, a company she founded in January 2011 and I Squared Capital, a private equity firm. From May 2009 to October 2010, Dr. Johnson served as Under Secretary of Energy at the
U.S. Department of Energy. Prior to this, Dr. Johnson was Provost and Senior Vice President for
Academic Affairs at The Johns Hopkins University from 2007 to 2009 and Dean of the Pratt School of
Engineering at Duke University from 1999 to 2007. Previously, she served as a professor in the
Electrical and Computer Engineering Department, University of Colorado and as director of the
National Science Foundation Engineering Research Center for Optoelectronics Computing Systems at
the University of Colorado, Boulder. Dr. Johnson was inducted into the National Inventors Hall of
Fame in 2015 and she is also a member of the National Academy of Engineering and the National
Academy of Inventors and a 2025 recipient of the National Medal of Technology and Innovation.
Dr. Johnson has served as as a director of Cisco Systems, Inc. since 2012 and Minerals Technologies
Inc. since 2024. She previously served as a director of Boston Scientific Corporation from 2011 until
2017 and The AES Corporation from 2011 until 2019. Dr. Johnson joined the DuPont Board of
Directors in May 2022.

Skills and Expertise:

Dr. Johnson has an engineering background with expertise in science, technology, business, entrepreneurship, education and government. In addition, she has leadership and management experience, both in an academic context as president, chancellor, provost and dean of nationally recognized academic institutions and in a corporate context as a board member of public companies.

Age: 60 Director Since: 2019 Committees: Audit; Nomination and Governance Other Public Boards: 2

Luther C. Kissam IV

Senior Advisor, Bernhard Capital Partners Management, LP

Mr. Kissam joined Bernhard Capital Partners Management, LP, as Partner in January 2021 and became a Senior Advisor in September 2023. He previously served as Chairman, President and CEO of Albemarle Corporation, a global specialty chemicals company with leading positions in lithium, bromine and refining catalysts, until his retirement in June 2020. Mr. Kissam served as President and Chief Executive Officer of Albemarle from September of 2011 to June 2020. He was elected to the company’s board of directors in 2011 and served as Chairman of the board from 2016 to June 2020, remaining a board member until May 2021. Mr. Kissam joined Albemarle in 2003 as Vice President, General Counsel and Corporate Secretary and served as Senior Vice President, Manufacturing and Law, and Corporate Secretary from January 2008 until his promotion to President in March 2010. Prior to joining Albemarle, Mr. Kissam served as President, General Counsel and Secretary of Merisant company, a manufacturer of artificial sweeteners. Mr. Kissam has served as a director of OGE Energy Corp. since 2020 and Advanced Drainage Systems, Inc. since 2024. Mr. Kissam joined the Specialty Products Advisory Committee in April 2018 and served as an ex-officio member of the DowDuPont Board from April 2018 to June 2019. Mr. Kissam joined the DuPont Board of Directors in June 2019.

Skills and Expertise:

As the former CEO of a global company, Mr. Kissam has extensive knowledge in the areas of leadership, global business, corporate finance, safety, risk oversight, mergers and acquisitions, management and corporate governance.

26

Agenda Item 1: Election of Directors

Age: 50 Director Since: 2024 Committees: None Other Public Boards: None

Lori D. Koch

Chief Executive Officer, DuPont de Nemours, Inc.

Ms. Koch has served as our Chief Executive Officer since June 1, 2024. Prior to that, Ms. Koch served as our Executive Vice President and Chief Financial Officer since February 2020. Ms. Koch previously served as the Company’s Vice President, Investor Relations and Corporate Financial Planning & Analysis since June 2019, Director of Investor Relations of EID from July 2016 to May 2019, Global Finance Director of EID’s Performance Materials business from November 2015 to July 2016, and the Global Finance Manager for various EID businesses from April 2008 to November 2015. Ms. Koch currently serves as a director of Actylis (formerly Aceto Corporation), a leading global virtual manufacturer of life sciences materials and technology. Ms. Koch holds an M.S. in Accounting from Babson College and a B.S. in Finance and International Business from Pennsylvania State University.

Skills and Expertise:

As the CEO, and former CFO, of the Company, Ms. Koch has broad operating and functional experience with the Company, as well as extensive knowledge in the areas of leadership, global business, corporate finance, risk oversight, mergers and acquisitions, management and corporate governance.

Age: 59 Director Since: 2024 Committees: Environment, Health, Safety & Sustainability; People and Compensation Other Public Boards: 1

James A. Lico

Chief Executive Officer, President and Board Member, Fortive Corporation

Mr. Lico has served as the President and Chief Executive Officer and a member of the board of directors of Fortive Corporation since July 2016. Prior to July 2016, Mr. Lico served in leadership positions in a variety of different functions and businesses at Danaher Corporation after joining Danaher in 1996, serving as an Executive Vice President from 2005 until 2016. Mr. Lico served as a director of NetScout Systems, Inc., a public company, from 2015 to 2018.

Skills and Expertise:

As Chief Executive Officer of Fortive, a global technology and manufacturing company, Mr. Lico has broad operating and functional experience, as well as experience with capital allocation strategies, technology and innovation acceleration, marketing, branding, and leadership strategies. He also brings a depth of experience in M&A and corporate transformation having led a transformation of Fortive’s portfolio of businesses through strategic M&A.

2025 Proxy Statement	27

Agenda Item 1: Election of Directors

Age: 54 Director Since: 2019 Committees: People and Compensation (Chair); Environment, Health, Safety & Sustainability Other Public Boards: None

Frederick M. Lowery

Executive Vice President and President, Laboratory Products and BioProduction, Thermo Fisher Scientific Inc.

Mr. Lowery has served as Executive Vice President and President, Laboratory Products and BioProduction, of Thermo Fisher Scientific Inc. since April 2024. Since joining Thermo Fisher in 2005, he has held several senior leadership positions across Thermo Fisher, including previously serving as President, Life Sciences Solutions and Laboratory Products, and Senior Vice President and President, Customer Channels from 2021 to 2024. Prior to his time at Thermo Fisher, Mr. Lowery was with Maytag Corporation from 1999 to 2005 and began his career as an engineer at General Motors Company. Mr. Lowery is a member of the Board of Trustees for Boston Medical Center. He is also on the Board of Trustees for both Tennessee Tech and its Foundation. Mr. Lowery joined the DuPont Board of Directors in June 2019.

Skills and Expertise:

With his engineering and science backgrounds, Mr. Lowery brings science and technology perspective combined with senior management capabilities to the Board. Mr. Lowery has a wealth of global experience and has developed operating teams, launched innovative new products and acquired businesses. Additionally, he brings significant manufacturing and global supply chain knowledge and experience.

Age: 55 Director Since: 2025 Committees: Audit; Nomination and Governance Other Public Boards: None

Kurt B. McMaken

Chief Financial Officer, The Brink’s Company

Mr. McMaken has served as Chief Financial Officer of The Brink’s Company, a leading global provider of cash and valuables management, digital retail solutions, and ATM managed services since 2022. Prior to joining Brink’s in 2022, he served in a number of financial and management roles of increasing responsibility at Eaton Corporation plc from 2001 to 2022, most recently as Senior Vice President, Operations Finance and Transformation. Mr. McMaken began his career in the Audit & Business Advisory Services practice at PricewaterhouseCoopers LLP.

Mr. McMaken was originally appointed to the Board on February 21, 2025. Mr. McMaken was identified as a candidate for our Board by the third-party search firm used to identify director candidates. The Nomination and Governance Committee assessed all candidates identified by the third-party search firm and recommended to the Board that Mr. McMaken be appointed to the Board.

Skills and Expertise:

Mr. McMaken has decades of finance and accounting experience in the management of a global, complex business.

28

Agenda Item 1: Election of Directors

Age: 53 Director Since: 2019 Committees: Audit (Chair); Environment, Health, Safety & Sustainability Other Public Boards: 1

Steven M. Sterin

Senior Advisor, McKinsey & Company

Mr. Sterin has served as a Senior Advisor to McKinsey & Company since April 2023 and previously served in this role from June 2019 to August 2021. Mr. Sterin is the co-founder and president of G&S Energy Holdings, LLC, a private company, from its inception in August 2021. Mr. Sterin served as Executive Vice President and Chief Financial Officer of Andeavor from 2014 until the merger of Andeavor with Marathon Petroleum Company in October 2018. He also served as President, Chief Financial Officer and a member of the board of directors for Andeavor Logistics GP, LLC from 2014 to 2018. From 2007 to 2014, Mr. Sterin was the Senior Vice President and Chief Financial Officer of Celanese Corporation, a global technology and specialty material company. He previously served as Corporate Controller and Principal Accounting Officer of Celanese. Mr. Sterin also spent six years with Reichhold, Inc., a global chemical company, in a variety of financial positions, including director of tax and treasury in the Netherlands, Global Treasurer and Vice President of Finance. Mr. Sterin’s career started with Price Waterhouse. Mr. Sterin has served on the board of directors of Kosmos Energy since July 2019. Mr. Sterin joined the Specialty Products Advisory Committee in December 2017 and served as an ex-officio member of the DowDuPont Board until June 2019. Mr. Sterin joined the DuPont Board of Directors in June 2019.

Skills and Expertise:

Mr. Sterin has over 10 years of large public company CFO experience and has led financial functions including investor relations, business planning and analysis, capital markets and treasury, accounting and controlling, customer credit, internal audit, enterprise risk management, and tax. Mr. Sterin also has vast industry experience as well as experience with information technology and cyber security services.

AGENDA ITEM 1: ELECTION OF DIRECTORS

The Board of Directors recommends that you vote FOR all 13 director nominees.

2025 Proxy Statement	29

Agenda Item 1: Election of Directors

Director Compensation

We compare our non-employee director compensation programs, designs and compensation elements to the same peer group used for executive compensation, as described in the “Peer Group and Benchmarking” section of the Compensation Discussion & Analysis. We target the median compensation of the peer group for all director compensation elements. The following tables provide information concerning the compensation provided to our non-employee directors in 2024. For a description of compensation paid to Mr. Breen, Executive Chairman, and Ms. Koch, Chief Executive Officer, see the Compensation Discussion & Analysis and Executive Compensation sections in this Proxy Statement.

Non-Employee Directors’ Fees

The 2024 directors’ fees, as stated below, are paid only to directors who are not our employees. An overview of the 2024 compensation elements for non-employee directors is below.

Compensation Element		($)

Cash Retainer		130,000

Equity Retainer		170,000

Total Retainer		300,000

Annual Committee Chair Fees	Audit	35,000
	Compensation	25,000
	All Other Committees	20,000

Lead Director Fees		50,000

The annual cash retainer for non-employee directors is paid in quarterly installments. For new non-employee directors who are initially appointed to the Board on a date other than the date of the annual meeting, the cash retainer is pro-rated beginning with the month the director attends their first Board meeting.

The annual equity retainer for non-employee directors is typically awarded on the date of our annual meeting. For new non-employee directors who are initially appointed to the Board on a date other than the date of the annual meeting, the annual equity retainer is pro-rated based upon the number of months from the time the director attends their first Board meeting until the anniversary of the prior year’s annual meeting of stockholders. The Committee has discretion to adjust the proration methodology in the event the date of the next annual meeting is more than 30 days before or after the anniversary of the prior year’s annual meeting.

30

Agenda Item 1: Election of Directors

Director Compensation for 2024

Name	Fees Earned or Paid in Cash ($)(a)	Stock Awards ($)(b)	All Other Compensation ($)(c)	Total ($)

Amy Brady	130,000	170,028	300	300,328

Ruby Chandy	150,000	170,028	300	320,328

Terrence Curtin	130,000	170,028	300	300,328

Alexander M. Cutler	200,000	170,028	21,133	391,161

Eleuthere I. du Pont	130,000	170,028	12,467	312,495

Kristina M. Johnson	130,000	170,028	300	300,328

Luther C. Kissam IV	130,000	170,028	300	300,328

James A. Lico	63,587	250,648	200	314,435

Fred Lowery	155,000	170,028	300	325,328

Raymond J. Milchovich(d)	32,500	—	25	32,525

Deanna M. Mulligan	130,000	170,028	300	300,328

Steven M. Sterin	165,000	170,028	300	335,328

(a)

In addition to the annual retainer, the amount in this column includes Lead Director and Committee chair fees. Directors may elect to defer all or a portion of their cash fees into stock units which must be held until retirement.

(b)

The full grant date fair value of Restricted Stock Units granted on June 5, 2024 is based on $80.62 per share with a total value of $170,028 for all non-employee directors and the full grant date fair value of the common stock awarded to Mr. Lico on June 5, 2024 is based on $80.62 per share for a total value of $80,620, in accordance with the same standard applied for financial accounting purposes, Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718.

(c)	Includes DuPont-paid accidental death and disability insurance premiums and accruals made in 2024 for non-employee directors under EID’s discontinued directors’ charitable gift plan.
(d)	Mr. Milchovich passed away on January 30, 2024.

Outstanding equity awards for individual directors are noted below:

Name	Outstanding Stock Awards at December 31, 2024

Amy Brady	15,289

Ruby Chandy	17,113

Terrence Curtin	16,087

Alexander M. Cutler	24,497

Eleuthere I. du Pont	24,497

Kristina M. Johnson	7,452

Luther C. Kissam IV	17,113

James A. Lico	2,129

Fred Lowery	16,087

Raymond J. Milchovich(a)	0

Deanna M. Mulligan	10,022

Steven M. Sterin	17,502

(a)	Mr. Milchovich passed away on January 30, 2024.

2025 Proxy Statement	31

Agenda Item 1: Election of Directors

Non-Employee Directors’ Stock Ownership Guidelines

Equity, in the form of Restricted Stock, RSUs or Deferred Stock, is a key component of director compensation. Directors are generally required to hold all equity awards until retirement.

Non-Employee Directors’ Stock Grant

In June 2024, all non-employee directors received a grant of 2,109 Restricted Stock Units (“RSUs”), with provisions limiting transfer until retirement or termination of service to the Company.

Non-Employee Directors’ Initial Stock Grant

Each newly appointed non-employee director receives a one-time grant of 1,000 shares of DuPont Common Stock when he or she attends their first Board meeting. These shares are immediately vested, but net shares after any sale to cover taxes related to the grant must be held until the director leaves the Board (minimum 55% of gross shares).

Non-Employee Directors’ Deferred Compensation Plan

Non-employee directors may choose, prior to the beginning of each year, to have all or part of their fees credited to deferred compensation accounts.

A director may defer all or part of the Board retainer and Committee Chair fees in cash or stock units until retirement as a director or until a specified year after retirement. Interest accrues on deferred cash payments and dividend equivalents accrue on deferred stock units. As part of the retention requirements, stock units will be held until retirement. However, a director may defer payments beyond retirement.

Business Travel Accident Insurance for Non-Employee Directors

DuPont maintains a rider on its Business Travel Accident insurance policies covering each non-employee director, which will cover accidental death and dismemberment if the director is traveling on DuPont business.

Directors’ Charitable Gift Plan

In October 2008, EID discontinued its legacy charitable gift plan with respect to future directors. After the death of a director, EID donated five consecutive annual installments of up to $200,000 each to tax-exempt educational institutions or charitable organizations recommended by the director and approved by EID.

A director was fully vested in the plan after five years of service as a director or upon death or disability. Each of Messrs. Cutler and du Pont, who served as directors of EID, participate in the plan and we have assumed the obligations of EID under the plan with respect to these directors. The plan is unfunded. We do not purchase insurance policies to satisfy the obligations under the plan. The directors do not receive any personal financial or tax benefit from this program because any charitable, tax-deductible donations accrue solely to the benefit of DuPont.

32

Agenda Item 1: Election of Directors

Equity Compensation Plan Information

The tables below show the Equity Compensation Plan Information as of December 31, 2024.

	(1)	(2)	(3)

Plan Category	# of securities to be issued upon exercise of outstanding options, warrants, rights	Weighted-average exercise price of outstanding options, warrants, rights ($)	# of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (1))

Equity Compensation Plans Approved by Security Holders	5,519,525	75.66	14,522,084

2025 Proxy Statement	33

Executive Officers

The following table provides information regarding our executive officers as of the date hereof:

Name	Age	Position

Edward D. Breen	69	Executive Chairman

Lori D. Koch	50	Chief Executive Officer

Antonella B. Franzen	49	Senior Vice President and Chief Financial Officer

Christopher Raia	55	Senior Vice President and Chief Human Resources Officer

Erik T. Hoover	51	Senior Vice President and General Counsel

Steve P. Larrabee	63	Senior Vice President and Chief Information Officer

Jon D. Kemp	49	President, Electronics & Industrial

Edward D. Breen has served as the Executive Chairman of our Board since 2019. Mr. Breen’s biographical details are contained under “Agenda Item 1: Election of Directors.”

Lori D. Koch has served as our Chief Executive Officer since June 1, 2024. Ms. Koch’s biographical details are contained under “Agenda Item 1: Election of Directors.”

Antonella B. Franzen has served as our Senior Vice President and Chief Financial Officer since June 1, 2024. Prior to that, Ms. Franzen served as the Chief Financial Officer of the Company’s Water & Protection segment since February 2022. Before joining the Company, Ms. Franzen was Vice President, Chief Investor Relations and Communications Officer at Johnson Controls International from April 2018 to February 2022. Before the merger of Tyco International with Johnson Controls, Ms. Franzen held various roles of increasing responsibility at Tyco International, including leading investor relations, corporate finance and external reporting. Ms. Franzen began her career with PricewaterhouseCoopers LLP, providing assurance advisory services to large multinational public companies in the industrial and pharmaceutical sectors. Ms. Franzen has served on the board of directors of JELD-WEN Holding, Inc. since 2024. Ms. Franzen holds a B.S. in accounting from The College of New Jersey.

Christopher Raia has served as our Senior Vice President and Chief Human Resources Officer since March 2021. He had served as our Vice President and Interim Chief Human Resources Officer from December 2020 to March 2021. Previously, he served as Vice President, Organization Effectiveness. Prior to joining DuPont in February 2019, Mr. Raia served as Senior Vice President Talent and Organization Effectiveness at Newell Brands from 2016 to 2018 and at Citizens Bank from 2014 to 2016. Prior to 2014, he worked with large corporate clients through his HR consulting practice, Provation LLC. Mr. Raia holds a M.A. in Organizational Psychology from Columbia University, and a B.S. with University Honors in Psychology from Brigham Young University.

Erik T. Hoover has served as our Senior Vice President and General Counsel since June 2019. From June 2019 to October 2019, he also served as Corporate Secretary. In his previous role as General Counsel for the Specialty Products Division of DowDuPont, Mr. Hoover oversaw all legal matters for that division. From 2017 to 2019, he also served as Assistant Corporate Secretary for DowDuPont and Chief Compliance Officer for EID. Prior to the DWDP Merger in 2017, Mr. Hoover was Secretary and Associate General Counsel for EID. Before joining EID, he was an associate at Blank Rome LLP in Philadelphia. Mr. Hoover earned a B.S. in accounting from Lehigh University and a J.D. degree from Rutgers School of Law at Camden.

Steve P. Larrabee has served as our Senior Vice President and Chief Information Officer since June 2019. Prior to that role, Mr. Larrabee served as Chief Information Officer for the Specialty Products Division of DowDuPont from June 2017 to June 2019. From March 2016 to

34

Executive Officers

May 2017, Mr. Larrabee consulted through At Last Business Solutions. Mr. Larrabee held the role of CIO for Mars, Incorporated from 2009, extending it in 2011 to become the President, Mars Global Services until 2016. Mr. Larrabee earned an MBA from Seton Hall University and a B.S. in Computer Science & Applied Mathematics from the State University of New York at Albany.

Jon D. Kemp has served as President, Electronics & Industrial since August 2019. Previously he served as Head of Strategy for the Specialty Products Division of DowDuPont from October 2017 to June 2019. Mr. Kemp served as President, DuPont Electronics & Communications from 2015 through 2017. Prior to that, Mr. Kemp held various roles at EID. Prior to joining EID, he was an economist and business development manager for the Utah Department of Community and Economic Development. Mr. Kemp is expected to become the Chief Executive Officer and a board member of the planned Electronics company upon completion of the Intended Electronics Separation. Mr. Kemp earned a B.A. in economics from the University of Utah and a M.B.A. from the Darden School of Business at the University of Virginia.

There are no family relationships between any of our directors and any of our executive officers.

2025 Proxy Statement	35

Beneficial Ownership of Company Stock

The following table presents the beneficial ownership of DuPont’s Common Stock as of March 14, 2025, except as noted, for (i) each director and director nominee of the Company, (ii) each of DuPont’s current named executive officers, (iii) all directors and executive officers as a group, and (iv) each person beneficially owning more than 5% of the outstanding shares of DuPont’s Common Stock. As of March 14, 2025, there were 418,495,029 shares of DuPont’s Common Stock outstanding.

Name	Current Shares Beneficially Owned(a)		Rights to Acquire Beneficial Ownership of Shares(b)	Total	Percent of Shares Beneficially Owned(c)

Amy G. Brady	674		15,388	16,062	*

Edward D. Breen	436,575	(d)	950,921	1,387,496	*

Ruby R. Chandy	1,000		17,133	18,133	*

Terrence R. Curtin	8,500		25,952	34.452	*

Alexander M. Cutler	3,137		65,839	68,976	*

Eleuthère I. du Pont	1,920		33,471	35,391	*

Antonella Franzen	6,810		520	7,330

Erik T. Hoover	53,016		125,548	178,564	*

Kristina M. Johnson	550		7,452	8,002	*

Jon Kemp	75,620		175,416	251,036	*

Luther C. Kissam	6,000		17,113	23,113	*

Lori Koch	82,241		166,280	248,521	*

James A. Lico	1,000		2,888	3,888	*

Frederick M. Lowery	1,000		28,057	29,057	*

Kurt B. McMaken	—		—	—

Deanna M. Mulligan	1,000		16,928	17,928	*

Steven M. Sterin	1,000		17,502	18,502	*

Leland Weaver	16,184		56,206	72,390	*

All Directors and Executive Officers as a Group (19 persons)(e)	744,374		1,813,723	2,558,097	*

Certain Other Owners:

The Vanguard Group	48,043,862	(f)			11.48%

BlackRock, Inc.	30,389,248	(g)			7.26%

(a)

Except as otherwise noted and for shares held by a spouse and other members of the person’s immediate family who share a household with the named person, the named persons have or share voting and investment power over the indicated number of shares. This column also includes all shares held in a trust over which the person has or shares voting or investment power and shares held in trust for the benefit of the named party in the DuPont Retirement Savings Plan. Beneficial ownership of some or all of the shares listed may be disclaimed.

(b)	This column includes any shares that the person could acquire through May 13, 2025.
(c)	The percentage of shares beneficially owned is calculated based on the number of shares of common stock outstanding as of March 14, 2025.
(d)	Includes shares held by GRATs in which Mr. Breen does not serve as trustee but has a right to designate a successor trustee.
(e)	Includes shares held by directors, director nominees and current executive officers.
(f)

Based on Amendment No. 7 to Schedule 13G filed by The Vanguard Group on February 13, 2024 with the SEC reporting beneficial ownership as of December 29, 2023. The Vanguard Group has sole voting power over 0 shares, shared voting power over 555,323 shares, sole dispositive power over 46,182,292 shares and shared dispositive power over 1,861,570 shares. The Vanguard Group’s address is 100 Vanguard Boulevard, Malvern, PA 19355.

36

Beneficial Ownership of Company Stock

(g)

Based on Amendment No. 4 to Schedule 13G filed by BlackRock, Inc. on January 26, 2024 with the SEC reporting beneficial ownership as of December 31, 2023. BlackRock, Inc. has sole voting power over 27,082,208 shares, shared voting power over 0 shares, sole dispositive power over 30,389,248 shares and shared dispositive power over 0 shares. BlackRock, Inc.’s address is 50 Hudson Yards, New York, NY 10001.

*	Less than 1% of the total shares of DuPont common stock outstanding.

2025 Proxy Statement	37

Compensation Discussion

& Analysis

The Compensation Discussion and Analysis describes details of the executive compensation programs applicable to the Named Executive Officers.

CD&A Table of Contents

Frequently Used Acronyms

CD&A – Compensation Discussion & Analysis

CEO – Chief Executive Officer

CFO – Chief Financial Officer

EPS – Earnings Per Share

U.S. GAAP or GAAP – Generally Accepted Accounting Principles in the United States of America

IRC – U.S. Internal Revenue Code, as amended

LTI – Long-Term Incentive

NEO – Named Executive Officer

PEO – Principal Executive Officer

PSU – Performance Share Unit

RSU – Restricted Stock Unit

STIP – Short-Term Incentive Program

TSR – Total Shareholder Return

Significant Items – Significant items are items that arise outside the ordinary course of the Company’s business that management believes may cause misinterpretation of underlying business performance, both historical and future, based on a combination of some or all of the item’s size, unusual nature and infrequent occurrence. Management classifies as significant items certain costs and expenses associated with acquisition, integration and separation activities related to transformational acquisitions and divestitures as they are considered unrelated to ongoing business performance.

38

Compensation Discussion & Analysis

Executive Summary

In 2024, DuPont experienced strong financial performance as a result of our ongoing focus on operational execution and cost discipline, as well as year-over-year improvements in the end markets we serve. We also announced plans to continue the transformation of our Company into a premier multi-industrial company with the proposed separation of our Electronics business in a tax-free manner to our stockholders (the “Intended Electronics Separation”) which is targeted to close on November 1, 2025.

In addition, as described earlier, the Board completed a rigorous succession planning process. As a result of this process, effective June 1, 2024, Mr. Breen transitioned from the role of CEO to full-time Executive Chairman of the Board of Directors, and Lori D. Koch, DuPont’s Chief Financial Officer, succeeded Mr. Breen as the Company’s Chief Executive Officer. The Board determined that Ms. Koch, was best suited to assume the CEO role and lead the Company. In making this determination, the Board considered a variety of factors, including Ms. Koch’s institutional knowledge and performance as the Company’s Chief Financial Officer where she served as a key strategic partner to Mr. Breen. To support the CEO transition and Board continuity, the Board determined that it was in the best interests of DuPont and its stockholders to have Mr. Breen retain the role of Executive Chairman in order to benefit from Mr. Breen’s leadership and expertise. In addition, effective June 1, 2024, Antonella B. Franzen, Chief Financial Officer of DuPont’s Water and Protection segment was appointed DuPont’s Chief Financial Officer.

The CD&A reviews the objectives and elements of our executive compensation program, its alignment with performance and the 2024 compensation decisions regarding our NEOs.

Named Executive Officers

Our 2024 NEOs are listed in the table below:

Named Executive Officer	Title

Edward D. Breen(a)	Executive Chairman

Lori D. Koch(b)	Chief Executive Officer

Antonella Franzen(c)	Senior Vice President & Chief Financial Officer

Erik T. Hoover	Senior Vice President & General Counsel

Jon Kemp	President, Electronics & Industrial

Leland Weaver	President, Water & Protection

(a)	Effective June 1, 2024, Mr. Breen transitioned from Executive Chairman and Chief Executive Officer to Executive Chairman.
(b)	Effective June 1, 2024, Ms. Koch was appointed Chief Executive Officer, prior to that she served as Chief Financial Officer.
(c)	Effective June 1, 2024, Ms. Franzen was appointed Senior Vice President & Chief Financial Officer.

Our executive compensation programs use a balanced portfolio of measures to drive short- and long-term objectives aligned with the Company strategy and stockholder interests. The People and Compensation Committee, or, for purposes of this CD&A and the related Compensation Tables and Narratives, the “Committee,” annually reviews our executive compensation programs and makes decisions or changes as appropriate. In making decisions, the Committee considers all relevant factors, including stockholder interests, financial goals, business performance, strategic priorities and market practices. The Committee’s decisions are also informed by input from stockholders, its independent compensation consultant and management.

Listed below are key actions taken by the Committee:

Leadership Transition

E. Breen (Executive Chairman and Former CEO)

•	No changes were made to Mr. Breen’s compensation during the period in which he served as CEO.

•

Mr. Breen’s 2024 LTI Award was granted in February while he still served as the CEO. In advance of the February 2025 LTI award, the Committee, considering his transition to Executive Chairman, recommended to the Board that Mr. Breen’s LTI target be reduced to $5 million (from $12.5 million) resulting in a roughly 50% total target compensation reduction.

2025 Proxy Statement	39

Compensation Discussion & Analysis

•

In connection with Mr. Breen’s transition to Executive Chairman on June 1, 2024, the Committee reaffirmed that the terms of his existing letter agreement remain unchanged. Mr. Breen remains employed on an at-will basis and is not entitled to any cash severance payments upon his eventual termination from service. In addition, the Committee determined previously that no special one-time awards will be granted to Mr. Breen in the future.

•	For a description of the current letter agreement with respect to Mr. Breen’s employment, see “E. Breen Employment Letter” under “Executive Compensation” below.

L. Koch (CEO and Former CFO) and A. Franzen (CFO)

•	Mses. Koch and Franzen’s compensation was adjusted to competitive market levels for their new roles as CEO and CFO respectively effective June 1, 2024.

•

Considering their 2024 LTI awards were granted when serving in prior roles, and the significant increase in market competitive compensation levels for each Mses. Koch and Franzen’s new roles, the Committee granted off-cycle LTI awards in conjunction with their appointments to align their 2024 total granted value to market levels. The additional LTI awards were majority (60%) performance based with underlying terms and conditions consistent with the February 2024 annual LTI awards they received. The Committee viewed this as an important action to increase the retention and alignment of compensation with the interest of stockholders for both executives as they assumed new key roles.

NEO Incentive Compensation

Short Term Incentive Program

•

After careful consideration, the Committee decided to retain the use of quarterly measurement periods to set targets and measure results for Corporate and Segment metrics through 2024 considering that business conditions were expected to remain volatile and uncertain. The Committee believed this would be the most appropriate approach to respond to changing market conditions throughout 2024, while maintaining a formulaic design. The Committee followed a rigorous process to establish quarterly targets for 2024 to ensure alignment to external commitments and expectations.

•

As in prior years, Corporate Adjusted EPS, Segment Organic Revenue, Segment Operating EBITDA, and Segment Adjusted Free Cash Flow remained performance metrics. STIP payouts for the Business Segment Presidents continued to vary based on the performance of their respective individual Business Segments while Corporate aligned NEOs performance was determined based on the weighted average of the Business Segments metrics.

•

A Sustainability Modifier remained part of the STIP design to ensure continued focus on progress toward our 2030 Sustainability Goals with the ability to increase or decrease STIP awards by up to 10% if there is extraordinary or limited progress achieved. Based on a holistic review of the 2024 performance, the Committee determined a modest 4% positive application of the modifier was appropriate considering the extraordinary achievement within our innovate and protect sustainability pillars as further described in the Sustainability Modifier section of the CD&A.

•

Overall STIP payout results for 2024 were slightly above target aligned with our strong financial performance. STIP payouts for the Business Segment Presidents varied based on the performance of their respective individual Business Segments.

•

The Committee approved annual payout factors of 112.8% (Electronics & Industrial), 110.8% (Water & Protection), and 111.9% (Corporate Aligned) based on the aggregate quarterly Corporate and Segment performance results, review of annual progress against Sustainability goals, and, at the request of management, applying a 4% reduction under the reallocation feature to provide additional funding for top performers.

Long Term Incentives

•	The 2024 LTI program for executives remained majority aligned to performance. Awards were delivered through a mix of PSUs (weighted at 60%) and RSUs (weighted at 40%).

•	Adjusted ROIC and Adjusted Corporate Net Income remained the primary PSU metrics. The PSU design also continued to include a Relative TSR modifier based on the performance relative to the S&P 500.

40

Compensation Discussion & Analysis

•

The Committee approved a payout factor of 84.67% for the 2022 PSUs which had a three-year performance period that ended December 31, 2024. The 2022 PSUs were granted to executive officers and other key leaders as part of their annual LTI award in February 2022.

Program Philosophy and Objectives

Our executive compensation philosophy and practices reflect a commitment to paying for performance — both short-term and long-term. Our executive compensation programs are designed to attract, retain, motivate and reward talented and experienced executives to successfully manage the business, execute our strategy and drive stockholder value.

Within this philosophy, the key objectives are to:

–	Establish a strong link between pay and performance.

–	Align the financial interest of executives with stockholders, particularly over the longer term.

–	Reinforce business strategies and drive sustained stockholder value.

Executive Compensation Governance Practices

Compensation of our executive officers, including the NEOs, is overseen by the Committee (or, in the case of Mr. Breen and Ms. Koch, by the Committee and the independent members of the Board). The Board and the Committee were assisted in the performance of their oversight duties by an independent compensation consultant.

The following table summarizes key governance elements related to the executive compensation programs in which the executive officers participate:

What We Do	What We Don’t Do

Maintain a pay mix that is heavily performance-based	Provide single-trigger change in control agreements or excise tax gross ups
Actively engage with stockholders	Grant options below market value, extend original option term, reprice, reload or exchange underwater options without stockholder approval
Align executive compensation outcomes with Company and individual performance
Annually assess peer group composition and competitive compensation practices	Permit hedging or pledging of the Company’s securities
Include a liberal share counting provision in our equity plan
Seek annual stockholder advisory approval of executive compensation
Maintain strong stock ownership requirements of six times base salary for the CEO and three times base salary for the other executive officers	Guarantee annual salary increases or bonuses
Provide minimum payouts under the LTI Plan
Conduct an annual executive talent review and discussion on succession planning	Provide uncapped short- and long-term incentive payouts
Provide excessive perks
Maintain a robust compensation clawback policy covering both cash and equity

Review executive compensation statements (“tally sheets”)

Conduct annual compensation risk assessments

2025 Proxy Statement	41

Compensation Discussion & Analysis

Say on Pay

We conduct an annual “say on pay” vote to approve executive compensation. At the 2024 annual meeting of stockholders, approximately 82.6% of shares voted were in support of the compensation provided to our NEOs. Although the vote is advisory and non-binding on the Board, the Committee regularly considers the results of the “say on pay” vote in evaluating our executive compensation programs, including for 2024 executive compensation. In light of the feedback from our stockholders and the Committee’s evaluation, the Committee concluded that we provide competitive executive compensation programs that effectively attract, motivate, reward and retain executives in a manner aligned with stockholder interests.

Components of Executive Compensation and Benefits

Consistent with our overall executive compensation philosophy, our compensation programs are primarily performance-based. The following chart summarizes the principal components of our executive compensation program and the drivers of each element.

Pay Component	Role	Determination Factors

Salary	Fixed cash compensation that provides a reliable source of income.	• Competitive positioning against benchmark data for similar roles, individual performance, experience, and potential.

Short-Term Incentive Program	Cash incentive compensation that ties to annual achievement of financial and operational goals as well as individual performance. Range: 0%—200%	Annual Achievement
• Corporate Adjusted EPS (50%) • Segment Organic Revenue (20%) • Segment Operating EBITDA (15%) • Segment Adjusted Free Cash Flow (15%) • Sustainability (Modifier)

Long-Term Incentives

A combination of vehicles delivering long-term equity-based compensation that enhances retention, increases stock ownership and aligns interests of executives and stockholders.

Performance Share Units (60%)

Rewards executives for achieving multi-year financial priorities.

Granted at the beginning of a three-year performance period with units earned based on performance achievement over the three-year period.

Three-year performance period
• Adjusted ROIC (50%) • Adjusted Corporate Net Income (50%) • Relative TSR (Modifier)

Range: 0%—200%

Restricted Stock Units (40%)	Supports executive retention and stock ownership.	Three-year incremental vesting
• Stock price

Benefits and Perquisites

Minimal perquisites are provided where reasonable to attract key executive talent.

Competitive benefit programs offered to support the health and well-being of employees and their families. Executives are offered the same programs as other salaried employees.

• Competitive market practice for similar roles.

42

Compensation Discussion & Analysis

2024 NEO Target Total Direct Compensation Summary

At the beginning of 2024, the Committee evaluated target total direct compensation – consisting of base salary, target short-term incentive opportunity and target long-term incentive award value for each NEO. As part of this annual evaluation, the Committee considered the NEO’s scope of responsibility, experience, performance, results and potential. The Committee also considered the need to retain talent, business conditions, and the competitive compensation levels for comparable positions benchmarked against the Company’s peer group and general industry information.

Compensation for Mr. Breen and Mses. Koch and Franzen was evaluated at the time of the leadership transitions to ensure market competitiveness in alignment with their new roles.

The table below reflects the targeted annual direct compensation of employees as of December 31, 2024.

Name	2024 Base Salary ($)	2024 Target Short-Term Incentive ($)	2024 Target Long-Term Incentive ($)		Target Total Direct Compensation ($)

Edward D. Breen	1,000,000	1,500,000	12,500,000	(a)	15,000,000

Lori D. Koch	1,200,000	1,800,000	7,000,000		10,000,000

Antonella Franzen	700,000	700,000	1,700,000		3,100,000

Erik T. Hoover	625,000	625,000	1,500,000		2,750,000

Jon Kemp	650,000	650,000	1,750,000		3,050,000

Leland Weaver	600,000	600,000	1,750,000		2,950,000

(a)

Mr. Breen’s 2024 LTI Award was granted in February while he served as CEO. In advance of the February 2025 LTI award, the Committee reduced Mr. Breen’s LTI target to $5 million in consideration of his role change.

As shown below, the vast majority of our NEO’s 2024 target direct compensation is “at-risk” based on financial, operating, individual performance and our stock price.

Executive Chairman

CEO

Average for Other NEOs

2025 Proxy Statement	43

Compensation Discussion & Analysis

2024 Executive Compensation Decisions

Base Salary

The Committee annually reviews the base salaries of our NEOs to determine if any adjustment is warranted. Salaries are adjusted if the Committee believes there is a need after a review of benchmarking data for similar roles, individual performance, and competitive positioning.

In February 2024, the Committee approved an increase to the base salary for Mr. Weaver. In May 2024, the Committee approved increases to Mses. Koch and Franzen’s base salary in line with their new roles.

2024 base salaries for the NEOs as of December 31, 2024 are shown in the table below.

Name	2024 Base Salary ($)

Edward D. Breen	1,000,000

Lori D. Koch	1,200,000

Antonella Franzen	700,000

Erik T. Hoover	625,000

Jon Kemp	650,000

Leland Weaver	600,000

Short-Term Incentive Compensation

The STIP is designed to reward executives for the achievement of annual financial and operational performance goals and is a key component of our overall compensation program. Each year, the Committee reviews the target short-term incentive award opportunities (which are expressed as a percentage of annual base salary) for NEOs as part of its annual executive compensation review.

In May 2024, the Committee approved increases to Mses. Koch and Franzen’s STIP target percentage for 2024 in line with their new roles.

Short-term incentive opportunities for the NEOs as of December 31, 2024 are shown in the table below.

Name	2024 Target STIP (%)	2024 Target STIP ($)

Edward D. Breen	150%	1,500,000

Lori D. Koch	150%	1,800,000

Antonella Franzen	100%	700,000

Erik T. Hoover	100%	625,000

Jon Kemp	100%	650,000

Leland Weaver	100%	600,000

Design and Metrics

The 2024 STIP design was approved by the Committee in January 2024. The design continues to balance rewards between Company and Business Segment priorities with equal weighting for Corporate and total Business Segment metrics as described below.

	Metric	Weighting

Corporate	Corporate Adjusted EPS	50%

	Segment Organic Revenue	20%

Business Segment	Segment Operating EBITDA	15%

	Segment Adjusted Free Cash Flow	15%

44

Compensation Discussion & Analysis

Business Segment performance remains a key part of the overall design for Business Segment Presidents to align short-term incentives with the results of their respective businesses. Business Segment performance for Corporate Aligned NEOs is calculated based on the weighted average of the total Business Segment metric results for Electronics & Industrial and Water & Protection.

As noted above, taking into consideration that business conditions were expected to remain volatile and uncertain through 2024, the Committee decided to retain the use of quarterly measurement periods, each with equal weighting, to set targets and measure results for Corporate and Business Segment metrics. The Committee believed this would be the most appropriate approach to respond to changing market conditions throughout 2024, while maintaining a formulaic approach to determining performance results. After approval of the 2024 STIP design and Q1 targets in January 2024, the Committee followed a rigorous process to establish remaining quarter targets before the start of each quarter, maintaining alignment to external commitments and expectations. The Committee also reviewed the alignment of payout opportunities and strong financial results at threshold, target, and maximum performance goal levels for each measure.

Based on performance, quarterly payout percentages can be 0% for below threshold performance or can range from 50% for performance at threshold, to 200% for maximum performance. Threshold was considered the level of performance that warranted the minimum payout, and the maximum defined the level of performance considered exceptional. Payout of awards remained annual based on the aggregate quarterly performance results together with the Sustainability Modifier as described below. The maximum payout was capped at 200%.

Sustainability:

The Sustainability Modifier remained part of the STIP design to ensure continued focus on progress toward our 2030 Sustainability Goals. The Sustainability Modifier maintained alignment to annual progress expectations and achievement as described in further detail under “Sustainability Modifier.”

Reallocation:

The Committee maintained the ability to reduce payout factors in order to provide funding for increased awards to top performers throughout the Company through a reallocation feature. The application of the reallocation feature is noted under “Final Payout Factors.”

Key Metrics The following key metrics were used to determine the 2024 STIP targets and results:

Corporate Adjusted EPS*

Earnings per common share from continuing operations-diluted, excluding the after-tax impact of significant items, after-tax impact of amortization expense of intangibles and the after-tax impact of non-operating pension / other post employment benefits (“OPEB”) benefits credits / costs and the after-tax impact of Future Reimbursable Indirect Costs reduced for any exclusions or adjustments approved by the People and Compensation Committee.

Segment Organic Revenue* Net sales excluding Corporate, adjusted for the change in currency from 2024 budget forecast and the change in portfolio from 2024 budget forecast.

Segment Operating EBITDA*

Earnings (“Income (loss) from continuing operations before income taxes”) before interest, depreciation, amortization, non-operating pension / OPEB benefits credits / costs and foreign exchange gains / losses, excluding Future Reimbursable Indirect Costs, adjusted for significant items, the results of Corporate & Other, and any adjustments approved by the People and Compensation Committee.

Segment Adjusted Free Cash Flow*

Cash provided by / (used for) operating activities from continuing operations less capital expenditures, excluding the impact of cash inflows / outflows that are unusual in nature and/or infrequent in occurrence that neither relate to the ordinary course of our business nor reflect our underlying business liquidity adjusted to exclude the results of Corporate & Other.

* See Appendix A for further information, including a reconciliation of non-GAAP measures to the most directly comparable U.S. GAAP financial measures.

2025 Proxy Statement	45

Compensation Discussion & Analysis

Final Payout Factors

The Committee approved annual payout factors after year end based on the aggregate quarterly Corporate and Segment performance results, and review of annual progress against Sustainability goals. The Committee reduced payout factors by 4% under the reallocation feature.

The table below reflects the Final Payout Factors approved by the Committee:

Final Payout Factors

Electronics & Industrial	112.8%

Water & Protection	110.8%

Corporate Aligned	111.9%

Performance Results

The Corporate and Business Segment metric performance results were determined based on the targets and results as reflected below.

Corporate

Metric / Weighting		Q1		Q2		Q3		Q4
		Target	Actual	Target	Actual	Target	Actual	Target	Actual
Corporate Adjusted EPS(a)	50%	0.91	0.80	0.88	1.01	1.08	1.11	1.19	1.08

(a)	Threshold and Max are set at 85% and 115% respectively. Values expressed in U.S. Dollars.

Business Segment

	Metric / Weighting		Q1		Q2		Q3		Q4
			Target	Actual	Target	Actual	Target	Actual	Target	Actual

Electronics & Industrial	Segment Organic Revenue(b)	20%	1,454	1,374	1,403	1,517	1,541	1,536	1,526	1,514
	Segment Operating EBITDA(c)	15%	410	365	383	441	460	473	455	453
	Segment Adjusted Free Cash Flow(d)	15%	249	211	249	281	338	350	320	300

Water & Protection	Segment Organic Revenue(b)	20%	1,425	1,297	1,408	1,398	1,442	1,379	1,410	1,370
	Segment Operating EBITDA(c)	15%	312	286	320	359	358	369	353	355
	Segment Adjusted Free Cash Flow(d)	15%	193	139	159	296	230	306	223	250

(b)	Threshold and Max are set at 90% and 110% respectively. Values expressed in Millions of U.S. Dollars.
(c)	Threshold and Max are set at 80% and 115% respectively. Values expressed in Millions of U.S. Dollars.
(d)	Threshold and Max are set at 80% and 120% respectively. Values expressed in Millions of U.S. Dollars.

See Appendix A for further information, including a reconciliation of non-GAAP measures to the most directly comparable U.S. GAAP financial measures.

46

Compensation Discussion & Analysis

The table below reflects the quarterly payout percentages based on the results above.

	Metric / Weighting	Q1	Q2	Q3	Q4	Total Payout

Electronics & Industrial	Corporate Adjusted EPS – 50%	30.3%	100.0%	59.3%	34.2%
	Segment Organic Revenue – 20%	14.5%	36.2%	19.7%	19.2%
	Segment Operating EBITDA – 15%	10.9%	30.0%	17.9%	14.8%
	Segment Adjusted Free Cash Flow – 15%	9.4%	24.8%	17.7%	12.6%
	Quarterly Result	65.1%	191.0%	114.5%	80.8%
	25% Weighted Result	16.3%	47.7%	28.6%	20.2%	112.8%

Water & Protection	Corporate Adjusted EPS – 50%	30.3%	100.0%	59.3%	34.2%
	Segment Organic Revenue – 20%	11.0%	19.3%	15.6%	17.1%
	Segment Operating EBITDA – 15%	11.9%	27.3%	18.0%	15.5%
	Segment Adjusted Free Cash Flow – 15%	0.0%	30.0%	30.0%	24.0%
	Quarterly Result	53.2%	176.5%	122.9%	90.8%
	25% Weighted Result	13.3%	44.1%	30.7%	22.7%	110.8%

Corporate Aligned(a)	Corporate Adjusted EPS – 50%	30.3%	100.0%	59.3%	34.2%
	Segment Weighted Average – 50%	28.8%	83.8%	59.5%	51.6%
	Quarterly Result	59.1%	183.8%	118.7%	85.8%
	25% Weighted Result	14.8%	45.9%	29.7%	21.5%	111.9%

(a)

Business Segment results for Corporate Aligned calculated as the weighted average of the total Business Segment metric results for each quarter. Weighted average determined using 2023 year-end revenue (50% E&I and 50% W&P).

Sustainability Modifier

The Committee believes that linking incentive compensation to our Sustainability journey demonstrates our strong commitment toward advancing our goals. Extraordinary progress in a target focus area could result in up to a 10% increase to incentive payouts while limited progress in these areas could result in up to a 10% decrease in incentive payouts. The Committee would not apply a modifier if expected progress was achieved.

For 2024, the Company established enterprise-wide goals aligned to three Sustainability pillars. While the Company is committed to progress against all goals in the Sustainability pillars, the 2024 Sustainability Modifier focused on delivering against specific goals within each pillar.

2025 Proxy Statement	47

Compensation Discussion & Analysis

The chart below provides a summary of 2024 objectives and progress:

Pillar	2024 Objective	2024 Progress
Innovate Now Create sustainable innovations to help society thrive and address its most pressing challenges.	• Advance key sustainable innovation programs. • Advance sustainable innovation growth strategies.

•   Advanced 31 innovation programs with each line of business now having sustainable innovation growth strategies in place. (Extraordinary progress achieved).

•   Advanced Sustainable Innovation Growth Strategies in each LOB around sustainability dimensions specifically relevant to each business.

Protect Now Operate sustainably by delivering world-class, end-to-end performance in safety, resource efficiency and environmental protection.	• Advance Net Zero Roadmap with each business providing a view on emissions reductions aligned with customer expectations. • Define climate strategy for 2025-2030.

•   Each line of business developed defined climate strategies and options, which enabled us to announce our 2050 Net Zero Commitment. (Extraordinary progress achieved).

•   Continued reduction in greenhouse gas emissions across our operations.

Empower Now Enable the health and well-being of people and communities and advance inclusion.	• Maintain or improve leadership representation. • Advance culture of inclusion across the Company.	• Maintained or improved leadership representation compared to statistics and benchmarks for our industries. • Maintained inclusion dimension score on 2024 employee engagement survey.

Before approving the annual STIP payouts, the Committee reviewed scorecards validated by internal audit detailing qualitative and quantitative actions showing progress for each of the identified focus areas. Based on this holistic review, the Committee determined that the extraordinary progress made in both the Innovate Now and Protect Now pillars combined with the expected progress achieved against all other goals supported a 4% positive application. The 4% was added to the sum of the quarterly payout factors before consideration of the Reallocation described below.

Reallocation

The 2024 STIP design included a reallocation feature to allow for increased rewards for top performers. At the request of Management, the Committee reallocated 4% of the overall funded results under this provision. After applying both the sustainability modifier and the reallocation, the Committee approved the following final payout factors:

Final Adjusted Payout Factor

Electronics & Industrial	112.8%

Water & Protection	110.8%

Corporate Aligned	111.9%

48

Compensation Discussion & Analysis

Individual Performance Factor

As in prior years, an individual performance factor ranging from 0% to 150% was maintained in the STIP design to allow the Committee to modify an executive’s award to reflect personal performance and contributions to the Company’s success. All awards are capped at a maximum payout of 200% of target.

For 2024, after consultation with management, the Committee determined a 115% Individual Performance Factor for Mr. Hoover was appropriate based on his significant support and counsel in liability management and in progressing the Intended Electronics Separation.

The final payout factors were applied to 2024 STIP awards for NEOs as reflected below.

Name	Year End Base Salary ($)	STIP Target Percent	STIP Target Amount ($)	Payout Factor	Individual Performance Factor	Total STIP Payout Amount ($)

Edward D. Breen	1,000,000	150%	1,500,000	111.9%	100%	1,678,500

Lori D. Koch	1,200,000	150%	1,800,000	111.9%	100%	2,014,200

Antonella Franzen	700,000	100%	700,000	111.9%	100%	783,300

Erik T. Hoover	625,000	100%	625,000	111.9%	115%	804,281

Jon Kemp	650,000	100%	650,000	112.8%	100%	733,200

Leland Weaver	600,000	100%	600,000	110.8%	100%	664,800

2025 Proxy Statement	49

Compensation Discussion & Analysis

Long-Term Incentive Compensation

The Committee views long-term compensation as a critical executive compensation program element that emphasizes long-term performance, enhances retention and aligns executives’ interests with those of stockholders. Long-term incentives represent a sizable portion of an executives’ overall compensation package. In determining the annual LTI award opportunities for executive officers, the Committee reviews each executive officer’s scope of responsibility, market competitiveness, performance, impact on results and expected future contributions to the business.

Performance based awards formed a majority of the 2024 LTI award for each executive officer with 60% of the grant value awarded as PSUs and 40% as RSUs.

Mr. Weaver received an increase to his target long-term incentive opportunity in 2024. The Committee considered this change appropriate after a careful review of his competitive position to market.

The table below details the 2024 LTI awards to NEOs, inclusive of awards granted to Mses. Koch and Franzen upon their appointment.

Name	RSU Grant Value ($)(a)	PSU Grant Value ($)(a)(b)	Total Grant Value ($)(a)

Edward D. Breen	5,000,000	7,500,000	12,500,000

Lori D. Koch	3,600,000	5,400,000	9,000,000	(c)

Antonella Franzen	880,000	1,320,000	2,200,000	(d)

Erik T. Hoover	600,000	900,000	1,500,000

Jon Kemp	700,000	1,050,000	1,750,000

Leland Weaver	700,000	1,050,000	1,750,000

(a)	Actual values shown in the Grants of Plan Based Awards table will vary slightly from the amount shown above as we issue awards only in whole shares.
(b)	Actual values shown in the Grants of Plan Based Awards table will vary due to the fair market value being calculated using a Monte Carlo simulation.
(c)

Total Target Grant Value includes the 2024 Annual LTI award of $3,000,000 approved by the Committee in February while Ms. Koch was serving in the CFO role and the additional off-cycle award of $6,000,000 granted in conjunction with her appointment to CEO with underlying terms and conditions consistent with the February 2024 Annual LTI Award.

(d)

Total Target Grant Value includes the 2024 Annual LTI award of $200,000 approved in February while Ms. Franzen was serving in the W&P Business CFO role and the additional off-cycle award of $2,000,000 granted in conjunction with her appointment to CFO with underlying terms and conditions consistent with the February 2024 Annual LTI Award.

Key Metrics The following definitions apply to both the 2022 and 2024 PSU Awards. For an explanation of adjustments due to Significant Items, see “Adjustments” below:

Adjusted Corporate Net Income*

Net (loss) income from continuing operations available for DuPont common stockholders excluding after-tax significant items, after-tax amortization expense of intangibles and the after-tax impact of non-operating pension/other post-employment benefits/charges and for the 2024 PSU Award the after-tax impact of future reimbursable indirect costs. The Biomaterials business is excluded from the 2022 PSU Award results.

See “2022 PSU Award Performance Results.”

Adjusted ROIC**

Adjusted Net Operating Profit After Tax (“NOPAT”), (defined as Income from continuing operations after taxes, excluding after-tax significant items, after-tax amortization expense, after-tax interest expense and for the 2024 PSU Award after-tax amortization of debt discount and after-tax future reimbursable indirect costs) divided by (Debt + Equity – Goodwill – Intangibles – Restricted Cash). The Biomaterials business is excluded from the 2022 PSU Award results.

Total Shareholder Return (TSR)

Total return on a company’s common stock to an investor defined as the adjusted close price at the end of the performance period divided by the adjusted close price at the beginning of the performance period. Adjusted close price incorporates re-invested dividends, stock splits and new offerings. Beginning close price is based on average closing price over 20 trading days immediately prior to the first day of the performance period. Ending close price is based on average closing price over the last 20 trading days of the performance period.

*  See Appendix A for further information, including a reconciliation of non-GAAP measures to the most directly comparable U.S. GAAP financial measures

**  Return on Invested Capital (ROIC) is not a defined GAAP measure and therefore Adjusted ROIC is excluded from Appendix A. ROIC and Adjusted ROIC should not be considered a substitute for other measures prepared in accordance with GAAP and may not be comparable to similarly titled measures used by other companies.

50

Compensation Discussion & Analysis

2024 PSU Awards

PSU awards are designed to align executive compensation and decision making with Company performance over the long term. The 2024 PSU metrics remain the same as in the three prior years. The 2024 PSUs are earned and vest based on the achievement of Adjusted ROIC and Adjusted Corporate Net Income goals, weighted equally at 50%. Relative TSR is used as a modifier to increase or reduce the award by up to 25% and promote alignment with stockholder interests. Relative TSR is measured at the end of the three-year period against the S&P 500.

Performance Metrics	Weighting	Measurement	Period

Adjusted ROIC	50%	• Average over period	January 1, 2024 – December 31, 2026

Adjusted Corporate Net Income	50%	• Performance is measured in three discrete periods.	January 1, 2024 – December 31, 2024 January 1, 2025 – December 31, 2025 January 1, 2026 – December 31, 2026

•  A target growth rate for each year is established at the start of the three-year performance period. Targets for the 2nd and 3rd periods are determined using the prior period actual performance and the established growth rate.

Relative TSR	Modifier	• Point-to-point against S&P 500	January 1, 2024 – December 31, 2026

Relative TSR Ranking	Applied Modifier

<25 percentile against S&P 500	0.75

25-75 percentiles against S&P 500	1.00

>75 percentile against S&P 500	1.25

The initial payout range of the PSUs is 0% to 200% depending on achievement versus Adjusted ROIC and Adjusted Corporate Net Income. The payout is then subject to a modification based on Relative TSR. The maximum payout is capped at 200%.

We believe that disclosing specific targets while the applicable performance period is ongoing could cause competitive harm. Performance targets will be disclosed once the applicable performance periods have ended as part of our discussion and analysis on awards earned by the NEOs.

2022 PSU Award Performance Results

In February 2022, we issued the 2022 PSU award. The 2022 PSU award included performance goals based on Adjusted ROIC and Adjusted Corporate Net Income, each weighted at 50%, as well as a Relative TSR modifier based on Company TSR performance relative to the S&P 500. Performance under the 2022 PSU award was assessed over a three-year period which ended on December 31, 2024. Targets for the 2022 PSU were originally approved in February 2022, subject to potential adjustment for events, such as M&A activity, which may impact performance in a manner inconsistent with the intended application of the performance metrics.

After a review of the results and adjustments detailed below, the Committee approved the following payout factor for the 2022 PSU award:

Adjusted ROIC	Adjusted Corporate Net Income	TSR	Payout Factor
41.17%	43.50%	1	84.67%

2025 Proxy Statement	51

Compensation Discussion & Analysis

Adjustments

As part of our on-going strategy to optimize our portfolio of businesses, we completed several significant acquisitions and divestitures since the performance targets for the 2022 PSU award were originally approved, including the M&M Divestitures in 2022 and 2023 and the acquisition of Spectrum Plastics Group in 2024. In addition, following the announcement of the M&M Divestitures, the financial results of the related businesses were reclassified as discontinued operations for all periods presented in our financial statements (the “M&M Reclassification”). These portfolio actions and the related impact on our financial results from continuing operations have had a material impact on our ability to fairly assess performance relative to the original performance goals for the 2022 PSU award.

The Committee reviewed the impact of events at the end of the performance period to determine if adjustments were needed to appropriately align results to performance. The Committee practices a disciplined approach to adjustments including removal of both positive and negative impacts of events aimed at neutralizing the effect on performance results. After careful consideration, the Committee approved the adjustments described below over the course of the performance period.

The approved Adjusted ROIC target was to be measured as the average ROIC over the three-year performance period. Adjustments to the target and results are described below:

–	Target was adjusted using restated end of 2021 Adjusted ROIC which excluded the M&M Divestitures.

–	The performance result excluded the impact of excess cash associated with the M&M Divestiture and our 19.9% non-controlling equity interest and note receivable related to the Delrin® Divestiture.

The approved Adjusted Corporate Net Income targets were to be measured in three discrete periods with the final payout percentage calculated as the average of the annual payout percentages. The approved target performance for year 1 was based on projected performance with targets for years 2 and 3 to be determined by applying a pre-established growth rate of 7% to prior year actual performance. There was no change to the approved discrete periods or pre-established growth rate of 7%. Adjustments to the target basis and results for each period are described below.

–

2022: The target was established using restated 2021 actual Adjusted Corporate Net Income that excluded the M&M Divestitures. The performance result excluded the benefit of the proceeds from the M&M Divestiture.

–	2023: The performance result excluded the performance of Spectrum (which was acquired on August 1, 2023) and our historic Non-Core segment.

Relative TSR was approved as a point-to-point measurement based on the percentile ranking against the S&P 500. There were no adjustments to the measurement of Relative TSR in determination of the modifier results.

52

Compensation Discussion & Analysis

The tables below detail the targets and results against each metric used to determine the payout factor inclusive of adjustments described above:

Adjusted ROIC

Period	Threshold 50% Payout	Target 100% Payout	Maximum 200% Payout	Result	Payout %	Weighting	Weighted Payout

2022-2024	22.70%	24.20%	27.20%	23.67%	82.33%	50.0%	41.17%

Adjusted Corporate Net Income(a) – Final payout average of annual payout percentages.

Period	Threshold 50% Payout	Target 100% Payout	Maximum 200% Payout	Result	Payout %	Average Annual Payout	Weighted Payout

2022	1,489	1,861	2,233	1,661	73.1%	87.0%	43.5%
2023	1,422	1,777	2,133	1,537	66.2%

2024	1,316	1,645	1,974	1,716	121.7%

(a)	Threshold, target, maximum, and actual values expressed in millions of U.S. Dollars.

Relative TSR Modifier – Percentile ranking against S&P 500 over the performance period.

Percentile Ranking	Applied Modifier

43.3	1

See Appendix A for further information, including a reconciliation of non-GAAP measures to the most directly comparable U.S. GAAP financial measures.

The table below shows the target number of units granted in 2022 and the actual number of units earned, excluding dividend equivalent units.

Named Executive Officer	Target PSUs Granted (#)	Payout%	PSUs Earned (#)

Edward D. Breen	99,934	84.67%	89,865

Lori D. Koch	23,985	84.67%	20,308

Antonella Franzen(a)	—	—	—

Erik T. Hoover	11,993	84.67%	10,154

Jon Kemp	13,991	84.67%	11,846

Leland Weaver	11,993	84.67%	10,154

(a)	Ms. Franzen did not receive a PSU grant in 2022.

2025 Proxy Statement	53

Compensation Discussion & Analysis

Benefits and Perquisites

Benefits

We provide benefits (including retirement benefits) to eligible employees, including the eligible NEOs, through a combination of qualified and non-qualified plans. For details on each of the following retirement plans, see “Benefits” in the “Compensation Tables and Narratives” section of this Proxy Statement.

•	Supplemental Retirement Plans

•	401(k) Plans

•	Supplemental Savings Plans

•	Other Retirement Benefits

Perquisites

We offer perquisites to NEOs that the Committee believes are reasonable, yet competitive, in attracting and retaining the executive team. Perquisites provided to NEOs are regularly reviewed by the Committee as part of their overall review of executive compensation. More information on perquisites can be found in footnote (e) to the All Other Compensation column of the Summary Compensation Table in this Proxy Statement. The following outlines the limited perquisites provided to executives:

•	Financial planning support

•	Personal travel on corporate aircraft and related travel expenses

•	Use of executive protection ground transportation services

We have adopted a policy that requires Committee approval of personal use of corporate aircraft by the Executive Chairman and the CEO in excess of $200,000 per year and by any other NEO in excess of $50,000 per year.

The Compensation Process

The Committee, with the support of an independent compensation consultant and Company management, develops and executes the executive compensation program. The Committee is responsible for recommending for approval by the independent directors the compensation of the Executive Chairman and the CEO, and for approving the compensation of all other NEOs and executive officers. The Committee annually reviews and evaluates the executive compensation program to ensure that the program is aligned with the Company’s compensation philosophy and appropriately rewards performance.

The Committee reviews the following factors to determine executive compensation:

•	Competitive analysis: Median levels of compensation for similar jobs and job levels in the market, considering revenue relative to the peer group.

•	Company performance: Measured against financial metrics and operational targets approved by the Committee.

•	Market landscape: Business climate, economic conditions and other factors.

•	Individual roles: Each executive’s experience, knowledge, skills and personal contributions.

Role of Management

In 2024, the Executive Chairman and CEO made recommendations to the Committee regarding compensation for senior executives (other than themselves) after reviewing our overall performance, each executive’s personal contributions and relevant compensation market data from the peer group for similar jobs and job levels.

Role of the Committee

The Committee is responsible for establishing our executive compensation philosophy and for approving NEO compensation, other than for the Executive Chairman and the CEO, and has broad discretion when setting compensation types and amounts for such NEOs. As part of the process, Company management and the Committee also review total compensation scenarios for such NEOs. Additionally, the Committee annually reviews the corporate goals and objectives relevant to the compensation of the Executive Chairman and the CEO. The Committee evaluates the Executive Chairman’s and the CEO’s performance against their objectives and makes recommendations to the independent directors regarding the individual compensation levels based on that evaluation.

54

Compensation Discussion & Analysis

Role of Independent Board Members

The independent members of the Board are responsible for assessing the performance of the Executive Chairman and the CEO based on the recommendation of the Committee. They are also responsible for approving the compensation types and amounts for the Executive Chairman and the CEO.

Role of the Independent Compensation Consultant

The Committee has retained Frederic W. Cook & Co., Inc. (“FW Cook”) as the independent compensation consultant on executive and director compensation matters. FW Cook reported directly to the Committee and did not provide services to us other than those provided to the Committee.

FW Cook’s responsibilities included:

•	Advising the Committee on trends and issues in executive compensation.

•	Reviewing and advising on the constituents of the peer group.

•	Consulting on the competitiveness of the compensation structure and levels of DuPont’s executive officers and non-employee directors.

•	Reviewing and advising on materials provided to the Committee for discussion and approval.

•	Participating in Committee meetings as requested, including executive sessions of the Committee when management is not present, and communicating with the Chair of the Committee between meetings.

FW Cook has multiple safeguards and procedures in place to maintain the independence of the consultants in their executive compensation consulting practice, and the Committee has determined that the compensation consultant’s work has not raised any conflicts of interest. The Committee has considered factors relevant to FW Cook’s independence from management under SEC rules and has determined that FW Cook is independent from management.

Peer Group and Benchmarking

In June 2023, taking into consideration the impact of recent divestitures and DuPont’s multi-industrial business strategy, the Committee, with the support of the management team and FW Cook, determined adjustments were needed to the DuPont peer group. This revised peer group has been used throughout 2024, including when making 2024 compensation decisions. The criteria utilized when revising the peer group were as follows:

•	Revenues (1/3 to 3 times our revenues)

•	Industry (Electronics, Water, Protection, Industrial Technologies, and Next-Gen Automotive)

•	Valuation Multiple

•	Profit Margin

•	R&D as a percentage of Revenue

The table below reflects the companies that comprise the peer group that was used for market comparisons, benchmarking and setting executive compensation for 2024.

3M Company	Ecolab Inc.	Medtronic plc

AMETEK, Inc.	Emerson Electric Co.	Parker-Hannifin Corporation

Corning Incorporated	Fortive Corporation	Rockwell Automation, Inc.

Danaher Corporation	Honeywell International Inc.	RPM International Inc.

Dover Corporation	Illinois Tool Works Inc.	TE Connectivity Ltd.

Eaton Corporation plc	Johnson Controls International plc	Xylem Inc.

2025 Proxy Statement	55

Compensation Discussion & Analysis

Other Considerations

Stock Ownership Guidelines

We require our executive officers to accumulate and hold shares of DuPont common stock with a value equal to a specified multiple of base pay.

For purposes of meeting the stock ownership guidelines, direct ownership of shares, unvested RSUs, and stock units owned via qualified and non-qualified employee plans are included in actual ownership totals. Stock Options and PSUs are not included in determining whether an executive has achieved the ownership levels.

Our stock ownership guidelines include a retention ratio requirement. Under the policy, until the required ownership is reached, executives are required to retain 75% of net shares acquired upon any future vesting of stock units or exercise of stock options, after deducting shares used to pay applicable taxes and/or exercise price. The multiples for specific executive levels are shown below. As of December 31, 2024, each NEO either met or exceeded their ownership goal or was within the five-year period allowed to meet the guidelines.

Multiple of Salary	Target	Actual

Executive Chairman	6x	18.2x

CEO	6x	8.8x

Other NEOs average	3x	6.2x

Anti-Hedging and Anti-Pledging Policies

Our directors and officers are prohibited from engaging in hedging transactions (such as prepaid variable forwards, equity swaps, collars and exchange funds) with respect to our securities. They also are prohibited from holding our securities in a margin account or otherwise pledging our securities as collateral for a loan. Employees, other than officers, are generally permitted to, but discouraged from, engaging in transactions designed to hedge or offset market risk.

Clawback Policy

The Company has long maintained a compensation Clawback policy that permits recoupment of certain incentive compensation in the case of employee “Misconduct”, including termination for “cause” and break of confidentiality or noncompete obligations. In June 2023, the Company revised its policy to incorporate new requirements under the NYSE listing standards imposed by the Dodd-Frank Wall Street Reform and Consumer Protection Act and SEC rules. Accordingly, the Company’s Clawback policy as currently in effect implements the new requirements but also preserves the additional ability of the Company to recoup the compensation in the case of Misconduct. The Committee believes that going beyond the minimum requirements ensures that the Company has in place a robust Clawback policy that will enable it to recoup compensation, including cash and equity incentives, as appropriate in all applicable circumstances.

56

Compensation Discussion & Analysis

Compensation and Risk Management
The Committee periodically reviews our compensation policies and practices and has determined that the incentive compensation programs do not create risks that are reasonably likely to have a material adverse effect on us. In conducting the review in 2024, the Committee reviewed an inventory of Company incentive compensation plans and policies. The evaluation covered a wide range of practices, including: the balanced mix between pay elements, the balanced mix between short-term and long-term programs, caps on incentive payouts, governance controls in place to establish, review and approve goals, use of multiple performance measures, discretion on individual awards, use of stock ownership guidelines, provisions in severance/change in control policies, use of a clawback policy, and Committee oversight of compensation programs.
Tax and Accounting Considerations
In designing and evaluating compensation programs, the Committee considers the tax and accounting implications of its decisions among other factors. For instance, Section 162(m) of the IRC generally limits to $1 million the annual federal income tax deduction that the Company may claim in respect to certain current and former employees. While the Committee considers the extent to which compensation is deductible, the Committee focuses primarily on factors that provide incentives for the achievement of business objectives. Accordingly, the Committee retains the flexibility and discretion to structure compensation appropriate, whether or not deductible. Likewise, the Committee may consider the impact of accounting rules, including the way in which compensation is expensed, but the Committee retains the flexibility and discretion to structure compensation appropriately without regard to its accounting treatment.
Equity Award Grant Practices
We do not currently grant stock options, stock appreciation rights or similar option-like instruments as part of our equity compensation program.
We have not granted stock options since fiscal year 2022 and the Committee does not presently intend to reintroduce such awards to the Company’s equity compensation program. We grant equity awards on an annual basis at approximately the same time every year and may grant equity awards on a discretionary basis in connection with certain events such as the commencement of employment or promotion. We do not grant equity awards in anticipation of the release of material nonpublic information, and we do not time the release of material nonpublic information for the purpose of affecting the value of executive compensation.
Committee Interlocks and Insider Participation
The members of the People and Compensation Committee for 2024 were Frederick M. Lowery (Chair), Alexander M. Cutler, Kristina M. Johnson, James A. Lico, Raymond J. Milchovich (deceased), and Deanna M. Mulligan. None of the members of the People and Compensation Committee were at any time during 2024 an officer or employee of the Company. None of the executive officers of the Company serve as a member of the board of directors or a compensation committee of any entity that has one or more executive officers serving as a member of the Board or People and Compensation Committee.
Committee Report
The People and Compensation Committee of the Board reviewed and discussed the Compensation Discussion and Analysis (“CD&A”) with Company management. Based on this review and discussion, the People and Compensation Committee recommended to the Board that the CD&A be included in the Company’s Annual Report on Form
10-K
for the year ended December 31, 2024, as incorporated by reference from this Proxy Statement.
The People and Compensation Committee operates pursuant to a charter that is available at www.investors.dupont.com/investors/dupont-investors/corporate-governance.
This report is submitted by the People and Compensation Committee.
Frederick M. Lowery (Chair)
Alexander M. Cutler
Kristina M. Johnson
James A. Lico
Deanna M. Mulligan

2025 Proxy Statement	57

Executive Compensation

Compensation Tables and Narratives

Summary Compensation Table

The following table summarizes the compensation of the NEOs for the fiscal years ended December 31, 2024 and, to the extent the individuals were NEOs in respect of such earlier years, the fiscal years ended December 31, 2023 and December 31, 2022.

Name and Principal Position(a)	Year	Salary ($)	Bonus ($)	Stock Awards ($)(b)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(c)	Change in Pension Value & Nonqualified Deferred Compensation Earnings ($)(d)	All Other Compensation ($)(e)	Total ($)

Edward D. Breen	2024	1,000,000	—	12,679,828	—	1,678,500	—	321,943	15,680,270

Executive Chairman	2023	1,000,000	5,000,000	12,830,188	—	675,000	—	349,783	19,854,971
	2022	1,000,000	10,000,000	10,652,681	2,500,006	958,500	—	473,110	25,584,297

Lori D. Koch	2024	1,012,500	—	9,338,611	—	2,014,200	1,324	202,048	12,568,683

Chief Executive Officer	2023	750,000	—	3,079,297	—	337,500	3,606	130,016	4,300,419
	2022	741,667	—	2,556,721	600,001	479,250	—	162,069	4,539,708

Antonella Franzen	2024	564,583	—	2,301,503	—	783,300	—	63,069	3,712,455

Senior Vice President, Chief Financial Officer

Erik T. Hoover	2024	625,000	—	1,521,646	—	804,281	—	88,006	3,038,933

Senior Vice President, General Counsel	2023	625,000	—	1,539,714	—	281,250	—	97,585	2,543,549
	2022	616,667	—	1,278,439	300,009	459,281	—	165,637	2,820,033

Jon Kemp	2024	650,000	—	1,775,219	—	733,200	3,364	89,177	3,250,960

President, Electronics and Industrial	2023	650,000	—	1,796,278	—	235,300	18,328	109,945	2,809,851
	2022	641,667	—	1,491,419	350,011	466,050	—	153,488	3,102,635

Leland Weaver	2024	591,667	—	1,775,219	—	664,800	—	89,881	3,121,567

President, Water and Protection	2023	550,000	—	1,539,714	—	295,900	1,943	95,009	2,482,566
	2022	550,000	—	1,278,439	300,009	396,880	—	116,432	2,641,760

Totals in the above table might not equal the summation of the columns due to rounding amounts to the nearest dollar.

(a)

Effective June 1, 2024, Mr. Breen transitions from the role of Chief Executive Officer to Executive Chairman of the Board of Direction. Mr. Breen remains our Principal Executive Officer. Effective as of the same date, Ms. Koch succeeded Mr. Breen as our Chief Executive Officer. Ms. Koch was our Chief Financial Officer prior to her appointment as our Chief Executive Officer. Also effective June 1, 2024, Ms. Franzen was appointed our Chief Financial Officer.

(b)

Amounts represent the aggregate grant date fair value of awards in the year of grant in accordance with the same standard applied for financial accounting purposes, FASB ASC Topic 718. Value of the Performance Share program, shown at Target, if valued assuming a maximum payout, the value of the awards would be: Mr. Breen, $20,359,590; Ms. Koch, $15,077,099; Ms. Franzen, $3,722,914; Mr. Hoover, $2,443,260; Mr. Kemp, $2,850,399; and Mr. Weaver, $2,850,399. A discussion of the assumptions used in calculating these values can be found in Note 20 to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

58

Executive Compensation

(c)	Individual Short-Term Incentive Compensation results are detailed in the Short-Term Incentive Compensation section of the CD&A and reflect income paid in 2025 for actual performance achieved in 2024.
(d)

Messrs. Breen and Hoover and Ms. Franzen were not participants in the DuPont Pension Restoration Plan. Mr. Weaver experienced a decrease of $422 in 2024. DuPont does not credit participants in the non-qualified plans with above-market earnings; therefore, no such amounts are reflected here.

(e)	All Other Compensation includes: perquisites and other personal benefits; and employer contributions to both qualified and non-qualified defined contribution plans, as applicable.

The following table details these amounts:

Name	Perquisites and Other Personal Benefits ($)(1)	Contributions to Defined Contribution Plans ($)

Edward D. Breen	171,193	150,750

Lori D. Koch	80,548	121,500

Antonella Franzen	—	63,069

Erik T. Hoover	6,444	81,563

Jon Kemp	9,500	79,677

Leland Weaver	10,000	79,881

(1)	The NEOs received the following perquisites and other personal benefits:

i.	Mr. Breen: Personal use of Company aircraft ($171,079), use of executive protection ground transportation services.
ii.	Ms. Koch: Personal use of Company aircraft ($80,320), use of executive protection ground transportation services.
iii.	Mr. Hoover: Financial and tax planning.
iv.	Mr. Kemp: Financial and tax planning.
v.	Mr. Weaver: Financial and tax planning.

The incremental cost to the Company of personal use of Company aircraft is calculated for the direct operating costs for each personal flight including fuel, landing, catering, handling, aircraft maintenance hourly maintenance service plan charges and crew travel costs and cannot exceed $200,000 in the case of the Executive Chairman or the CEO, or $50,000 in the case of any other Executive Officer without approval of the Committee. Fixed costs, which do not change based upon usage, such as pilot salaries or depreciation of the aircraft or maintenance costs not related to personal travel, are excluded. No NEO is provided a tax reimbursement for personal use of aircraft.

2025 Proxy Statement	59

Executive Compensation

Grants of Plan-Based Awards

The following table provides additional information about plan-based compensation disclosed in the Summary Compensation Table. This table includes both equity and non-equity awards.

Name	Grant Date	Date of Action by the Committee	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(a)	Grant Date Fair Value of Stock Awards ($)(b)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Edward D. Breen	2/15/2024	2/15/2024		1,500,000	3,000,000
	2/15/2024	2/15/2024							73,047	5,000,067

	2/15/2024	2/15/2024				54,785	109,570	219,140		7,679,761

Lori D. Koch	2/14/2024	2/14/2024		1,800,000	3,600,000

	2/15/2024	2/14/2024							17,532	1,200,065

	2/15/2024	2/14/2024				13,149	26,297	52,594		1,843,157

	5/31/2024	5/22/2024							29,212	2,400,058

	5/31/2024	5/22/2024				21,909	43,817	87,634		3,895,331

Antonella Franzen	2/14/2024	2/14/2024		700,000	1,400,000

	2/15/2024	2/14/2024							1,169	80,018

	2/15/2024	2/14/2024				877	1,754	3,508		122,938

	5/31/2024	5/22/2024							9,738	800,074

	5/31/2024	5/22/2024				7,303	14,606	29,212		1,298,473

Erik T. Hoover	2/14/2024	2/14/2024		625,000	1,250,000
	2/15/2024	2/14/2024							8,766	600,033

	2/15/2024	2/14/2024				6,575	13,149	26,298		921,613

Jon Kemp	2/14/2024	2/14/2024		650,000	1,300,000
	2/15/2024	2/14/2024							10,227	700,038

	2/15/2024	2/14/2024				7,670	15,340	30,680		1,075,181

Leland Weaver	2/14/2024	2/14/2024		600,000	1,200,000
	2/15/2024	2/14/2024							10,227	700,038

	2/15/2024	2/14/2024				7,670	15,340	30,680		1,075,181

(a)	Restricted Stock Unit awards as described in the Long-Term Incentive Compensation section.
(b)

Amounts represent the aggregate grant date fair value of awards in the year of grant in accordance with the same standard applied for financial accounting purposes consistent with the values shown in the Summary Compensation Table, FASB ASC Topic 178.

60

Executive Compensation

Outstanding Equity Awards

The following table lists outstanding equity grants for each NEO as of December 31, 2024. The table includes outstanding equity grants from past years as well as the current year including awards denominated in Dow or Corteva common stock as a result of the spin-off of those companies in 2019.

			Option Awards				Stock Awards

	Grant Date	Stock Ticker	Number of Securities Underlying Unexercised Options (#) Exercisable(a)	Number of Securities Underlying Unexercised Options (#) Unexercisable(a)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(b)	Market Value of Shares or Units of Stock That Have Not Vested ($)(b)(c)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(d)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(c)(d)

Edward D. Breen	05/13/2015	DD					1,026	78,196
	06/05/2015	DD					157	12,000
	02/02/2017	DD	113,955	—	85.81	02/01/2027

	11/06/2017	DD	35,890	—	101.44	11/05/2027

	02/15/2018	DD	273,825	—	103.76	02/14/2028

	08/03/2020	DD	226,245	—	53.50	08/02/2030

	03/02/2021	DD	130,024	—	72.98	03/01/2031

	02/23/2022	DD	95,730	47,866	75.05	02/22/2032	11,329	863,822

	05/04/2023	DD					51,568	3,932,028	117,078	8,927,198

	02/15/2024	DD					71,321	5,438,193	109,570	8,354,713

	05/13/2015	CTVA					989	56,333

	06/05/2015	CTVA					152	8,645

	11/06/2017	CTVA	35,890	—	41.00	11/05/2027

	02/15/2018	CTVA	273,825	—	41.94	02/14/2028

	05/13/2015	DOW					1,256	50,410

	06/05/2015	DOW					193	7,736

	02/02/2017	DOW	113,955	—	60.19	02/01/2027

	11/06/2017	DOW	35,890	—	71.15	11/05/2027

	02/15/2018	DOW	273,825	—	72.78	02/14/2028

Lori D. Koch	02/03/2016	DD	3,810	—	66.21	02/02/2026

	02/02/2017	DD	2,932	—	85.81	02/01/2027

	02/15/2018	DD	1,240	—	103.76	02/14/2028

	08/05/2019	DD	25,317	—	66.06	08/04/2029

	02/19/2020	DD	56,562	—	53.50	02/18/2030

	03/02/2021	DD	35,461	—	72.98	03/01/2031

	02/23/2022	DD	22,975	11,488	75.05	02/22/2032	2,830	215,781

	05/04/2023	DD					12,923	985,346	28,099	2,142,549

	02/15/2024	DD					17,872	1,362,776	26,297	2,005,146

	05/31/2024	DD					29,626	2,258,981	43,817	3,341,046
	02/15/2018	DOW	1,240	—	72.78	02/14/2028

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Executive Compensation

			Option Awards				Stock Awards

	Grant Date	Stock Ticker	Number of Securities Underlying Unexercised Options (#) Exercisable(a)	Number of Securities Underlying Unexercised Options (#) Unexercisable(a)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(b)	Market Value of Shares or Units of Stock That Have Not Vested ($)(b)(c)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(d)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(c)(d)

Antonella Franzen	02/25/2022	DD					9,071	691,648
	05/04/2023	DD					1,034	78,877	2,248	171,410

	02/15/2024	DD					1,192	90,867	1,754	133,743

	05/31/2024	DD					9,876	753,045	14,606	1,113,708

Erik T. Hoover	02/03/2016	DD	2,539	—	66.21	02/02/2026
	02/02/2017	DD	5,332	—	85.81	02/01/2027

	02/15/2018	DD	8,624	—	103.76	02/14/2028

	08/05/2019	DD	50,633	—	66.06	08/04/2029

	02/19/2020	DD	23,756	—	53.50	02/18/2030

	03/02/2021	DD	14,185	—	72.98	03/01/2031

	02/23/2022	DD	11,488	5,744	75.05	02/22/2032	1,416	107,968

	05/04/2023	DD					6,461	492,673	14,050	1,071,313

	02/15/2024	DD					8,936	681,388	13,149	1,002,611

	02/15/2018	CTVA	8,624	—	41.94	02/14/2028

	02/15/2018	DOW	8,624	—	72.78	02/14/2028

Jon Kemp	02/03/2016	DD	7,066	—	66.21	02/02/2026
	02/02/2017	DD	9,597	—	85.81	02/01/2027

	02/15/2018	DD	12,128	—	103.76	02/14/2028

	08/05/2019	DD	50,633	—	66.06	08/04/2029

	02/19/2020	DD	39,593	—	53.50	02/18/2030

	03/02/2021	DD	32,506	—	72.98	03/01/2031

	02/23/2022	DD	13,402	6,702	75.05	02/22/2032	1,651	125,924

	05/04/2023	DD					7,539	574,876	16,391	1,249,814

	02/15/2024	DD					10,426	794,953	15,340	1,169,675

	02/15/2018	DOW	12,128	—	72.78	02/14/2028

Leland Weaver	02/03/2016	DD	2,815	—	66.21	02/02/2026
	02/02/2017	DD	3,866	—	85.81	02/01/2027

	02/15/2018	DD	1,293	—	103.76	02/14/2028

	08/05/2019	DD	8,439	—	66.06	08/04/2029

	02/19/2020	DD	2,602	—	53.50	02/18/2030

	03/02/2021	DD	2,956	—	72.98	03/01/2031

	09/01/2021	DD	13,756	—	73.44	08/31/2031

	02/23/2022	DD	11,488	5,744	75.05	02/22/2032	1,416	107,968

	05/04/2023	DD					6,461	492,673	14,050	1,071,313

	02/15/2024	DD					10,426	794,953	15,340	1,169,675

	02/15/2018	CTVA	1,293	—	41.94	02/14/2028

	02/15/2018	DOW	1,293	—	72.78	02/14/2028

(a)	Stock Option award grants vest in three equal installments on the first, second and third anniversaries of the grant date shown in the table.

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Executive Compensation

(b)

RSU award grants vest in three equal installments on the first, second, and third anniversaries of the grant date shown in the table. Awards granted to Mr. Breen in 2015 in his capacity as a non-employee director (prior to joining the Company as an employee) must be held until his retirement from service on the Board.

(c)	Market values based on the December 31, 2024 close stock price of $76.25 per share of DuPont common stock, $56.96 per share of Corteva common stock, and $40.13 per share of Dow common stock.
(d)

PSUs granted May 4, 2023, February 15, 2024, and May 31, 2024 are shown at the target level of performance. The total actual number of shares to be delivered will be determined at the end of the performance period.

Option Exercises and Stock Vested

The following table summarizes the value received from stock grants vested during 2024. No stock option awards were exercised in 2024

	Stock Awards

Name	Number of Shares Acquired on Vesting (#)(a)	Value Realized on Vesting ($)

Edward D. Breen	165,185	17,214,490

Lori D. Koch	43,493	3,003,724

Antonella Franzen	9,407	664,547

Erik T. Hoover	18,313	1,270,626

Jon Kemp	65,719	4,948,298

Leland Weaver	21,220	1,479,977

(a)

Reflects delivery of shares from the 2021 Performance Share Unit grant, which vested on December 31, 2023 and was paid out in February 2024 and the 2021, 2022, and 2023 Annual Restricted Stock Unit grants. In addition, Mr. Breen had shares delivered for the payment of FICA and Medicare taxes on outstanding awards related to his eligibility for award treatment under 55/10 and Ms. Franzen had shares delivered under her 2022 special award grant.

We do not currently grant new awards of stock options, stock appreciation rights, or similar option-like equity awards. Accordingly, we have no specific policy or practice on the timing of grants of such awards in relation to the disclosure of material nonpublic information. In the event we determine to grant new awards of stock options or similar equity awards in the future, the People and Compensation Committee will evaluate the appropriate steps to take in relation to the foregoing.

Benefits

Pension Benefits

The following table lists the pension program participation and actuarial present value of each NEO’s defined benefit pension, if any, as of December 31, 2024.

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)(a)	Payment During Last Fiscal Year ($)

Edward D. Breen(b)	DuPont Pension Restoration Plan	—	—	—

Lori D. Koch	DuPont Pension Restoration Plan	15.29	74,736	—

Antonella Franzen(b)	DuPont Pension Restoration Plan	—	—	—

Erik T. Hoover(b)	DuPont Pension Restoration Plan	—	—	—

Jon Kemp	DuPont Pension Restoration Plan	13.69	363,310	—

Leland Weaver	DuPont Pension Restoration Plan	14.29	34,628	—

(a)	The form of payment, interest rate, and mortality are based on assumptions noted in the description below.
(b)	Messrs. Breen and Hoover and Ms. Franzen are not eligible to, and do not, participate in DuPont’s Pension Restoration Plan.

2025 Proxy Statement	63

Executive Compensation

Supplemental Retirement Plans

The DuPont Pension Restoration Plan

Prior to June 1, 2019, an unfunded non-qualified plan was in place to provide pension benefits which exceeded the applicable IRC compensation or benefit limits. Effective June 1, 2019, the prior plan was assumed by Corteva and we adopted the DuPont Pension Restoration Plan to provide this benefit based on the annuity value and years of credited service under the prior plan, frozen as of May 31, 2019. The form of benefit is a lump sum and the mortality tables and interest rates used to determine lump sum payments are the Applicable Mortality Table and the Applicable Interest Rate prescribed by the Secretary of the Treasury in IRC Section 417(e)(3).

Messrs. Breen and Hoover and Ms. Franzen were hired after December 31, 2006 and are not eligible to participate in the DuPont Pension Restoration Plan.

Non-qualified Deferred Compensation

The following table provides information on compensation the NEOs have elected to defer as described in the narrative that follows.

Name	Executive Contributions in Last Fiscal Year ($)(a)	Company Contributions in Last Fiscal Year ($)(b)	Aggregate Earnings in Last Fiscal Year ($)	Aggregated Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)

Edward D. Breen	79,800	119,700	671,008	—	6,012,564

Lori D. Koch	60,300	90,450	79,519	—	902,548

Antonella Franzen	34,964	32,019	9,014	—	127,837

Erik T. Hoover	33,675	50,513	89,907	—	987,408

Jon Kemp	32,418	48,627	148,840	—	1,196,403

Leland Weaver	32,554	48,831	50,535	—	446,581

(a)	Executive contributions are included in salary for 2024 in the Summary Compensation Table.
(b)	Company contributions are included in All Other Compensation for 2024 in the Summary Compensation Table.

Non-Qualified Deferred Compensation Programs

DuPont offers non-qualified deferred compensation programs under which eligible participants can voluntarily elect to defer some portion of base salary or STIP until a future date. Deferrals are credited to an account, and earnings are calculated thereon in accordance with the applicable investment option or interest rate. With the exception of the DuPont Retirement Savings Restoration Plan, there are no Company contributions or matches. The DuPont Retirement Savings Restoration Plan was adopted to restore Company contributions that would be lost due to IRC limits on compensation that can be contributed under DuPont’s tax-qualified savings plan.

The following provides an overview of the various deferral options as of December 31, 2024.

DuPont Retirement Savings Restoration Plan (“RSRP”):

Under the RSRP, NEOs can elect to defer their eligible compensation (generally, base salary plus STIP) that exceeds the regulatory limits ($345,000 in 2024) in increments of 1% up to 6%. DuPont matches participant contributions on a dollar-for-dollar basis up to 6% of eligible pay. DuPont also makes an additional contribution of 3% of eligible compensation, regardless of whether the employee elects to make deferrals into the plan. Participant investment options under the RSRP mirror the options available under the tax-qualified 401(k) plan. Distributions may be made in the form of a lump sum or annual installments after separation from service.

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Executive Compensation

Management Deferred Compensation Plan (“MDCP”):

Under the MDCP, NEOs can elect to defer the receipt of up to 60% of their base salary and/or STIP award. The Company does not match deferrals under the MDCP. Participants may select from among seven core investment options under the MDCP for amounts deferred, including DuPont Common Stock units with dividend equivalents credited as additional stock units. In general, distributions may be made in the form of a lump sum at a specified future date if prior to separation from service, or a lump sum or annual installments after separation from service.

Other Retirement and Termination Benefits

Mr. Breen is currently retirement eligible and entitled to benefits similar to most other salaried employees upon separation from the Company. All of the NEOs active on December 31, 2024 are also entitled to additional benefits in the case of an involuntary termination without cause or a change in control event. The summary below shows the impact of various types of separation events on the different compensation elements the NEOs receive.

Base Salary, Short-Term Incentive and Other Benefits –Retirement, Death, or Disability

•	Base Salary: Paid through date of separation on the normal schedule.

•	Short-Term Incentive: Prorated for the portion of the year worked and paid on the normal schedule.

•	Benefits: All NEOs are eligible for life insurance coverage similar to most other salaried U.S. employees.

•	Retirement Plans: Participants have access, in accordance with elections and plan features, to the following retirement plan benefits:

–	Non-qualified deferred compensation programs as shown in the Non-Qualified Deferred Compensation Table and accompanying narrative.

–	Pension benefits, as applicable, as shown in the Pension Benefits Table and described in the accompanying narrative.

–	Defined contribution 401(k) plan.

Outstanding LTI Awards

The following LTI treatment applies if the executive meets the age 55 with 10 years of service requirement:

•

Options continue vesting in accordance with the three-year vesting schedule. Vested options expire at the end of the original term for awards issued prior to 2021 and for the awards issued to Mr. Breen. For awards issued starting in 2021, vested options expire five years following termination or at the end of the original term, whichever is earlier.

•

Restrictions on the regular annual RSUs lapse on the original schedule for awards issued prior to 2024. For awards issued in 2024, a prorated portion of the award is automatically vested and paid out. Special or one-time RSU awards are forfeited.

•	PSUs are subject to the original performance period, prorated for the number of months of service completed during the performance period.

•

Regardless of the above, any retirement within twelve months of the grant date results in forfeiture of the award. This period of time is reduced to six months for Mr. Breen pursuant to the terms of his employment agreement.

2025 Proxy Statement	65

Executive Compensation

Voluntary Separation or Termination for Cause

•

All options are forfeited in the case of a Termination for Cause. In the case of a voluntary separation, options issued prior to 2021 as well as unvested options issued starting in 2021 are forfeited. Vested, unexercised options issued starting in 2021 expire three months following termination or at the end of the original term, whichever is earlier.

•	All RSUs are forfeited.

•	All PSUs are forfeited.

Death

•

Options are fully vested and exercisable and expire one year following death or at the end of the original term, whichever is shorter. The expiration period is two years for awards issued prior to 2021 and awards issued to Mr. Breen under his employment agreement.

•	All RSUs are automatically vested and paid out.

•	PSUs remain subject to the original performance period, prorated for the number of months of service completed during the performance period.

Involuntary Termination due to a Divestiture

•

Unvested Options are automatically vested, prorated for the number of months of service completed during the vesting period and expire one year (five years in the case of executives who meet the age 55 with 10 years of service requirement) following termination or at the end of the original term, whichever is shorter. Mr. Breen’s awards would receive the Involuntary Termination without Cause treatment outlined below.

•

To the extent not otherwise assumed, substituted or replaced with equivalent awards, RSUs are automatically vested, prorated for the number of full or partial months of service completed during the vesting period and paid out. Mr. Breen’s awards would receive the Involuntary Termination without Cause treatment outlined below.

•	PSUs remain subject to original performance period, prorated for the number of months of service completed during the performance period.

Involuntary Termination without Cause

•

Options are fully vested and exercisable and expire one year (five years in the case of executives who meet the age 55 with 10 years of service requirement, or full original term for awards under Mr. Breen’s employment agreement) following termination or at the end of the original term, whichever is shorter.

•	RSUs issued prior to 2024 are automatically vested and paid out. For RSUs issued in 2024, a prorated portion of the award is automatically vested and paid out.

•	PSUs remain subject to original performance period, prorated for the number of months of service completed during the performance period.

66

Executive Compensation

Potential Payments upon Termination or Change in Control

Senior Executive Severance Plan (“SESP”)

The Company maintains the Senior Executive Severance Plan (“SESP”), which provides certain severance benefits both before or after a change in control of the Company to ensure that executives remain focused on Company business during a period of uncertainty. The change in control benefits are structured to protect the interests of stockholders by including a “double-trigger” mechanism that results in a severance payout only when:

•	A change of control is consummated, and

•	The executive’s employment is terminated by the Company without cause, or by the executive for good reason within a specified period following the change in control.

All NEOs are presently participants in the SESP, though Mr. Breen is not entitled to cash severance payments under the SESP that are described below. Before 2024, Mr. Breen participated in a legacy version of the SESP, though again without entitlement to cash severance payments thereunder.

The SESP plan provides benefits in the event of an involuntary termination without cause and enhanced benefits in the event of an involuntary termination without cause by the Company or voluntary termination by the executive for good reason if the termination occurs within 24 months following a change in control event.

Benefits provided in the event of a termination without cause not in connection with a change in control include:

•

Lump sum cash payment equal to two times (for Ms. Koch) or one and a half times (for each NEO other than Mr. Breen and Ms. Koch) the sum of the executive’s base salary and target annual bonus. An annual bonus amount for the year of termination which is equal to the greater of the actual or target bonus amount.

•	Continued health and dental benefits, financial counseling, tax preparation services and outplacement services for one and a half years following the date of termination.

For any benefits to be earned under the plan in connection with a change in control, the change in control must occur and the executive’s employment must be terminated within two years following the change in control, either by the Company without cause or the executive for good reason (a “double trigger”). Benefits include:

•

Lump sum cash payment equal to three times (for Ms. Koch) or two times (for each NEO other than Mr. Breen and Ms. Koch) the sum of the executive’s base salary and target annual bonus. An annual bonus amount for the year of termination which is equal to the greater of the actual or target bonus amount.

•	Continued health and dental benefits, financial counseling, tax preparation services and outplacement services for two years following the date of termination.

The plan requires a release of claims as a condition to the payment of benefits and includes twelve-month non-competition and non-solicitation provisions and additional non-disparagement and confidentiality provisions.

2025 Proxy Statement	67

Executive Compensation

E. Breen Employment Letter

On February 6, 2023, the Company and Mr. Breen, entered into an employment letter agreement (the “Letter Agreement”) pursuant to which he will continue employment with the Company from and after January 1, 2024, on an at-will basis. Except as otherwise noted below, the Letter Agreement, effective as of January 1, 2024, superseded his prior employment agreement, dated December 28, 2020 (the “2020 Agreement”), which expired by its terms on December 31, 2023.

The Letter Agreement provides that Mr. Breen generally will be subject to Company policies and procedures on the same basis as other senior executives and does not specify any salary or bonus levels, but it does provide that Mr. Breen will participate in the Company’s SESP – without entitlement to the cash severance payments thereunder – in lieu of his participation in the legacy version of that plan as provided for in the 2020 Agreement. Moreover, as under the 2020 Agreement, Mr. Breen generally will be eligible for retirement vesting under his equity incentive awards and, upon any termination of employment other than for cause, be deemed to satisfy any minimum service requirement under those awards, subject to a requirement that he have been employed for at least six months following grant. Finally, the Letter Agreement acknowledges that certain provisions of the 2020 Agreement by their terms survive expiration of the agreement.

68

Executive Compensation

The following table summarizes the value of the incremental benefits to be received due to an involuntary termination without cause or a change in control event as of December 31, 2024 and does not take into account amounts described in “Pension Benefits” and “Non-qualified Deferred Compensation” sections above.

Involuntary Termination or Change in Control Values

Name	Type of Benefit	Involuntary Termination Without Cause ($)	Change in Control ($)(a)

Edward D. Breen	Severance(b)	—(c)	—(c)

	LTI Acceleration(d)	18,025,871	28,044,893

	Increase in Present Value of Pension	N/A	N/A

	Health & Welfare Benefits	57,018	57,018

	Outplacement & Financial Planning	29,900	29,900

	Tax Reimbursement	N/A	N/A

Lori D. Koch	Severance(b)	7,800,000	10,800,000

	LTI Acceleration	4,746,089	12,503,418

	Increase in Present Value of Pension	—	—

	Health & Welfare Benefits	51,120	76,680

	Outplacement & Financial Planning	29,900	29,900

	Tax Reimbursement	N/A	N/A

Antonella Franzen	Severance(b)	2,800,000	3,500,000

	LTI Acceleration	1,357,708	3,046,470

	Increase in Present Value of Pension	N/A	N/A

	Health & Welfare Benefits	36,329	48,438

	Outplacement & Financial Planning	23,071	23,071

	Tax Reimbursement	N/A	N/A

Erik T. Hoover	Severance(b)	2,500,000	3,125,000

	LTI Acceleration	1,743,715	3,419,327

	Increase in Present Value of Pension	—	—

	Health & Welfare Benefits	38,340	51,120

	Outplacement & Financial Planning	23,071	23,071

	Tax Reimbursement	N/A	N/A

Jon Kemp	Severance(b)	2,600,000	3,250,000

	LTI Acceleration	2,034,310	3,989,254

	Increase in Present Value of Pension	—	—

	Health & Welfare Benefits	38,340	51,120

	Outplacement & Financial Planning	23,071	23,071

	Tax Reimbursement	N/A	N/A

2025 Proxy Statement	69

Executive Compensation

Name	Type of Benefit	Involuntary Termination Without Cause ($)	Change in Control ($)(a)

Leland Weaver	Severance(b)	2,400,000	3,000,000

	LTI Acceleration	1,830,335	3,703,234

	Increase in Present Value of Pension	N/A	N/A

	Health & Welfare Benefits	19,294	25,726

	Outplacement & Financial Planning	23,071	23,071

	Tax Reimbursement	N/A	N/A

(a)	An executive must meet the double trigger requirement of being involuntarily terminated within two years of a change in control in order to receive benefits.
(b)

Severance values equal the sum of (1) the lump sum cash severance payment and (2) the annual bonus amount for the year of termination which is equal to the greater of the actual or target bonus amount. For purposes of this table, the annual bonus is assumed at target value.

(c)	As noted above, Mr. Breen is not entitled to cash severance payments under the SESP. For a description of Mr. Breen’s employment agreements, see “E. Breen Employment Agreement” above.
(d)	Excludes LTI awards granted to Mr. Breen in his capacity as a non-employee director prior to his being named CEO of EID.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, the following information is provided about the relationship of the annual total compensation of the Company’s employees (other than the CEO) and the annual total compensation for the principal executive officer, Edward D. Breen (“PEO”). For 2024:

•	The annual total compensation for the median employee was $115,630, determined in the same manner used to calculate Total compensation for purposes of the Summary Compensation Table, and

•	The annual total compensation of the PEO, as reported in the Summary Compensation Table, was $15,680,270.

Based upon the calculation of compensation for both the PEO and the median employee, the estimated ratio of PEO pay to median employee pay for 2024 was 136:1.

The pay ratios presented above are a reasonable estimate. Because SEC rules for identifying the median employee and calculating the pay ratio allow companies to use different methodologies, exemptions, estimates and assumptions, the pay ratio may not be comparable to the pay ratio reported by other companies.

The median employee was identified in 2024 from the population of all employees worldwide as of October 1, 2024 utilizing base pay rather than Summary Compensation Table compensation. The Company calculated annual base pay based on a reasonable estimate of hours worked during 2024 for hourly workers, and upon salary levels for the remaining employees. The Company used a valid statistical sampling methodology to identify employees who the Company expected to be paid within a 5% range of the median. The Company selected an employee from that group as the median employee for purposes of preparing the ratio of CEO pay to median employee pay.

70

Executive Compensation

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation
S-K,
the following information is provided regarding the relationship between the “compensation actually paid” (“CAP”) to the NEOs during the preceding four fiscal years, and our TSR and Net Income and also Adjusted EPS, which in our assessment represents the most important financial performance measure (that is not otherwise required to be disclosed in the first table below) used by us to link the CAP of the NEOs for 2024 to our performance. While Adjusted EPS was chosen for this table, our executive compensation programs use a balanced portfolio of measures to drive short- and long-term objectives aligned with our strategy and shareholder interests as further described in our CD&A above.

							Value of Initial Fixed $100 Investment Based On:

Year	Summary Compensation Table Total for First PEO ($)	Summary Compensation Table Total for Second PEO (a) ($)	Compensation Actually Paid to First PEO ($)	Compensation Actually Paid to Second PEO (a) ($)	Average Summary Compensation Table Total for Non-PEO NEOs (b) ($)	Average Compensation Actually Paid to Non-PEO NEOs (a),(b) ($)	Total Shareholder Return ($)	Peer Group (c) Total Shareholder Return ($)	Net Income (in Millions) ($)	Adjusted EPS (d) ($)

2024	15,680,270	N/A	15,441,997	N/A	5,138,520	4,996,889	131	176	703	4.07

2023	19,854,971	N/A	24,510,953	N/A	3,240,502	3,724,388	129	150	423	3.48

2022	25,584,297	N/A	19,098,666	N/A	3,276,034	2,296,364	113	127	5,868	3.41

2021	15,106,986	N/A	19,419,485	N/A	5,938,960	5,015,787	131	135	6,467	4.30

2020	12,869,436	6,486,756	19,465,111	2,976,773	3,176,294	4,049,333	113	111	(2,951)	3.37

(a)	To calculate CAP, the following amounts were respectively deducted from and added to the total of the compensation shown in the Summary Compensation Table (SCT) for the applicable year:
First PEO SCT Total to CAP Reconciliation:

		Deductions from SCT Total		Additions to SCT Total

Year	SCT Total ($)	Stock Award and Option Awards (1) ($)	Change in Pension Value ($)	Equity Value (2) ($)	Pension Value (2) ($)	CAP ($)

2024	15,680,270	-12,679,828	0	+12,441,555	+0	15,441,997
Non-PEO
NEO SCT Total to CAP Reconciliation
(all amounts shown as averages for
Non-PEO
NEOs):

		Deductions from SCT Total		Additions to SCT Total

Year	SCT Total ($)	Stock Award and Option Awards (1) ($)	Change in Pension Value ($)	Equity Value (2) ($)	Pension Value (2) ($)	CAP ($)

2024	5,138,520	-3,342,440	-938	+3,201,747	+0	4,996,889

(1)	Represents the grant date fair value of equity-based awards granted each year.
(2)
The equity award and pension benefit adjustments for each applicable year were calculated in accordance with the methodology required by Item 402(v) of Regulation
S-K.
Only M. Heinzel,
Non-PEO
NEO as noted in footnote (b), has pension accruals calculated in accordance with the SEC methodology for determining CAP. All other pension accruals reported in the SCT are related to a frozen
Non-Qualified
plan which does not have any service accrual. The amounts deducted or added in calculating the equity award adjustments for the PEO and
Non-PEOs
are provided in the tables below.

2025 Proxy Statement	71

Executive Compensation

First PEO Equity A
war
d Adjustments:

Year	Year End Fair Value of Awards Granted in the Year ($) (a)	Vest Date Fair Value of Awards Granted in the Year ($) (b)	Year over Year Change in Fair Value of Outstanding and Unvested Awards ($) (c)	Year over Year Change in Fair Value of Awards Granted in Prior Years that Vested in the Year ($) (d)	Prior Year End Fair Value of Awards Failing to Meet Vesting Conditions During the Year ($) (e)	Total Equity Award Adjustments ($) (a) + (b) + (c) + (d) - (e)

2024	14,159,561	254,242	(528,951)	(1,443,297)	—	12,441,555
Non-PEO
Equity Award Adjustments
(all amounts shown as averages for
Non-PEO
NEOs):

Year	Year End Fair Value of Awards Granted in the Year ($) (a)	Vest Date Fair Value of Awards Granted in the Year ($) (b)	Year over Year Change in Fair Value of Outstanding and Unvested Awards ($) (c)	Year over Year Change in Fair Value of Awards Granted in Prior Years that Vested in the Year ($) (d)	Prior Year End Fair Value of Awards Failing to Meet Vesting Conditions During the Year ($) (e)	Total Equity Award Adjustments ($) (a) + (b) + (c) + (d) - (e)

2024	3,416,932	—	(65,594)	(149,591)	—	3,201,747

(b)
The First PEO reflected in the tables is Edward D. Breen and the Second PEO reflected in the tables is C. Marc Doyle. The
Non-PEO
NEOs included in the average calculations has changed annually; the following table indicates the
Non-PEO
NEOs included in the average for the indicated year:

Year	Jean Marie Desmond	Lori Koch	Matthias Heinzel (1)	Randy Stone	Rose Lee	Jon Kemp	Erik Hoover	Leland Weaver	Raj Ratnakar	Antonella Franzen

2024	—	NEO	—	—	—	NEO	NEO	NEO	—	NEO

2023	—	NEO	—	—	—	NEO	NEO	NEO	Former NEO	—

2022	—	NEO	—	—	—	NEO	NEO	NEO	—	—

2021	—	NEO	Former NEO	NEO	Former NEO	NEO	NEO	—	—	—

2020	Former NEO	NEO	NEO	NEO	NEO	—	—	—	—	—

(1)
Mr. Heinzel was a German employee and his salary, bonus and other non-equity
related compensation items were paid in Euros. U.S. Dollar amounts in the table with respect to Mr. Heinzel were converted from Euros at a rate of 1.11 Dollars to one Euro for compensation reported in 2020 and a rate of 1.22 Dollars to one Euro for compensation reported in 2021. The exchange rate used was calculated by averaging exchange rates for each date in December of the reporting year.

(c)
Peer Group reflects the same peer group used for purposes of the performance graph under Regulation
S-K
Item 201(e)(1)(ii) as set forth in the Company’s Annual Report on Form
10-K
for the year ended December 31, 2024 (S&P Industrials).

(d)
This measure has been designated as the “Company-Selected Measure” for 2024, in accordance with SEC rules, and represents the most important financial performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link compensation actually paid to our NEOs in 2022. Adjusted EPS is a non-GAAP
financial measure. See Appendix A for a reconciliation of Adjusted EPS to the most directly comparable U.S. GAAP financial measure, earnings per share.

The three measures listed below, in no particular order, represent the three most important financial performance measures used by DuPont to link the CAP of the NEOs for 2024 to the Company’s performance as further described in our CD&A above within the sections titled “Short-Term Incentive Compensation” and “Long-Term Incentive Compensation.”
Most Important Financial
Performance Measures

Adjusted EPS
Adjusted ROIC
Adjusted Corporate Net Income

72

Executive Compensation

CAP versus TSR
As shown in the chart below, the PEO and other NEOs’ CAP amounts are aligned with the Company’s TSR. Alignment is primarily due to the Company’s use of equity incentives, which are tied directly to stock price in addition to the Company’s financial performance.

(1)	The Second PEO’s data reflects a stub year in which he was PEO for 2 months and represents the full compensation for that year.

2025 Proxy Statement	73

Executive Compensation

CAP versus Net Income
Net Income varied significantly for the years ended 2020, 2021, 2022, and 2023 and stabilized in 2024. Net Income for 2020 was impacted significantly by non-cash
goodwill impairment charges of $3,214 million primarily associated with certain businesses that were part of the Company’s historic Mobility & Materials segment and restructuring charges of $168 million partially offset by a benefit from currency. Net Income increased in 2021 compared to 2020 from the acquisition of Laird Performance Materials on July 1, 2021, the absence of goodwill impairment charges, as well as significantly lower restructuring charges, partially offset by currency headwinds and expense related to transaction costs primarily related to the M&M Divestitures and the proposed acquisition of Rogers Corp. Net Income decreased in 2022 compared to 2021 due to increased expenses for transaction costs, income taxes and restructuring, as well as reduced income from the businesses associated with our historic Mobility & Materials segment. Net income decreased in 2023 compared to 2022 primarily as a result of a goodwill impairment charge and lower segment earnings. The PEO and NEO’s CAP have varied significantly from the changes in Net Income in large part due to the significant emphasis the Company places on equity incentives, which are sensitive to changes in stock price. In addition, the performance metrics used in our compensation program are measured on a continuing operations basis, and as described in the Compensation Discussion and Analysis section above, the Committee took action to exclude the positive and negative impacts of certain significant M&A transactions completed during the periods presented.

CAP vs. Net Income
Compensation Actually Paid (CAP)
$000s
Net Income, $Billions
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$-
$8,000
$6,000
$4,000
$2,000
$-
$(2,000)
$(4,000)
$19,465
$2,977
$4,049
$(2,951)
$19,419
$6,467
$5,016
$-
$19,099
$5,868
$2,296
$-
$24,511
$423
$3,724
$-
$15,442
$703
$4,997
$-
2020
2021
2022
2023
2024
CAP to First PEO
CAP to Second PEO(1)
Average CAP to Non-PEO NEOs
Net Income

(1)	The Second PEO’s data reflects a stub year in which he was PEO for 2 months and represents the full compensation for that year.

74

Executive Compensation

CAP versus Company-Selected Measure (CSM)
The chart below compares the PEO and other NEOs’ CAP to our CSM, Adjusted EPS.

CAP vs. CSM
Compensation Actually Paid (CAP) $000s
CSM: Adjusted EPS
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$-
$5.00
$4.50
$4.00
$3.50
$3.00
$2.50
$2.00
$1.50
$1.00
$0.50
$0.00
$19,465
$2,977
$4,049
$3.37
$19,419
$-
$5,016
$4.30
$19,099
$-
$2,296
$3.41
$24,511
$-
$3,724
$3.48
$15,442
$-
$4,997
$4.07
2020
2021
2022
2023
2024
CAP to First PEO
CAP to Second PEO(1)
Average CAP to Non-PEO NEOs
Adjusted EPS

(1)	The Second PEO’s data reflects a stub year in which he was PEO for 2 months and represents the full compensation for that year.

2025 Proxy Statement	75

Agenda Item 2:

Advisory Resolution to Approve

Executive Compensation

As required by Section 14A of the Exchange Act, the Company is asking stockholders to approve an advisory resolution on the Company’s executive compensation as reported in this Proxy Statement. As described in the CD&A section of this Proxy Statement, executive compensation programs are designed to attract and retain talent through the alignment of pay and financial interests of the executives with stockholder value creation.

As described in the CD&A section, the People and Compensation Committee believes the executive compensation programs create incentives for strong operational performance and for the long-term benefit of the Company.

Beginning in 2011, a “say on pay” advisory vote to approve executive compensation has been required for all U.S. public companies under Section 14A of the Exchange Act. Therefore, in accordance with the Exchange Act, and as a matter of good corporate governance, the Company is asking stockholders to approve the following non-binding advisory resolution at the Annual Meeting:

RESOLVED, that the stockholders of DuPont de Nemours, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s Named Executive Officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables and narrative in the Proxy Statement for the Company’s 2025 Annual Meeting of Stockholders.

This advisory resolution is non-binding on the Board. Although non-binding, the Board and the People and Compensation Committee will review and carefully consider the voting results when evaluating the executive compensation programs.

The next “say on pay” advisory vote will occur at the Company’s 2026 Annual Meeting of Stockholders.

The Board of Directors unanimously recommends a vote FOR the approval of the Advisory Resolution to Approve Executive Compensation.

AGENDA ITEM 2: ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION

The Board of Directors recommends that you vote FOR this resolution.

76

Agenda Item 3:

Ratification of the Appointment of the

Independent Registered Public

Accounting Firm

RESOLVED, that the appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for 2025, made by the Audit Committee with the concurrence of the Board, is hereby ratified.

Appointment of PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm. The Board concurs with, and recommends that stockholders ratify, the Audit Committee’s appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the 2025 fiscal year. (The Company’s fiscal year is the twelve months ended December 31st). The appointment of PricewaterhouseCoopers LLP by the Audit Committee, on December 7, 2023, as the independent registered public accounting firm for the 2024 fiscal year, was ratified by the Company’s stockholders on May 23, 2024. PricewaterhouseCoopers LLP has served as the independent registered public accounting firm for the Company since 2019.

Audit Committee Process

Before making its determination on appointment, the Audit Committee carefully considers the qualifications and competence of candidates for the independent registered public accounting firm. For PricewaterhouseCoopers LLP, this included a review of (i) the firm’s relevant technical expertise, significant institutional knowledge of the Company’s operations and industry, and its performance in prior years, (ii) the firm’s independence, including consideration of non-audit services provided by PricewaterhouseCoopers LLP, and processes for maintaining independence, (iii) external data on audit quality and performance of PricewaterhouseCoopers LLP, including the results of the most recent internal quality control review or Public Company Accounting Oversight Board (“PCAOB”) inspection, and peer firms, (iv) the appropriateness of PricewaterhouseCoopers LLP’s fees, (v) the key members of the audit engagement team, and (vi) the firm’s approach to resolving significant accounting and auditing matters including consultation with the firm’s national office, as well as its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee also conducts an annual evaluation of the independent registered public accounting firm, the results of which are considered in the appointment process.

The Audit Committee is responsible for the audit fee negotiations with PricewaterhouseCoopers LLP. The Audit Committee is directly involved in the selection of the lead engagement partner in conjunction with the mandated five-year rotation of this position. The current lead engagement partner was appointed for the 2024 audit and as a result, based on the current rotation period, a change in lead engagement partner is expected to occur for the 2028 audit. Additional information may be found in the Audit Committee Report which follows this proposal and in the Audit Committee Charter available on the Company’s website at www.investors.dupont.com/investors/dupont-investors/corporate-governance.

Representatives of PricewaterhouseCoopers LLP will attend and be available to answer stockholder questions at the Annual Meeting. PricewaterhouseCoopers LLP may make a statement at the Annual Meeting if they wish.

In the event that the selection of PricewaterhouseCoopers LLP is not ratified by stockholders, the Audit Committee will take that into account in connection with any future decisions as to the selection of a firm to serve as the Company’s auditors, although by law the Audit Committee has final authority over the determination of whether to retain PricewaterhouseCoopers LLP or another firm at any time.

Audit Committee Pre-Approval Policy

The Audit Committee has established policies and procedures requiring its review and pre-approval of all audit and non-audit services (and associated fees) to be performed by the independent registered public accounting firm. In its review and pre-approval of non-audit services, the Committee considers why the independent registered public accounting firm is the preferred provider, as well as the possible effect, in appearance and fact, on the firm’s independence.

2025 Proxy Statement	77

Agenda Item 3: Ratification of the Appointment of the Independent Registered Public Accounting Firm

The independent registered public accounting firm submits a report annually regarding the audit, audit-related, tax and other services it expects to render in the following year and the associated, forecasted fees to the Audit Committee for its approval. Audit services include the audit of the Company’s Consolidated Financial Statements, separate audits of its subsidiaries, services associated with regulatory filings and attestation services regarding the effectiveness of the Company’s internal control over financial reporting. Audit-related services are assurance services that are reasonably related to the audit of the Company’s Consolidated Financial Statements or services traditionally provided by the independent registered public accounting firm. Audit-related services include employee benefit plan audits; audits of carve-out financial statements related to divestitures; due diligence services regarding potential acquisitions or dispositions, including tax-related due diligence; internal control reviews and recommendations on internal control requirements, excluding those that are part of the financial statement audit; and agreed-upon or expanded audit procedures related to regulatory requirements. Tax services include selected tax compliance services, advice and recommendation with respect to issues such as tax audits and appeals, restructurings, mergers and acquisitions, and assistance regarding appropriate handling of items on the returns, required disclosures, elections and filing positions available to the Company. Other services include non-financial attestation, assessment and advisory services. The Audit Committee may delegate to one or more members, the authority to grant specific pre-approvals under this policy provided that any pre-approvals so made shall be reported to the full Audit Committee at its next meeting.

If a service has not been included in the annual pre-approval process, it must be specifically pre-approved by the Audit Committee. In situations where the cost of services is likely to exceed the approved fees, excluding the impact of currency, specific pre-approval is required. Requests for specific pre-approvals will be considered by the full Audit Committee. If that is not practical, then the Chair may grant specific pre-approvals when the estimated cost for the service or the increase in fees for a previously pre-approved service does not exceed $500,000. Any such pre-approvals are reported to the full Audit Committee at its next meeting.

Independent Registered Public Accounting Firm Fees

The Audit Committee pre-approved all services rendered by and associated fees paid to the Company’s independent public accounting firm PricewaterhouseCoopers LLP for the 2024 and 2023 fiscal years.

Type of Fees

	2024*	2023

	$ in thousands	$ in thousands

Audit Fees(a)	$15,670	$14,735

Audit-Related Fees(b)	7,530	3,290

Tax Fees(c)	30	70

All Other Fees(d)	90	5

TOTAL	$23,320	$18,100

*

2024 fees were higher than 2023 fees primarily as a result of higher audit and audit-related fees in 2024 related to the potential separation of the Company’s Water business, which the Company subsequently announced on January 15, 2025 it would retain, and the Intended Electronics Separation.

(a)

The aggregate fees billed are for the integrated audit of the Company’s annual financial statements and internal control over financial reporting, the reviews of the financial statements in quarterly reports on Form 10-Q, comfort letters, consents, statutory audits, and other regulatory filings.

(b)

The aggregate fees billed are primarily for audits of carve-out financial statements, employee benefit plan audits, control assessments, services supporting divestiture activities and agreed-upon procedures engagements.

(c)	The aggregate tax fees billed are primarily for tax compliance, tax audit assistance, and consultation and advice on business tax matters.
(d)	The aggregate fees billed are for miscellaneous services, such as general information services and training, as well as other agreed upon procedures.

AGENDA ITEM 3: RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors recommends that you vote FOR this agenda item.

78

Audit Committee Report

The Audit Committee operates pursuant to a charter that is available at https://www.investors.dupont.com/investors/dupont-investors/corporate-governance. All references to the Committee in this report refer to the Audit Committee.

The Audit Committee of the Board is comprised entirely of independent directors who meet the independence, experience and other qualification requirements of the New York Stock Exchange (“NYSE”) and the Company’s Corporate Governance Guidelines. The Board has determined that all of the Committee members are financially literate and that Terrence M. Curtin, Eleuthère I. du Pont, Luther C. Kissam IV, Kurt B. McMaken and Steven M. Sterin are audit committee financial experts as defined by the applicable standards.

The Audit Committee held eight meetings during 2024. The Committee received updates from senior finance leadership, including the Chief Financial Officer (“CFO”), the Controller and Principal Accounting Officer (“PAO”), the General Auditor, and the independent registered public accounting firm at these meetings.

Unless determined unnecessary by the Committee, these meetings also included executive sessions among the Committee members only and separate, private sessions between the Committee and a) one or more of the independent registered public accounting firm’s client service partners and the lead engagement partner, b) the General Auditor, and c) the CFO. In addition, the Committee met in private session with the General Counsel. Also, informal meetings and communications occurred amongst various Committee members, the independent registered public accounting firm, the General Auditor, senior finance leadership, including the CFO and PAO, and other members of the Company’s management.

On behalf of the Board, the Committee oversees the Company’s financial reporting process and its internal control over financial reporting, areas for which management has the primary responsibility. In connection with its oversight responsibilities, the Committee meetings include, on a periodic basis, review and discussion with:

•	the Chief Financial Officer regarding the depth and breadth of the Company’s finance organization and strategy;

•	the Principal Accounting Officer regarding key accounting matters:

•	the General Auditor regarding internal controls and risk management;

•	the Treasurer regarding financial risk management, including insurance, foreign exchange agreements, hedges, swaps and other derivatives;

•	the Vice President of Tax primarily regarding key drivers of the effective tax rate and cash taxes paid as well as the tax regulatory landscape; and

•	the General Counsel regarding legal and regulatory matters.

Also, at least annually the Committee reviews and discusses with management and the General Auditor, the Company’s controls and procedures over certain sustainability data disclosed by it.

The independent registered public accounting firm, PricewaterhouseCoopers LLP, is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with accounting principles generally accepted in the United States and for issuing its report on the Company’s internal control over financial reporting.

In this context, the Committee has reviewed and discussed with management and PricewaterhouseCoopers LLP, the audited financial statements, the quarterly unaudited financial statements, matters relating to the Company’s internal control over financial reporting and the processes that support certifications of the financial statements by the Company’s Chief Executive Officer and Chief Financial Officer.

2025 Proxy Statement	79

Audit Committee Report

Among other items, the Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the standards of the PCAOB and the SEC. The Committee reviewed and discussed with PricewaterhouseCoopers LLP, the firm’s judgments as to the quality of the accounting principles applied in the Company’s financial reporting and the critical audit matters (‘‘CAMs’’) addressed in the audit and the relevant financial statement accounts or disclosures that relate to each CAM. The Committee has received from PricewaterhouseCoopers LLP the written disclosures and the letter required by applicable requirements of the PCAOB regarding the firm’s communications with the Committee concerning independence. The Committee has discussed with PricewaterhouseCoopers LLP their firm’s independence from the Company and its management. In addition, the Committee has received written materials addressing PricewaterhouseCoopers LLP’s internal quality control procedures and other matters as required by the NYSE listing standards.

Further, the Committee pre-approves and reviews audit, audit-related and permitted non-audit services provided by the independent registered public accounting firm and the related fees for such services pursuant to the Pre-Approval Policy. The Committee has pre-approved all services provided and fees charged by the independent registered public accounting firm to the Company and has concluded that such services are compatible with the auditors’ independence.

Additional information regarding certain Audit Committee processes and the Pre-Approval Policy may be found in the discussion of Agenda Item 3: Ratification of the Appointment of the Independent Registered Public Accounting Firm immediately preceding this report.

Relying on the reviews and discussions referred to above, the Committee recommended to the Board, and the Board approved, that the audited financial statements and management’s report on internal control over financial reporting be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, for filing with the U.S. Securities and Exchange Commission. The Committee has also selected PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the Company and its subsidiaries for 2025. The Board has concurred with that selection and has presented the matter to the stockholders of the Company for ratification.

This report is submitted by the Audit Committee.

Amy G. Brady

Ruby R. Chandy

Terrence R. Curtin

Eleuthère I. du Pont

Luther C. Kissam IV

Kurt B. McMaken

Steven M. Sterin (Chair)

80

Additional Information

Future Stockholder Proposals

If you satisfy the requirements of the rules and regulations of the SEC and wish to submit a proposal to be considered for inclusion in the Company’s proxy materials for the 2026 Annual Meeting of Stockholders of DuPont de Nemours, Inc. (“2026 Meeting”), pursuant to Rule 14a-8, please send it to the Office of the Corporate Secretary. Under Rule 14a-8 of the Exchange Act, these proposals must be received no later than the close of business on December 4, 2025.

Future Annual Meeting Business

Under the Company’s Bylaws, if you wish to raise items of proper business directly at an annual meeting, including director nominations outside of the proxy access process, other than stockholder proposals presented under Rule 14a-8 for inclusion in the Company’s proxy materials, you must give advance written notification to the Office of the Corporate Secretary. For the 2026 Meeting, written notice must be received by the Office of the Corporate Secretary between the close of business on December 4, 2025, and the close of business on January 3, 2026. However, as provided in the Bylaws, different deadlines apply if the 2026 Meeting is called for a date that is not within 30 days before or after the anniversary of the Annual Meeting. In that event, written notice must be received by the Office of the Corporate Secretary no earlier than the close of business on the 120th day prior to the 2026 Meeting and no later than the close of business on the later of the 90th day prior to the 2026 Meeting and the 10th day following the date on which public disclosure of the date of such meeting is first made by the Company. Such notices must comply with the procedural and content requirements of the Bylaws. If notice of a matter is not received within the applicable deadlines or does not comply with the Bylaws, the chair of the annual meeting may refuse to introduce such matter. If a stockholder does not meet these deadlines or, does not satisfy the requirements of Rule 14a-4 of the Exchange Act, the persons named as proxies will be allowed to use their discretionary voting authority when and if the matter is raised at the annual meeting. The full text of the Bylaws is available at https://www.investors.dupont.com/investors/dupont-investors/corporate-governance.

Future Director Nominees through Proxy Access

Under the Company’s Bylaws, if you wish to nominate a director through proxy access, you must give advance written notification to the Office of the Corporate Secretary. For the 2026 Meeting, written notice must be received by the Office of the Corporate Secretary between the close of business on November 4, 2025, and the close of business on December 4, 2025. Such notices must comply with the procedural and content requirements of the Bylaws. The full text of the Bylaws is available at https://www.investors.dupont.com/investors/dupont-investors/corporate-governance.

Multiple Stockholders with the Same Address

The SEC’s “householding” rules permit us to deliver only one notice or set of proxy materials to stockholders who share an address unless otherwise requested. This practice is designed to reduce printing and postage costs. If you are a registered stockholder and share an address with another stockholder and have received only one notice or one set of proxy materials, you may request a separate copy of these materials, and future materials, at no cost to you by writing to the Office of the Corporate Secretary at 974 Centre Road, CRP Building 730, Wilmington, DE 19805 or by calling 302-295-5783. Alternatively, if you are currently receiving multiple copies of the notice or the proxy materials at the same address and wish to receive a single copy in the future, you may contact the Office of the Corporate Secretary. If you hold your stock with a bank or broker, you may revoke your consent to householding at any time by contacting Broadridge Financial Solutions Inc., 51 Mercedes Way, Edgewood, NY 11717, or by calling 1-866-540-7095. If you are a registered stockholder receiving multiple copies at the same address or if you have a number of accounts at a single brokerage firm, you may submit a request to receive a single copy in the future by contacting the Office of the Corporate Secretary. If you hold your stock with a bank or broker, contact Broadridge Financial Solutions Inc. at the address and telephone number provided above. The Company will promptly deliver to a stockholder who received one copy of proxy materials as the result of householding, a copy of the materials upon the stockholder’s written or oral request to the Office of the Corporate Secretary.

2025 Proxy Statement	81

Additional Information

Electronic Delivery of Proxy Materials

Stockholders may request proxy materials be delivered to them electronically in 2026 by visiting https://enroll.icsdelivery.com/dd. This results in faster delivery of the documents and significant savings to the Company by reducing printing and mailing costs.

Copies of Proxy Materials and Annual Report

The Notice and Proxy Statement and Annual Report are posted on DuPont’s website at https://www.investors.dupont.com/investors/dupont-investors/filings-and-reports and at www.proxyvote.com.

Copies of Corporate Governance Documents

The Certificate of Incorporation, Bylaws, Corporate Governance Guidelines, Director Code of Conduct, Code of Financial Ethics, board committee charters and other governance documents are posted on DuPont’s website at https://www.investors.dupont.com/investors/dupont-investors/corporate-governance. Stockholders may receive printed copies of each of these documents without charge by contacting the Office of the Corporate Secretary, 974 Centre Road, CRP Building 730, Wilmington, DE 19805.

82

Appendix A

NON-GAAP RECONCILIATION

Non-GAAP Financial Measures

The tables below include information that does not conform to accounting principles generally accepted in the United States of America (“U.S. GAAP”) and are considered non-GAAP measures. Management uses the Financial Performance Measures defined below internally for planning, forecasting and evaluating the performance of the Company, including allocating resources. DuPont’s management believes these non-GAAP financial measures are useful to investors because they provide additional information related to the ongoing performance of DuPont to offer a more meaningful comparison related to future results of operations. These non-GAAP financial measures supplement disclosures prepared in accordance with U.S. GAAP and should not be viewed as an alternative to U.S. GAAP. Furthermore, such non-GAAP measures may not be consistent with similar measures provided or used by other companies. These Non-GAAP measures have been reconciled to U.S. GAAP based on the definitions provided and, if applicable, for the purposes of compensation, further adjusted for exclusions and discretionary items approved by the People and Compensation Committee (“P&CC”). As indicated below and discussed in the CD&A, in connection with 2023 STIP awards, at the request of Management, the P&CC reduced payout factors by 1.8% under the reallocation feature.

The historic Mobility & Material segment costs that are classified as discontinued operations include only direct operating expenses incurred prior to the November 1, 2022 M&M Divestiture and prior to the November 1, 2023 Delrin® Divestiture. Indirect costs, such as those related to corporate and shared service functions previously allocated to the M&M Businesses, do not meet the criteria for discontinued operations and remain reported within continuing operations. A portion of these indirect costs include costs related to activities the Company is performing post-closing of the M&M Divestiture and the Delrin® Divestiture and for which it is reimbursed (“Future Reimbursable Indirect Costs”). Future Reimbursable Indirect Costs are reported within continuing operations but are excluded from operating EBITDA as defined below. The remaining portion of these indirect costs is not subject to future reimbursement (“Stranded Costs”). Stranded Costs are reported within continuing operations in Corporate & Other and are included within Operating EBITDA.

The Compensation Performance Measures defined below and used in this Proxy Statement are non-GAAP financial measures. Generally, financial measures other than the Compensation Performance Measures are presented on the same basis as in the 2024 Annual Report on Form 10-K or the Company’s year-end 2024 earnings release included as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on February 11, 2025.

Financial Performance Measures

Adjusted Earnings is defined as income from continuing operations excluding the after-tax impact of significant items, after-tax impact of amortization expense of intangibles, the after-tax impact of non-operating pension / OPEB credits / costs and Future Reimbursable Indirect Costs.

Adjusted earnings per common share from continuing operations – diluted (“Adjusted EPS”) is defined as Adjusted Earnings per common share—diluted.

Operating EBITDA is defined as earnings (i.e., “Income from continuing operations before income taxes”) before interest, depreciation, amortization, non-operating pension / OPEB benefits / charges, and foreign exchange gains / losses, excluding Future Reimbursable Indirect Costs, and adjusted for significant items. Significant items are items that arise outside the ordinary course of the Company’s business that management believes may cause misinterpretation of underlying business performance, both historical and future, based on a combination of some or all of the item’s size, unusual nature and infrequent occurrence. Management classifies as significant items certain costs and expenses associated with integration and separation activities related to transformational acquisitions and divestitures as they are considered unrelated to ongoing business performance.

2025 Proxy Statement	A-1

Appendix A

Compensation Performance Measures Discussed in the Compensation Discussion & Analysis

Corporate adjusted earnings per common share – diluted (“Corporate Adjusted EPS”) is defined as earnings per common share from continuing operations – diluted, excluding the after-tax impact of significant items, after-tax impact of amortization expense of intangibles, the after-tax impact of non-operating pension / OPEB credits / costs and Future Reimbursable Indirect Costs and reduced for any exclusions and adjustments approved by the P&CC as further discussed above.

Segment Organic Revenue is defined as net sales excluding Corporate & Other, adjusted for the change in currency from 2024 budget forecast and the change in portfolio from 2024 budget forecast.

Segment Operating EBITDA is defined as earnings (i.e., income (loss) from continuing operations before income taxes) before interest, depreciation, amortization, non-operating pension / OPEB credits / costs, and foreign exchange gains / losses, excluding Future Reimbursable Indirect Costs, adjusted for significant items and to exclude the results of Corporate & Other, along with any adjustments approved by the P&CC as further discussed above. Significant items are items that arise outside the ordinary course of the Company’s business that management believes may cause misinterpretation of underlying business performance, both historical and future, based on a combination of some or all of the item’s size, unusual nature and infrequent occurrence. Management classifies as significant items certain costs and expenses associated with integration and separation activities related to transformational acquisitions and divestitures as they are considered unrelated to ongoing business performance.

Segment Adjusted Free Cash Flow is defined as cash provided by / (used for) operating activities from continuing operations less capital expenditures and excluding the impact of cash inflows / outflows that are unusual in nature and/or infrequent in occurrence that neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business liquidity adjusted to exclude the results of Corporate & Other. As a result, Segment Adjusted Free Cash Flow represents cash generated by Electronics & Industrial and Water & Protection businesses, excluding the impact of Corporate & Other that is available, after investing in the Company’s asset base, to fund obligations.

A-2

Appendix A

Significant Items Impacting Results (1)

Adjusted Earnings (Non-GAAP)

In Millions, Except per Share Amounts	Net Income

(Unaudited)	Year ended Dec. 31, 2024	Three months ended				Year ended Dec. 31, 2023	Year ended Dec. 31, 2022
		Dec. 31, 2024	Sep. 30, 2024	Jun. 30, 2024	Mar. 31, 2024

Reported Earnings (GAAP):	$743	(73)	472	169	175	$494	$1,008

- Significant Items:

Acquisition, integration and separation costs	(144)	(100)	(38)	(4)	(2)	(18)	(150)

Restructuring and asset-related charges – net	(65)	(15)	(16)	(5)	(29)	(111)	(47)

Inventory write-offs	(19)	1	(1)	—	(19)	—	—

Inventory step-up amortization	(1)	—	(1)	—	—	—	—

Goodwill impairment charges	—	—	—	—	—	(804)	—

Asset impairment charges	—	—	—	—	—	—	(65)

Gain on divestiture	—	—	—	—	—	7	61

Terminated Intended Rogers Acquisition financing fees	—	—	—	—	—	—	(5)

Loss on debt extinguishment	(57)	—	—	(57)	—	—	—

Interest rate swap mark-to-market (loss) gain	(106)	(224)	148	(30)	—	—	—

Interest rate swap amortization	(1)	—	(1)	—	—	—	—

Income tax related items	(131)	(102)	—	(29)	—	329	(52)

Employee Retention Credit	—	—	—	—	—	—	40

Total significant items	$(524)	(440)	91	(125)	(50)	$(597)	$(218)

- Amortization of intangibles	(460)	(113)	(116)	(116)	(115)	(468)	(459)

- Non-op pension / OPEB benefit credits (costs)	15	4	3	2	6	(7)	23

- Adjusted earnings exclusions	—	—	—	—	—	33	—

- Future reimbursable indirect costs	—	—	—	—	—	(4)	(40)

Adjusted earnings after additional exclusions & adjustments (Non-GAAP)	$1,712	476	494	408	334	$1,537	$1,702

2025 Proxy Statement	A-3

Appendix A

In Millions, Except per Share Amounts	EPS-DILUTED

(Unaudited)	Year ended Dec. 31, 2024	Three months ended				Year ended Dec. 31, 2023
		Dec. 31, 2024	Sep. 30, 2024	Jun. 30, 2024	Mar. 31, 2024

Reported Earnings (GAAP):	$1.77	(0.17)	1.13	0.40	0.41	$1.09

- Significant Items:

Acquisition, integration and separation costs	(0.34)	(0.24)	(0.09)	(0.01)	—	(0.04)

Restructuring and asset-related charges – net	(0.15)	(0.03)	(0.04)	(0.01)	(0.07)	(0.25)

Inventory write-offs	(0.05)	—	—	—	(0.05)	—

Goodwill impairment charges	—	—	—	—	—	(1.78)

Gain on divestiture	—	—	—	—	—	0.02

Loss on debt extinguishment	(0.14)	—	—	(0.14)	—	—

Interest rate swap mark-to-market (loss) gain	(0.26)	(0.53)	0.35	(0.07)	—	—

Income tax related items	(0.31)	(0.24)	—	(0.07)	—	0.73

Total significant items	$(1.25)	(1.04)	0.22	(0.30)	(0.12)	$(1.32)

- Amortization of intangibles	(1.09)	(0.27)	(0.28)	(0.28)	(0.27)	(1.04)

- Non-op pension / OPEB benefit credits (costs)	0.04	0.01	0.01	0.01	0.01	(0.02)

- Future reimbursable indirect costs	—	—	—	—	—	(0.01)

Adjusted Earnings per share from continuing operations—diluted (Non-GAAP)	$4.07	1.13	1.18	0.97	0.79	$3.48

(1)

See Note 23 to the Consolidated Financial Statements contained in the Company’s 2024 Annual Report on Form 10-K and the schedules to the Company’s Current Report on Form 8-K filed on February 11, 2025 for additional information related to significant items impacting results.

(2)

“Net income from continuing operations available for DuPont common stockholders.” The income tax effect on significant items is calculated based upon the enacted tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment.

(3)	“Earnings per common share from continuing operations – diluted.”
(4)	The 2023 adjusted earnings exclusions reflect the divested non-Core businesses and Spectrum acquisition.

A-4

Appendix A

Adjusted earnings after additional exclusions & adjustments (Non-GAAP)

In Millions, Except per Share Amounts	Net Income

(Unaudited)	Year ended Dec. 31, 2024	Three months ended				Year ended Dec. 31, 2023	Year ended Dec. 31, 2022
		Dec. 31, 2024	Sep. 30, 2024	Jun. 30, 2024	Mar. 31, 2024

Reported Earnings (GAAP):	$743	(73)	472	169	175	$494	$1,008

- Significant Items:

Acquisition, integration and separation costs	(144)	(100)	(38)	(4)	(2)	(18)	(150)

Restructuring and asset-related charges – net	(65)	(15)	(16)	(5)	(29)	(111)	(47)

Inventory write-offs	(19)	1	(1)	—	(19)	—	—

Inventory step-up amortization	(1)	—	(1)	—	—	—	—

Goodwill impairment charges	—	—	—	—	—	(804)	—

Asset impairment charges	—	—	—	—	—	—	(65)

Gain on divestiture	—	—	—	—	—	7	61

Terminated Intended Rogers Acquisition financing fees	—	—	—	—	—	—	(5)

Loss on debt extinguishment	(57)	—	—	(57)	—	—	—

Interest rate swap mark-to-market (loss) gain	(106)	(224)	148	(30)	—	—	—

Interest rate swap amortization	(1)	—	(1)	—	—	—	—

Income tax related items	(131)	(102)	—	(29)	—	329	(52)

Employee Retention Credit	—	—	—	—	—	—	40

Total significant items	$(524)	(440)	91	(125)	(50)	$(597)	$(218)

- Amortization of intangibles	(460)	(113)	(116)	(116)	(115)	(468)	(459)

- Non-op pension / OPEB benefit credits (costs)	15	4	3	2	6	(7)	23

- Future reimbursable indirect costs	—	—	—	—	—	(4)	(40)

- Adjusted earnings exclusions(4)	—	—	—	—	—	33	—

- Additional exclusions & adjustments approved by P&CC	27	21	28	(17)	(5)	—	51

Adjusted earnings after additional exclusions & adjustments (Non-GAAP)	$1,685	455	466	425	339	$1,537	$1,651

2025 Proxy Statement	A-5

Appendix A

In Millions, Except per Share Amounts	EPS-DILUTED

(Unaudited)	Year ended Dec. 31, 2024	Three months ended				Year ended Dec. 31, 2023
		Dec.31, 2024	Sep. 30, 2024	Jun. 30, 2024	Mar. 31, 2024

Reported Earnings (GAAP):	$1.77	(0.17)	1.13	0.40	0.41	$1.09

- Significant Items:

Acquisition, integration and separation costs	(0.34)	(0.24)	(0.09)	(0.01)	—	(0.04)

Restructuring and asset-related charges – net	(0.15)	(0.03)	(0.04)	(0.01)	(0.07)	(0.25)

Inventory write-offs	(0.05)	—	—	—	(0.05)	—

Goodwill impairment charges	—	—	—	—	—	(1.78)

Gain on divestiture	—	—	—	—	—	0.02

Loss on debt extinguishment	(0.14)	—	—	(0.14)	—	—

Interest rate swap mark-to-market (loss) gain	(0.26)	(0.53)	0.35	(0.07)	—	—

Income tax related items	(0.31)	(0.24)	—	(0.07)	—	0.73

Total significant items	$(1.25)	(1.04)	0.22	(0.30)	(0.12)	$(1.32)

- Amortization of intangibles	(1.09)	(0.27)	(0.28)	(0.28)	(0.27)	(1.04)

- Non-op pension / OPEB benefit credits (costs)	0.04	0.01	0.01	0.01	0.01	(0.02)

- Future reimbursable indirect costs	—	—	—	—	—	(0.01)

- Additional exclusions & adjustments approved by P&CC	0.06	0.05	0.07	(0.04)	(0.01)	—

Adjusted Earnings per share from continuing operations— diluted (Non-GAAP)	$4.01	1.08	1.11	1.01	0.80	$3.48

(1)

See Note 23 to the Consolidated Financial Statements contained in the Company’s 2024 Annual Report on Form 10-K and the schedules to the Company’s Current Report on Form 8-K filed on February 11, 2025 for additional information related to significant items impacting results.

(2)

“Net income from continuing operations available for DuPont common stockholders.” The income tax effect on significant items is calculated based upon the enacted tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment.

(3)	“Earnings per common share from continuing operations – diluted.”
(4)	The 2023 adjusted earnings exclusions reflect the divested non-Core businesses and Spectrum acquisition.

A-6

Appendix A

Reconciliation of “Income (loss) from continuing operations, net of tax” to “Operating EBITDA”

In Millions (Unaudited)	Year ended Dec. 31, 2024	Three months ended				Year ended Dec. 31, 2023
		Dec.31, 2024	Sep. 30, 2024	Jun. 30, 2024	Mar. 31, 2024

Income (loss) from continuing operations, net of tax (GAAP)	$778	(61)	480	176	183	$533

+ Provision for (benefit from) income taxes on continuing operations	414	104	106	120	84	(29)

Income from continuing operations before income taxes	$1,192	43	586	296	267	$504

+ Depreciation and amortization	1,194	299	306	298	291	1,147

- Interest income	73	18	14	21	20	155

+ Interest expense	364	83	86	99	96	396

- Non-operating pension / OPEB benefit credits (costs)	18	4	4	3	7	(9)

- Foreign exchange gains (losses), net	3	22	(19)	(4)	4	(73)

+ Future reimbursable indirect costs	—	—	—	—	—	7

- Significant items (charges) benefits	(488)	(426)	122	(125)	(59)	(961)

Operating EBITDA (Non-GAAP)	$3,144	807	857	798	682	$2,942

Reconciliation of “Income (loss) from continuing operations, net of tax” to “Segment Operating EBITDA”

In Millions (Unaudited)	Year ended Dec. 31, 2024	Three months ended				Year ended Dec. 31, 2023
		Dec. 31, 2024	Sep. 30, 2024	Jun. 30, 2024	Mar. 31, 2024

Income (loss) from continuing operations, net of tax (GAAP)	$778	(61)	480	176	183	$533

+ Provision for (benefit from) income taxes on continuing operations	414	104	106	120	84	(29)

Income from continuing operations before income taxes	$1,192	43	586	296	267	$504

+ Depreciation and amortization	1,194	299	306	298	291	1,147

- Interest income	73	18	14	21	20	155

+ Interest expense	364	83	86	99	96	396

- Non-operating pension / OPEB benefit credits (costs)	18	4	4	3	7	(9)

- Foreign exchange gains (losses), net	3	22	(19)	(4)	4	(73)

+ Future reimbursable indirect costs	—	—	—	—	—	7

- Significant items (charges) benefits	(488)	(426)	122	(125)	(59)	(961)

- Corporate & Other Operating EBITDA	67	(7)	26	35	13	82

- Additional exclusions & adjustments approved by the P&CC	(24)	6	(11)	(37)	19	105

Segment Operating EBITDA (Non-GAAP)	$3,101	808	842	800	651	$2,755

2025 Proxy Statement	A-7

Appendix A

Segment Operating EBITDA by Segment

In Millions (Unaudited)	Year ended Dec. 31, 2024	Three months ended
		Dec. 31, 2024	Sep. 30, 2024	Jun. 30, 2024	Mar. 31, 2024

Electronics & Industrial	$1,732	453	473	441	365

Water & Protection	1,369	355	369	359	286

Segment Operating EBITDA (Non-GAAP)	$3,101	808	842	800	651

Common Shares – Diluted

U.S. GAAP Share Count

In Millions (Unaudited)	Year ended Dec. 31, 2024	Three months ended				Year ended Dec. 31, 2023
		Dec. 31, 2024	Sep. 30, 2024	Jun. 30, 2024	Mar. 31, 2024

Weighted average common shares – basic	419.2	418.3	417.9	417.8	422.8	449.9

+ Dilutive effect of equity compensation plans	1.4	—	1.6	1.5	1.5	1.3

Weighted average common shares – diluted	420.6	418.3	419.5	419.3	424.3	451.2

Reconciliation of “Net Sales” to “Segment Organic Revenue”

In Millions (Unaudited)	Year ended Dec. 31, 2024	Three months ended
		Dec. 31, 2024	Sep. 30, 2024	Jun. 30, 2024	Mar. 31, 2024

Net sales (GAAP):	$12,386	3,092	3,192	3,171	2,931

- Corporate & Other Net Sales	1,033	227	259	272	275

- Currency	(43)	(19)	5	(16)	(15)

- Portfolio(1)	13	—	13	—	—

Segment Organic Revenue (Non-GAAP):	$11,383	2,884	2,915	2,915	2,671

(1)	The 2024 portfolio adjustments reflect the impact of the Donatelle Plastics acquisition.

Segment Organic Revenue by Segment

In Millions (Unaudited)	Year ended Dec. 31, 2024	Three months ended
		Dec. 31, 2024	Sep. 30, 2024	Jun. 30, 2024	Mar. 31, 2024

Electronics & Industrial	$5,940	1,514	1,536	1,517	1,374

Water & Protection	5,443	1,370	1,379	1,398	1,297

Segment Organic Revenue (Non-GAAP)	$11,383	2,884	2,915	2,915	2,671

A-8

Appendix A

Reconciliation of “Cash provided by operating activities – continuing operations” to “Segment Adjusted Free Cash Flow”

In Millions (Unaudited)	Year ended Dec. 31, 2024	Three months ended
		Dec. 31, 2024	Sep. 30, 2024	Jun. 30, 2024	Mar. 31, 2024

Cash provided by operating activities from continuing operations (GAAP)	$2,321	564	737	527	493

Capital expenditures	(579)	(161)	(109)	(102)	(207)

Other adjustments for Corporate & Other	391	147	28	152	64

Segment Adjusted Free Cash Flow (Non-GAAP)	$2,133	550	656	577	350

(1)

For company adjusted free cash flow from continuing operations, refer to the Consolidated Statement of Cash Flows included in the Company’s 2024 Annual Report on Form 10-K for major GAAP cash flow categories as well as further detail relating to the changes in “Cash provided by operating activities – continuing operations.”

(2)

Adjustments to cash provided by operating activities from continuing operations excludes Corporate & Other activity primarily related to $344 million of interest paid, $95 million of separation-related transaction costs net of payments, $67 million of earnings, $67 million of other asset and liability cash adjustments, $51 million of net pension benefit costs partially offset by $105 million of taxes paid, $88 million of restructuring costs, and $65 million of stock compensation costs.

Segment Adjusted Free Cash Flow by Segment

In Millions (Unaudited)	Year ended Dec. 31, 2024	Three months ended
		Dec. 31, 2024	Sep. 30, 2024	Jun. 30, 2024	Mar. 31, 2024

Electronics & Industrial	$1,142	300	350	281	211

Water & Protection	991	250	306	296	139

Segment Adjusted Free Cash Flow (Non-GAAP)	$2,133	550	656	577	350

2025 Proxy Statement	A-9

DUPONT DE NEMOURS, INC.

ATTN: OFFICE OF THE CORPORATE SECRETARY

974 CENTRE ROAD, CRP BUILDING 730

WILMINGTON, DE 19805

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on the cut-off date (see reverse side). Have your proxy card in hand when you access the website and follow the instructions to cast your vote.

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You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

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VOTE BY PHONE - 1-800-690-6903

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VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Votes must be received by the cut-off date (see reverse side).

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
V70965-Z89521-P27607	KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DUPONT DE NEMOURS, INC.

The Board of Directors recommends that you vote FOR all director nominees in Agenda Item 1 and FOR Agenda Items 2 and 3.

1.	Election of Directors

	Nominees:		For	Against	Abstain

	1a.	Amy G. Brady	☐	☐	☐

1b.	Edward D. Breen	☐	☐	☐

1c.	Ruby R. Chandy	☐	☐	☐

1d.	Terrence R. Curtin	☐	☐	☐

1e.	Alexander M. Cutler	☐	☐	☐

1f.	Eleuthère I. du Pont	☐	☐	☐

1g.	Kristina M. Johnson	☐	☐	☐

1h.	Luther C. Kissam IV	☐	☐	☐

1i.	Lori D. Koch	☐	☐	☐

1j.	James A. Lico	☐	☐	☐

1k.	Frederick M. Lowery	☐	☐	☐

			For	Against	Abstain

	1l.	Kurt B. McMaken	☐	☐	☐

	1m.	Steven M. Sterin	☐	☐	☐

2.	Advisory Resolution to Approve Executive Compensation		☐	☐	☐

3.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2025		☐	☐	☐

NOTE: The undersigned authorizes the proxies to vote in their discretion on such other matters as may properly come before the meeting or any adjournment thereof.

Please sign exactly as name appears hereon. Joint owners should each sign personally. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. All holders must sign. If a corporation, sign the full corporate name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Stockholders to be held May 22, 2025:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

YOUR VOTE IS IMPORTANT. PLEASE VOTE THE SHARES AS SOON AS POSSIBLE.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION,

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V70966-Z89521-P27607

DUPONT DE NEMOURS, INC.

Annual Meeting of Stockholders

May 22, 2025, 1:00 PM Eastern Time

This Proxy is Solicited on Behalf of the Board of Directors.

The undersigned hereby appoints A. M. Cutler and E. D. Breen, or any of them, each with power of substitution, as proxies for the undersigned to vote all shares of Common Stock of said Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on May 22, 2025, and any adjournment or postponement thereof, as hereinafter specified and, in their discretion, upon such other matters as may properly come before the Meeting. The undersigned hereby revokes all proxies previously given.

Such proxies are directed to vote as specified on the reverse side, or if no specification is made, FOR all director nominees in Agenda Item 1, and FOR Agenda Items 2 and 3, and to vote in accordance with their discretion on such other matters as may properly come before the Meeting and at any adjournment or postponement of the Meeting. To vote in accordance with the DuPont Board of Directors’ recommendations, just sign and date on the reverse side; no voting boxes need to be checked.

NOTICE TO PARTICIPANTS IN EMPLOYEES’ SAVINGS PLANS

If you are a participant in certain employee savings plans, a trustee for the relevant employee savings plan may vote, as directed by the plan fiduciary or by an independent fiduciary selected by the plan fiduciary, all shares held in the plan for which no voting instructions are received. Other shares owned by you will be voted only if you sign and return a proxy card or vote by Internet or telephone.

The cut-off date for shares held in employee savings plans is May 19, 2025. The cut-off date for all other shares is May 21, 2025.

Continued and to be signed on reverse side